As filed with the Securities and Exchange Commission on  September 26, 2001
                                                      Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ______________________

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                             ______________________

                                PMC-SIERRA, INC.
             (Exact name of Registrant as specified in its charter)
                             ______________________

          Delaware                                               94-2925073
(State or other jurisdiction of   3975 Freedom Circle        (I.R.S. Employer
 incorporation or organization)      Santa Clara,         Identification Number)
                                   California 95054
                                    (408) 988-8276

       (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                             ______________________

                                Robert L. Bailey
             President, Chief Executive Officer and Chairman of the
                               Board of Directors
                          Santa Clara, California 95054
                                 (408) 988-8276
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                             ______________________

                                    Copy to:
                                   Neil Wolff
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                           Palo Alto, California 94304
                                 (650) 493-9300
                             ______________________

   Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.[X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]
                             ______________________

                                                 Calculation of Registration Fee

======================================================== ================== =================== ==================== ===============
           Title of Each Class of Securities               Amount to be      Proposed Maximum    Proposed Maximum      Amount of
                    to be Registered                        Registered        Offering Price    Aggregate Offering    Registration
                                                                             Per Security(1)         Price(1)             Fee
-------------------------------------------------------- ------------------ ------------------- -------------------- ---------------
-------------------------------------------------------- ------------------ ------------------- -------------------- ---------------
3.75% Convertible Subordinated Notes due 2006........     $275,000,000             74.2%           $204,050,000        $51,012.50
-------------------------------------------------------- ------------------ ------------------- -------------------- ---------------
-------------------------------------------------------- ------------------ ------------------- -------------------- ---------------
Common stock, $0.001 par value (2)...................        6,480,650 (3)         (3)                  (3)               (4)
======================================================== ================== =================== ==================== ===============


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), based upon the average bid and asked prices of the Convertible Subordinated Notes due 2006 on the PORTAL Market on September 25, 2001.
(2) Includes preferred share purchase rights which, prior to the occurrence of certain events, will not be exercisable or evidenced separately from the common stock.
(3) Includes 6,480,650 shares of common stock initially upon conversion of the notes at the initial conversion price of approximately $42.43 per share of common stock. Pursuant to Rule 416 under the Securities Act, such number of shares of common stock registered hereby shall include an indeterminate number of shares of common stock that may be issued in connection with a stock split, stock dividend, recapitalization or similar event.
(4) Pursuant to Rule 457(i), there is no additional filing fee with respect to the shares of common stock issuable upon conversion of the notes because no additional consideration will be received in connection with the exercise of the conversion privilege.
                             _____________________

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.




                SUBJECT TO COMPLETION, DATED SEPTEMBER 26, 2001


                                PMC-SIERRA, INC.

                                  $275,000,000

          3.75% Convertible Subordinated Notes Due August 15, 2006 and the Common Stock Issuable Upon Conversion of the Notes


         We issued the notes in a private placement in August 2001. This prospectus will be used by selling securityholders to resell their notes and the common stock issuable upon conversion of their notes. We will not receive any proceeds from this offering.

         You may convert the notes into shares of our common stock at any time before their maturity unless we have previously redeemed or repurchased them. The notes will be due on August 15, 2006. The conversion rate is 23.5660 shares per each $1,000 principal amount of notes, subject to adjustment in certain circumstances. This is equivalent to an initial conversion price of approximately $42.43 per share.

         We will pay interest on the notes on February 15 and August 15 of each year. The first interest payment will be made on February 15, 2002. The notes are subordinated in right of payment to all of our existing and future senior debt and are also effectively subordinated in right of payment to all indebtedness and other liabilities of our subsidiaries.

         We may redeem, subject to certain conditions described in this prospectus, some or all of the notes at any time before August 19, 2004 at a redemption price of $1,000 per $1,000 principal amount of notes, plus accrued and unpaid interest, if any, to the redemption date. We will make an additional payment either in cash or in our common stock or a combination of cash and common stock with respect to the notes called for provisional redemption in an amount equal to $113.4375 per $1,000 principal amount of notes, less the amount of any interest actually paid on the notes before the date of redemption. On or after August 19, 2004, we have the option to redeem all or a portion of the notes that have not been previously converted at the redemption prices set forth in this prospectus. In the event of a change in control, as described in this prospectus, you may require us to repurchase any notes held by you.

         The notes are not listed on any securities exchange or included in any automated quotation system. The notes are eligible for trading on The Portal(SM) Market of the National Association of Securities Dealers, Inc. Our common stock is quoted on the Nasdaq National Market System under the symbol "PMCS". On September 24, 2001, the last reported sale price for our common stock on the Nasdaq National Market was 15.50 per share.

         The securities offered hereby involve a high degree of risk. See "Risk Factors" beginning on page 7.
                             ______________________

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                   This prospectus is dated September___, 2001


                                TABLE OF CONTENTS

                                                                            Page
                                                                            ____

WHERE YOU CAN FIND MORE INFORMATION..........................................ii
SUMMARY.......................................................................3
RISK FACTORS..................................................................7
USE OF PROCEEDS...............................................................9
RATIO OF EARNINGS TO FIXED CHARGES............................................9
DESCRIPTION OF NOTES.........................................................11
DESCRIPTION OF CAPITAL STOCK.................................................28
CERTAIN FEDERAL INCOME TAX CONSIDERATIONS....................................31
SELLING SECURITYHOLDERS......................................................38
PLAN OF DISTRIBUTION.........................................................40
LEGAL MATTERS................................................................41
EXPERTS......................................................................42




                       WHERE YOU CAN FIND MORE INFORMATION

         We file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"), in accordance with the Securities Exchange Act of 1934. You may read and copy our reports, proxy statements and other information filed by us at the public reference facilities of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information about the public reference rooms. Our reports, proxy statements and other information filed with the Commission are available to the public over the Internet at the Commission's World Wide Web site at http://www.sec.gov.

         The Commission allows us to "incorporate by reference" into this prospectus the information we filed with the Commission. This means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. Information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until our offering is complete:

         - Our Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

         - Our Quarterly Reports on Form 10-Q for the quarters ended April 1, 2001 and July 1, 2001; and

         - Our Current Reports on Form 8-K filed on August 7, 2000, October 3, 2000, April 30, 2001, July 31, 2001, August 1, 2001 and August 3,
           2001.

         You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

         PMC-Sierra, Inc.
         3975 Freedom Circle
         Santa Clara, California 95054
         Attention:  Manager, Investor Relations
         Telephone:  (408) 988-8276

         You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus.


                                   SUMMARY

         The following summary is qualified in its entirety by the more detailed information appearing elsewhere or incorporated by reference in this prospectus. Documents incorporated by reference form an integral part of this prospectus. Prospective investors should consider carefully the information set forth in this prospectus under the heading "Risk Factors". Unless the context otherwise requires, the terms "we", "us", "our", and "PMC" refer to PMC-Sierra, Inc., a Delaware corporation.

                                PMC-Sierra, Inc.

         We are a provider of high-performance semiconductor networking solutions. Our products are used in high-speed transmission and networking systems that are being used to restructure the global telecommunications and data communications infrastructure. Our products are designed to comply with major networking standards and provide architectural solutions that enable the more efficient transmission of networking traffic.

         Internet users are demanding to transmit more information at faster speeds using more sophisticated applications. Network bandwidth suppliers such as incumbent telephone companies, new data centric competitive carriers and competitive local exchange carriers are building new networks to address the demand for the transmission of more information at faster speeds.

         Our overall strategy is to provide networking equipment manufacturers with semiconductor solutions that address a broad range of products and applications. Our approach is as follows:

         - Address a number of classes of broadband networking equipment;

         - Provide a selection of specialized semiconductor products within each networking function;

         - Provide a selection of products that address multiple networking functions; and

         - Develop or acquire new technologies and products in anticipation of our customers' needs.

         Our products perform both common and very complex networking functions required by internet infrastructure equipment. We design our products for a wide variety of networking equipment types, including Wide Area Network, or WAN, access equipment, WAN transmission and switching equipment and Local Area Network, or LAN, equipment.

         We sell our products directly and through distributors, independent manufacturers' representatives and manufacturing subcontractors.

         Our principal offices are located at 3975 Freedom Circle, Santa Clara, California 95054. Our telephone number at this location is (408) 988-8276.



                                  THE OFFERING


Securities offered........   $275,000,000  aggregate  principal  amount of 3.75%
                             Convertible Subordinated Notes due August 15, 2006, and shares of common stock issuable upon conversion of the notes.

Interest..................   We will pay interest on the notes  semi-annually on
                             February 15 and August 15 of each year,  commencing
                             February 15, 2002.

Conversion................   You have the  option  to  convert  the  notes  into
                             shares of our common stock at a conversion  rate of
                             23.5660 shares of common stock per $1,000 principal
                             amount  of  notes,   which  is   equivalent   to  a
                             conversion price of approximately $42.43 per share.
                             The conversion rate is subject to adjustment.

                             You may convert the notes at any time before the close of business on August 15, 2006, unless we have previously redeemed or repurchased the notes; provided, however, that if a note is called for redemption or repurchase, you will be entitled to convert the note at any time before the close of business on the date immediately preceding the date fixed for redemption or repurchase, as the case may be. See "Description of the Notes--Conversion Rights".

Subordination.............   The  notes  are  subordinated  to our  present  and
                             future  "senior  debt",  as that term is defined in
                             "Description  of the  Notes -  Subordination".  The
                             notes are also effectively subordinated in right of
                             payment to all indebtedness  and other  liabilities
                             of  our  subsidiaries.  As of  July  1,  2001,  the
                             aggregate  amount of our outstanding  "senior debt"
                             was approximately  $6.8 million,  and the aggregate
                             amount of indebtedness and other liabilities of our
                             subsidiaries  was   approximately   $145.3  million
                             (excluding intercompany liabilities). The indenture under which the notes were issued does not restrict the incurrence of "senior debt" by us or the incurrence of other indebtedness or liabilities by us or any of our subsidiaries. See "Description of Notes--Subordination".

Provisional redemption....   We may redeem the  notes,  in whole or in part,  at
                             any time  before  August 19,  2004 at a  redemption
                             price equal to $1,000 per $1,000  principal  amount
                             of notes to be  redeemed  plus  accrued  and unpaid
                             interest,  if any, to the date of redemption if the
                             closing price of our common stock has exceeded 150%
                             of the conversion price then in effect for at least
                             20 trading days in any  consecutive  30-day trading
                             period ending on the trading day before the date of
                             mailing of the provisional  redemption notice. Upon
                             any  provisional   redemption,   we  will  make  an
                             additional  payment in cash or in our common  stock
                             or a  combination  of cash and  common  stock  with
                             respect to the notes  called for  redemption  in an
                             amount  equal to  $113.4375  per  $1,000  principal
                             amount of notes,  less the  amount of any  interest
                             paid on the note. We will be obligated to make this
                             additional   payment   on  all  notes   called  for
                             provisional   redemption,   including   any   notes
                             converted after the notice date. See "Description of Notes--Optional Redemption by PMC--Provisional
                             Redemption".

Non-provisional redemption.  We may redeem the notes, at our option, in whole or in part, on or after August 19, 2004, at the redemption prices set forth in this prospectus plus accrued and unpaid interest to, but excluding, the redemption date. See "Description of Notes--Optional Redemption by PMC--Non-Provisional Redemption".

Repurchase  at option of
holders  upon a change in
control...................   Upon a "change in control", as that term is defined
                             in "Description of the  Notes--Repurchase at Option
                             of Holders Upon a Change in Control", you will have
                             the  right,   subject  to  certain  conditions  and
                             restrictions,  to  require  us to  repurchase  your
                             notes,  in  whole  or in  part,  at 100%  of  their
                             principal  amount,  together with interest  accrued
                             but unpaid to, but excluding,  the repurchase date.
                             The repurchase  price is payable in cash or, at our
                             option,  and  subject  to  certain  conditions,  in
                             shares of common  stock.  If we pay the  repurchase
                             price in common  stock,  the  common  stock will be
                             valued at 95% of the average  closing  sales prices
                             of the  common  stock  for the  five  trading  days
                             preceding and including the third trading day prior
                             to  the  repurchase   date.  See   "Description  of
                             Notes--Repurchase  at  Option  of  Holders  Upon  a
                             Change in Control".

Use of proceeds...........   We will not  receive any of the  proceeds  from the
                             sale by any selling securityholder of the notes or the underlying common stock into which the notes may be converted.

Events of default.........   The  following  will be events of default under the
                             indenture for the notes:


                             - we fail to pay principal of or any premium on any note when due, whether or not the payment is prohibited by the subordination provisions of the indenture;

                             - we fail to pay any interest, including liquidated damages, on any note when due and that default continues for 30 days, whether or not the payment is prohibited by the subordination provisions of the indenture;


                             - we fail to provide the notice that we are required to give in the event of a "change in control", whether or not the notice is prohibited by the subordination provisions of the indenture;


                             - we fail to perform any other covenant in the indenture and that failure continues for 60 days after written notice to us by the trustee or the holders of at least 25% in aggregate principal amount of outstanding notes;



                             - we or any of our significant subsidiaries fail to pay when due, either at its maturity or upon acceleration thereof, any indebtedness under any bonds, debentures, notes or other evidences of indebtedness for money borrowed (or any guarantee thereof) in excess of $40 million if the indebtedness is not discharged, or the acceleration is not annulled, within 30 days after written notice to us by the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes; and


                             - events of bankruptcy, insolvency or reorganization with respect to us or any of our significant subsidiaries specified in the indenture.

                 See "Description of Notes - Events of Default".

PORTAL  trading  of  notes;
 Listing of common stock...  The notes are  eligible for trading on The PortalSM
                             Market of the National Association of Securities Dealers, Inc. The common stock is quoted on the Nasdaq National Market under the symbol "PMCS".

                                  Risk Factors

         You should read the "Risk Factors" section, beginning on page 7 of this prospectus, in conjunction with the risk factors contained in documents incorporated by reference in this prospectus, so that you understand the risks associated with an investment in the notes and the underlying shares of common stock.

                       Ratio of Earnings to Fixed Charges

         The ratio of earnings to fixed charges for each of the periods indicated is as follows:


                                                    Six Months Ended                   Fiscal Year Ended
                                                       June 30(1)                        December 31(2)
                                                    ----------------      --------------------------------------------
                                                     2001       2000      2000      1999       1998     1997      1996
                                                    ------     -----      ----      ----       ----     ----      ----

Ratio of earnings to fixed charges..............       -       63.5x      50.9x     45.3x      1.6x     19.2x       -

--------------
(1) Our second quarter of 2001 and 2000 ended on July 1 and June 25, respectively. The reference to June 30 has been used as the fiscal quarter end for ease of presentation.

(2) Our fiscal year ends on the last Sunday of the calendar year. The reference to December 31 has been used as the fiscal year end for ease of presentation.

         For the purposes of computing the ratio of earnings to fixed charges, earnings consist of income (loss) before provision for income taxes plus fixed charges. Fixed charges consist of interest charges and that portion of rental expense that we believe to be representative of interest. Earnings, as defined, were not sufficient to cover fixed charges by $298.7 million for the six months ended June 30, 2001 and by $42.7 million for the year ended December 31, 1996.


                                  RISK FACTORS

         In addition to the other information contained or incorporated by reference in this prospectus, you should carefully consider the following risk factors in evaluating an investment in the notes and the common stock issuable upon conversion of the notes. Our reports filed with the Commission (which are incorporated by reference into this prospectus), such as our annual report on Form 10-K and our quarterly reports on Form 10-Q, contain risk factors pertaining to our business and our results of operations and financial condition. These risk factors are commonly found in our reports under the heading "Factors That You Should Consider Before Investing in PMC-Sierra". The risk factors provided below relate specifically to the holders of notes and should be read together with the risk factors in our reports filed with the Commission.

         This prospectus includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements contained or incorporated by reference in this prospectus other than statements of historical fact are "forward-looking statements" for purposes of these provisions, including any statements of the plans and objectives for future operations and any statement of assumptions underlying any of the foregoing. In some cases, forward-looking statements can be identified by the use of terminology such as "may", "will", "expects", "plans", "anticipates", "estimates", "potential", or "continue", or the negative thereof or other comparable terminology. Our actual results could differ materially from these projected or assumed in these forward-looking statements because of risks and uncertainties, including risks and uncertainties described in the risk factors below and elsewhere in this prospectus. We assume no obligation to update any such forward-looking statement or reason why actual results might differ.



We have significantly increased our leverage as a result of the sale of the notes.

         In connection with the sale of the notes, we incurred $275.0 million of indebtedness. As a result of this indebtedness, our principal and interest payment obligations will increase substantially. The degree to which we are leveraged could materially and adversely affect our ability to obtain financing for working capital, acquisitions or other purposes and could make us more vulnerable to industry downturns and competitive pressures. Our ability to meet our debt service obligations will be dependent upon our future performance, which will be subject to financial, business and other factors affecting our operations, many of which are beyond our control.

The notes rank below our senior debt and liabilities of our subsidiaries, and we may be unable to repay our obligations under the notes.

         The notes are unsecured and subordinated in right of payment to all of our senior debt, as defined in this prospectus, including senior debt we may incur in the future. Because the notes are subordinate to senior debt, in the event of (1) our bankruptcy, liquidation or reorganization, (2) acceleration of the notes due to an event of default under the indenture or (3) certain other events, we will make payments on the notes only after we have satisfied all of our senior debt obligations. We may not have sufficient assets remaining to pay amounts on any or all of the notes.

         In addition, our right to receive assets of any subsidiaries upon their liquidation or reorganization, and the rights of the holders of the notes to share in those assets, would be subject to the satisfaction of claims of the subsidiaries' creditors. Consequently, the notes will be subordinate to all liabilities, including trade payables, of any of our subsidiaries and any subsidiaries that we may in the future acquire or establish. Substantially all of our business is currently conducted through our subsidiaries, and we expect this to continue. As a result, we expect the notes to be junior to substantially all of our future liabilities.

         The notes are our obligations exclusively. The indenture for the notes does not limit our ability to incur senior debt, or our ability or that of any of our presently existing or future subsidiaries, to incur other indebtedness and other liabilities. We may have difficulty paying our obligations under the notes if we, or any of our subsidiaries, incur additional indebtedness or liabilities. As of July 1, 2001, we had approximately $6.8 million of senior debt outstanding and the aggregate amount of indebtedness and other liabilities of our subsidiaries was approximately $145.3 million (excluding intercompany liabilities). We and our subsidiaries may incur additional indebtedness, including senior debt, which could adversely affect our ability to pay our obligations under the notes. We expect that a majority of our future liabilities will be either senior debt or debt of our subsidiaries.

We may be unable to repay or repurchase the notes.

         At maturity, the entire outstanding principal amount of the notes will become due and payable by us. In addition, if a "change in control", as defined in the indenture, occurs, each holder of the notes may require that we repurchase all or a portion of that holder's notes. We cannot assure you that we will have sufficient funds or will be able to arrange for additional financing to pay the principal amount or repurchase price due. Under the terms of the indenture for the notes, we may elect, if we meet certain conditions, to pay the repurchase price with shares of common stock. Any future borrowing arrangements or agreements relating to senior debt to which we become a party may contain restrictions on, or prohibitions against, our repayment or repurchase of the notes. In the event that the maturity date or "change in control" occurs at a time when we are prohibited from repaying or repurchasing the notes, we could attempt to obtain the consent of the lenders under those arrangements to purchase the notes or we could attempt to refinance the borrowings that contain the restrictions. If we do not obtain the necessary consents or refinance these borrowings, we will be unable to repay or repurchase the notes. In that case, our failure to repay the notes at maturity or repurchase any tendered notes would constitute an event of default under the indenture. Any such default, in turn, may cause a default under the terms of our senior debt. As a result, in such circumstances, the subordination provisions of the indenture would, absent a waiver, prohibit the repayment or repurchase of the notes until we pay the senior debt in full.

Our stock price has been volatile and our stock price and the price of the notes may fluctuate in the future.

         In the past, our common stock price has fluctuated significantly. This could continue as we or our competitors announce new products, our customers' results fluctuate, conditions in the networking or semiconductor industry change or investors change their sentiment toward technology stocks.

         In addition, fluctuations in our stock price and our price-to-earnings multiple may have made our stock attractive to momentum, hedge or day-trading investors who often shift funds into and out of stocks rapidly, exacerbating price fluctuations in either direction particularly when viewed on a quarterly basis.

There may be no public market for the notes.

         There is no established public trading market for the notes. At the time of the original issuance of the notes in August 2001, the initial purchaser of the notes advised us that it intended to make a market in the notes. However, the initial purchaser is not obligated to do so and may discontinue its market-making activities at any time without notice. Consequently, we cannot ensure that any market for the notes will develop, or if one does develop, that it will be maintained. If an active market for the notes fails to develop or be sustained, the trading price of the notes could be materially and adversely affected. We do not intend to apply for listing of the notes on any securities exchange or any automated quotation system.

Securities we issue to fund our operations could dilute your ownership.

         We may decide to raise additional funds through public or private debt or equity financing to fund our operations. If we raise funds by issuing equity securities, the percentage ownership of current stockholders will be reduced and the new equity securities may have rights prior to those of the common stock issuable upon conversion of the notes. We may not obtain sufficient financing on terms that are favorable to you or us. We may delay, limit or eliminate some or all of our proposed operations if adequate funds are not available.

Provisions in our charter documents and Delaware law and our adoption of a stockholder rights plan may delay or prevent acquisition of us, which could decrease the value of our common stock and, therefore, of the notes.

         Our certificate of incorporation and bylaws and Delaware law contain provisions that could make it harder for a third party to acquire us without the consent of our board of directors. Delaware law also imposes some restrictions on mergers and other business combinations between us and any holder of 15% or more of our outstanding common stock. In addition, our board of directors has the right to issue preferred stock without stockholder approval, which could be used to dilute the stock ownership of a potential hostile acquirer. Although we believe these provisions of our certificate of incorporation and bylaws and Delaware law and our stockholder rights plan will provide for an opportunity to receive a higher bid by requiring potential acquirers to negotiate with our board of directors, these provisions apply even if the offer may be considered beneficial by some stockholders.

         Our board of directors adopted a stockholder rights plan, pursuant to which we declared and paid a dividend of one right for each share of common stock held by stockholders of record as of May 25, 2001. Unless redeemed by us prior to the time the rights are exercised, upon the occurrence of certain events, the rights will entitle the holders to receive upon exercise thereof shares of our preferred stock, or shares of an acquiring entity, having a value equal to twice the then-current exercise price of the right. The issuance of the rights could have the effect of delaying or preventing a change in control of us.


                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale by any selling securityholder of the notes or the underlying common stock issuable upon conversion of the notes.

                       RATIO OF EARNINGS TO FIXED CHARGES

         The ratio of earnings to fixed charges for each of the periods indicated is as follows:


                                                    Six Months Ended                    Fiscal Year Ended
                                                        June 30(1)                        December 31(2)
                                                    -----------------    ----------------------------------------------
                                                     2001       2000      2000      1999       1998     1997      1996
                                                    ------     ------    ------    ------     ------   ------    ------

Ratio of earnings to fixed charges..............      --        63.5x     50.9x     45.3x       1.6x    19.2x      --


-----------------
(1) Our second quarter of 2001 and 2000 ended on July 1 and June 25, respectively. The reference to June 30 has been used as the fiscal quarter end for ease of presentation.
(2) Our fiscal year ends on the last Sunday of the calendar year. The reference to December 31 has been used as the fiscal year end for ease of presentation.

         For the purposes of computing the ratio of earnings to fixed charges, earnings consist of income (loss) before provision for income taxes plus fixed charges. Fixed charges consist of interest charges and that portion of rental expense that we believe to be representative of interest. Earnings, as defined, were not sufficient to cover fixed charges by $298.7 million for the six months ended June 30, 2001 and by $42.7 million for the year ended December 31, 1996.


                              DESCRIPTION OF NOTES

         The notes were issued under an indenture between us and State Street Bank and Trust Company of California, N.A., as trustee. Because this section is a summary, it does not describe every aspect of the notes and the indenture. The following summaries of certain provisions of the indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the detailed provision of the notes and the indenture, including the definitions of certain terms used in the indenture. We urge you to read the indenture because it defines your rights as a holder of the notes.

General

         The notes are general, unsecured obligations of PMC-Sierra, Inc. The notes are subordinated, which means that they rank behind certain of our indebtedness as described below. The notes are limited to $275,000,000 aggregate principal amount. We are required to repay the principal amount of the notes in full on August 15, 2006, unless we have previously redeemed or repurchased them.

         The notes bear interest at 3.75% per annum from the date of original issuance, August 6, 2001. We will pay interest on the notes on February 15 and August 15 of each year, commencing on February 15, 2002. Interest payable per $1,000 principal amount of notes for the period from August 6, 2001 to February 15, 2002 will be $19.6875.

         You may convert the notes into shares of our common stock initially at the conversion rate stated on the front cover of this prospectus at any time before the close of business on August 15, 2006, unless the notes have been previously redeemed or repurchased. Holders of notes called for redemption or submitted for repurchase will be entitled to convert the notes up to and including the business day immediately preceding the date fixed for redemption or repurchase, as the case may be. The conversion rate may be adjusted as described below.

         We may redeem the notes at our option at any time on or after August 19, 2004, in whole or in part, at the redemption prices set forth below under "--Optional Redemption by PMC", plus accrued and unpaid interest to, but excluding, the redemption date. If there is a change in control of us, you will have the right to require us to repurchase your notes as described below under "--Repurchase at Option of Holders Upon a Change in Control". We may redeem some or all of the notes at any time before August 19, 2004 at a redemption price of $1,000 per $1,000 principal amount of notes, plus accrued and unpaid interest, if any, to the redemption date, if the closing price of our common stock has exceeded 150% of the conversion price then in effect for at least 20 trading days within a period of 30 consecutive trading days ending on the trading day before the date of mailing of the provisional redemption notice. We will make an additional payment in cash or in our common stock or a combination of cash and common stock with respect to the notes called for provisional redemption in an amount equal to $113.4375 per $1,000 principal amount of notes, less the amount of any interest paid on the notes.

Form, Denomination, Transfer, Exchange and Book-Entry Procedures

       The notes are issued:

        -  only in fully registered form;

        -  without interest coupons; and

        -  in denominations of $1,000 and greater multiples.


         The notes are currently evidenced by one global note, that has been deposited with the trustee as custodian for the Depositary Trust Company, or DTC, and registered in the name of Cede & Co., as nominee of DTC. The global note and any notes issued in exchange for the global note will be subject to restrictions on transfer and will bear a legend regarding those restrictions. Except as set forth below, record ownership of the global note may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.

         The global note will not be registered in the name of any person, or exchanged for notes that are registered in the name of any person, other than DTC or its nominee unless either of the following occurs:

        - DTC notifies us that it is unwilling, unable or no longer qualified to continue acting as the depositary for the global note; or

        - an event of default with respect to the notes represented by the global note has occurred and is continuing.

In those circumstances, DTC will determine in whose names any securities issued in exchange for the global note will be registered.

         DTC or its nominee will be considered the sole owner and holder of the global note for all purposes, and as a result:

        - you cannot get notes registered in your name if they are represented by the global note;

        - you cannot receive physical certificated notes in exchange for your beneficial interest in the global notes;

        - you will not be considered to be the owner or holder of the global note or any note it represents for any purpose; and

        -  all payments on the global note will be made to DTC or its nominee.


         The laws of some jurisdictions require that certain kinds of purchasers, such as insurance companies, can only own securities in definitive certificated form. These laws may limit your ability to transfer your beneficial interests in the global note to these types of purchasers.

         Only institutions, such as a securities broker or dealer, that have accounts with DTC or its nominee (called participants) and persons that may hold beneficial interests through participants can own a beneficial interest in the global note. The only place where the ownership of beneficial interests in the global note will appear and the only way the transfer of those interests can be made will be on the records kept by DTC (for their participants' interests) and the records kept by those participants (for interests of persons held by participants on their behalf).

         Secondary trading in bonds and notes of corporate issuers is generally settled in clearinghouse (that is, next-day) funds. In contrast, beneficial interests in a global note usually trade in DTC's same-day funds settlement system, and settle in immediately available funds. We make no representations as to the effect that settlement in immediately available funds will have on trading activity in those beneficial interests.

         We will make cash payments of interest on and principal of and the redemption or repurchase price of the global note, as well as any payment of liquidated damages, to Cede, the nominee for DTC, as the registered owner of the global note. We will make these payments by wire transfer of immediately available funds on each payment date.

         We have been informed that DTC's practice is to credit participants' accounts on the payment date with payments in amounts proportionate to their respective beneficial interests in the notes represented by the global note as shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that payment date. Payments by participants to owners of beneficial interests in notes represented by the global note held through participants will be the responsibility of those participants, as is now the case with securities held for the accounts of customers registered in street name.

         We will send any redemption notices to Cede. We understand that if less than all the notes are being redeemed, DTC's practice is to determine by lot the amount of the holdings of each participant to be redeemed.

         We also understand that neither DTC nor Cede will consent or vote with respect to the notes. We have been advised that under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede's consenting or voting rights to those participants to whose accounts the notes are credited on the record date identified in a listing attached to the omnibus proxy.

         Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants, the ability of a person having a beneficial interest in the principal amount represented by the global note to pledge the interest to persons or entities that do not participate in the DTC book-entry system, or otherwise take actions in respect of that interest, may be affected by the lack of a physical certificate evidencing its interest.

         DTC has advised us that it will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange) only at the direction of one or more participants to whose account with DTC interests in the global note are credited and only in respect of such portion of the principal amount of the notes represented by the global note as to which such participant or participants has or have given such direction.

         DTC has also advised us as follows:


         - DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the Uniform Commercial Code, as amended, and a clearing agency registered pursuant to the provisions of Section 17A of the Exchange Act;

         - participants include securities brokers and dealers, banks, trust companies and clearing-corporations and may include certain other organizations;

         - certain participants, or their representatives, together with other entities, own DTC; and

         - indirect access to the DTC System is available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

         The policies and procedures of DTC, which may change periodically, will apply to payments, transfers, exchanges and other matters relating to beneficial interests in the global note. We and the trustee have no responsibility or liability for any aspect of DTC's or any participants' records relating to beneficial interests in the global note, including for payments made on the global note. Further, we and the trustee are not responsible for maintaining, supervising or reviewing any of those records.

Conversion Rights

         You have the option to convert any portion of the principal amount of any note that is an integral multiple of $1,000 into shares of our common stock at any time on or prior to the close of business on August 15, 2006, unless the notes have been previously redeemed or repurchased. The initial conversion rate equals 23.5660 shares per $1,000 principal amount of notes, as shown on the cover page of this prospectus. The conversion rate is equivalent to a conversion price of approximately $42.43 per share. Your right to convert a note called for redemption or delivered for repurchase will terminate at the close of business on the business day immediately preceding the redemption date or repurchase date for that note, unless we default in making the payment due upon redemption or repurchase.

         You may convert all or part of any note by delivering the note at the Corporate Trust Office of the trustee in the Borough of Manhattan, The City of New York, accompanied by a duly signed and completed conversion notice, a copy of which may be obtained by the trustee. The conversion date will be the date on which the note and the duly signed and completed conversion notice are so delivered.

         As promptly as practicable on or after the conversion date, we will issue and deliver to the trustee a certificate or certificates for the number of full shares of our common stock issuable upon conversion, together with payment in lieu of any fraction of a share. The certificate will then be sent by the trustee to the conversion agent for delivery to the holder. The shares of our common stock issuable upon conversion of the notes will be fully paid and nonassessable and will rank equally with the other shares of our common stock.

         If you surrender a note for conversion on a date that is not an interest payment date, you will not be entitled to receive any interest for the period from the next preceding interest payment date to the conversion date, except as described below in this paragraph. Any note surrendered for conversion during the period from the close of business on any regular record date to the opening of business on the next succeeding interest payment date (except notes, or portions thereof, called for redemption (except pursuant to a call for provisional redemption) on a redemption date or to be repurchased on a repurchase date for which the right to convert would terminate during such period) must be accompanied by payment of an amount equal to the interest payable on such interest payment date on the principal amount of notes being surrendered for conversion. In the case of any note that has been converted after any regular record date but before the next succeeding interest payment date, interest payable on such interest payment date shall be payable on such interest payment date notwithstanding such conversion, and such interest shall be paid to the holder of such note on such regular record date.

         No other payment or adjustment for interest, or for any dividends in respect of our common stock, will be made upon conversion. Holders of our common stock issued upon conversion will not be entitled to receive any dividends payable to holders of our common stock as of any record time or date before the close of business on the conversion date. We will not issue fractional shares upon conversion. Instead, we will pay cash based on the market price of our common stock at the close of business on the conversion date.

         You will not be required to pay any taxes or duties relating to the issue or delivery of our common stock on conversion but you will be required to pay any tax or duty relating to any transfer involved in the issue or delivery of our common stock in a name other than yours. Certificates representing shares of our common stock will not be issued or delivered unless all taxes and duties, if any, payable by you have been paid.

         The conversion rate is subject to adjustment for, among other things:

         - dividends and other distributions payable in our common stock on shares of our capital stock;

         - the issuance to all holders of our common stock of rights, options or warrants entitling them to subscribe for or purchase our common stock at less than the then current market price of such common stock as of the record date for stockholders entitled to receive such rights, options or warrants;

         - subdivisions, combinations and reclassifications of our common stock;

         - distributions to all holders of our common stock of evidences of our indebtedness, shares of capital stock, cash or assets, including securities, but excluding:

              - those dividends,  rights,  options,  warrants and  distributions referred to above;

              - dividends and  distributions  paid  exclusively  in cash;  and

              - distributions upon mergers or consolidations discussed below;


         - distributions consisting exclusively of cash, excluding any cash portion of distributions referred to immediately above, or cash distributed upon a merger or consolidation to which the next succeeding bullet point applies, to all holders of our common stock in an aggregate amount that, combined together with:

              - other all-cash  distributions  made within the preceding 365-day period in respect of which no adjustment has been made; and

              - any  cash  and the fair  market  value  of  other  consideration payable in connection with any tender offer by us or any of our subsidiaries for our common stock concluded within the preceding 365-day period in respect of which no adjustment has been made, exceeds 10% of our market capitalization, being the product of the current market price per share of the common stock on the record date for such distribution and the number of shares of common stock then outstanding; and


         - the successful completion of a tender offer made by us or any of our subsidiaries for our common stock which involves an aggregate consideration that, together with:

              - any cash and other consideration payable in a tender offer by us or any of our subsidiaries for our common stock expiring within the 365-day period preceding the expiration of that tender offer in respect of which no adjustment has been made; and

              - the aggregate amount of all cash distributions referred to above to all holders of our common stock within the 365-day period preceding the expiration of that tender offer in respect of which no adjustments have been made, exceeds 10% of our market capitalization on the expiration of such tender offer.

         We have issued rights to all of our holders of common stock pursuant to the stockholder rights plan described under "Description of Capital Stock". If any holder converts notes prior to the rights trading separately from the common stock, a "separation event", the holder will be entitled to receive rights in addition to the common stock. Following the occurrence of a separation event, holders will only receive common stock upon a conversion of any notes without the right. Instead, upon the occurrence of the separation event, the conversion ratio will be adjusted. If such an adjustment is made and the rights are later redeemed, invalidated or terminated, then a reversing adjustment will be made.

         We reserve the right to effect such increases in the conversion rate in addition to those required by the foregoing provisions as we consider to be advisable in order that any event treated for United States federal income tax purposes as a dividend of stock or stock rights will not be taxable to the recipients. We will not be required to make any adjustment to the conversion rate until the cumulative adjustments amount to 1.0% or more of the conversion rate. We will compute all adjustments to the conversion rate and will give notice by mail to holders of the registered notes of any adjustments.

         In the event that we consolidate or merge with or into another entity or another entity is merged into us, or in case of any sale or transfer of all or substantially all of our assets, each note then outstanding will become convertible only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of common stock into which the notes were convertible immediately prior to the consolidation or merger or sale or transfer. The preceding sentence will not apply to a merger or sale of all or substantially all of our assets that does not result in any reclassification, conversion, exchange or cancellation of the common stock.

         We may increase the conversion rate for any period of at least 20 days if our board of directors determines that the increase would be in our best interest. The board of directors' determination in this regard will be conclusive. We will give holders of notes at least 15 days' notice of such an increase in the conversion rate. Any increase, however, will not be taken into account for purposes of determining whether the closing price of our common stock exceeds the conversion price by 105% in connection with an event that otherwise would be a change in control as defined below.

         If at any time we make a distribution of property to our stockholders that would be taxable to such stockholders as a dividend for United States federal income tax purposes, such as distributions of evidences of indebtedness or assets by us, but generally not stock dividends on common stock or rights to subscribe for common stock, and, pursuant to the anti-dilution provisions of the indenture, the number of shares into which notes are convertible is increased, that increase may be deemed for United States federal income tax purposes to be the payment of a taxable dividend to holders of notes. See "Certain United States Federal Income Tax Consequences--U.S. Holders".

Subordination

         The notes are subordinated and, as a result, the payment of the principal, any premium and interest, including liquidated damages, on the notes, including amounts payable on any redemption or repurchase, is subordinated to the prior payment in full, in cash or other payment satisfactory to holders of our senior debt to the extent provided in the indenture. The notes are also effectively subordinated to any debt or other liabilities of our subsidiaries. As of July 1, 2001, we had approximately $6.8 million of senior debt and the aggregate amount of indebtedness and other liabilities of our subsidiaries was approximately $145.3 million (excluding intercompany liabilities).

         "Senior debt" is defined in the indenture to mean: the principal of, and premium, if any, and interest, including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding, on, and all fees and other amounts payable or rent or other obligations, whether absolute or contingent, secured or unsecured, due or to become due, outstanding on the date of the indenture or thereafter created, incurred or assumed in connection with any of the following:


              - any credit or loan  agreement,  note,  bond,  debenture or other written obligation;

              - our incurring obligations for money borrowed;

              - any note or similar  instrument  issued by us in connection with the acquisition of any businesses, properties or assets of any kind;

              - our leasing real or personal property:

                   - under  leases if all or a portion  of the  lessee's  rental obligations are required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles; or

                   - under  leases,  participation  agreements,   guarantees  or
                     similar documents entered into by us in connection with the leasing of real or personal property by us or any of our subsidiaries which provides that we are contractually obligated to purchase or cause a third party to purchase the leased property for a fixed price or otherwise guarantee a residual value of leased property to the lessor or a third party, whether or not such lease is properly classified as an operating or capital lease in accordance with generally accepted accounting principles;

              - any interest rate and currency  swaps,  caps,  floors,  collars, hedge agreements, forward contracts or similar agreements or arrangements;

              - any  letters  of  credit,   bankers'   acceptances  and  similar
                facilities, including reimbursement obligations with respect to the foregoing;

              - any deferred purchase price of property or services;

              - all  obligations of the type referred to in the above clauses of another person and any dividends of another person, the payment of which, in either case, we have assumed or guaranteed, or for which we are responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise, or which are secured by a lien on our property; and

              - renewals, extensions, modifications,  replacements, restatements and refundings of, or any indebtedness or obligation issued in exchange for, any such indebtedness or obligation described in the above clauses of this definition.

              Senior debt does not include:

              - the notes;

              - any other  indebtedness  or obligation if its terms or the terms of the instrument under which or pursuant to which it is issued expressly provide that it is not superior in right of payment to the notes; or

              - any trade accounts payable or accrued liabilities arising in the ordinary course of business.

         "Designated senior debt" means our obligations under any particular senior debt in which the instrument creating or evidencing the same or the assumption or guarantee thereof, or related agreements or documents to which we are a party, expressly provides that such indebtedness shall be designated senior debt for purposes of the indenture. The instrument, agreement or other document evidencing any designated senior debt may place limitations and conditions on the right of such senior debt to exercise the rights of designated senior debt.

         We may not make any payment on account of principal, premium or interest, including liquidated damages, if any, on the notes, or redemption or repurchase of the notes, if:


              - we  default  in  our  obligations  to  pay  principal,  premium, interest or other amounts on our senior debt, including a default under any redemption or repurchase obligation, and the default continues beyond any applicable grace period that we may have to make these payments; or

              - any other default  occurs and is  continuing  on any  designated senior debt; and

                   - the default  permits the holders of the  designated  senior debt to accelerate its maturity; and

                   - the trustee has received a payment blockage notice from us, the holder of such debt or such other person permitted to give such notice under the indenture.

         If payments of the notes have been blocked by a payment default on senior debt, payments on the notes may resume when the payment default has been cured or waived or ceases to exist.

         If payments on the notes have been blocked by a nonpayment default on designated senior debt, payments on the notes may resume on the earlier of:

              - the date the nonpayment  default is cured or waived or ceases to exist; or

              - 179 days after the payment blockage notice is received.

         No nonpayment default that existed on the day a payment blockage notice was delivered to the trustee can be used as the basis for any subsequent payment blockage notice. In addition, once a holder of designated senior debt has blocked payment on the notes by giving a payment blockage notice, no new period of payment blockage can be commenced pursuant to a subsequent payment blockage notice unless and until both of the following are satisfied:

              - 365 days have  elapsed  since the initial  effectiveness  of the immediately prior payment blockage notice; and

              - all scheduled  payments of  principal,  any premium and interest with respect to the notes that have come due have been paid in full in cash.

         In addition, all principal, premium, if any, interest and other amounts due on all senior debt must be paid in full in cash before you are entitled to receive any payment otherwise due upon:

              - any acceleration of the principal on the notes as a result of an event of default of the notes; or

              - any payment or  distribution of our assets to creditors upon any dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary, marshaling of assets, assignment for the benefit of creditors, or in bankruptcy, insolvency, receivership or other similar proceedings.

         In the event of insolvency, creditors who are holders of senior debt are likely to recover more, ratably, than you because of this subordination. The subordination may result in a reduction or elimination of payments on the notes to you.

         In addition, the notes are "structurally subordinated" to all indebtedness and other liabilities of our subsidiaries, including trade payables and lease obligations. This occurs because our right to receive any assets of our subsidiaries upon their liquidation or reorganization, and your right to participate in those assets, will be effectively subordinated to the claims of that subsidiary's creditors, including trade creditors, except to the extent that we are recognized as a creditor of such subsidiary. If we are recognized as a creditor of that subsidiary, our claims would still be subordinate to any security interest in the assets of the subsidiary and any indebtedness of the subsidiary senior to us.

         The indenture does not limit our ability to incur senior debt or our ability or the ability of our subsidiaries to incur any other indebtedness.

Optional Redemption by PMC

         Provisional Redemption

         We may redeem any portion of the notes at any time prior to August 19, 2004 upon at least 30 and not more than 60 days' notice by mail to the holders of the notes, at a redemption price equal to 100% of the principal amount of the notes to be redeemed per note plus accrued and unpaid interest to the redemption date if the closing price of our common stock has exceeded 150% of the conversion price for at least 20 trading days in any consecutive 30-day trading period ending on the trading day prior to the mailing of the notice of redemption.

         If we redeem the notes under these circumstances, we will make an additional "make whole" payment on the redeemed notes equal to $113.4375 per $1,000 notes, minus the amount of any interest actually paid or accrued and unpaid on the note prior to the redemption date. We must make these "make whole" payments on all notes called for redemption, including notes converted after the date we mailed the notice. The "make whole" payment for notes converted shall not be reduced by accrued and unpaid interest. We may make these "make whole" payments, at our option, either in cash or in our common stock or a combination of cash and common stock. We will specify the type of consideration for the "make whole" payment in the redemption notice.

         Payments made in our common stock will be valued at 95% of the average of the closing sales prices of our common stock for the five consecutive trading days ending on the day prior to the redemption date.

         Non-Provisional Redemption

         On or after August 19, 2004, we may redeem the notes in whole or in part, at the prices set forth below. If we elect to redeem all or part of the notes, we will give at least 30, but no more than 60, days notice to you.

         The redemption price, expressed as a percentage of principal amount, is as follows for the following periods:

                                                                     Redemption
                        Period                                         Price
----------------------------------------------------------------    ------------
Beginning on August 19, 2004 and ending on August 14, 2005......       101.50%

Beginning on August 15, 2005 and ending on August 14, 2006......       100.75%

and thereafter is equal to 100% of the principal amount. In each case, we will pay interest to, but excluding the redemption date.

         No sinking fund is provided for the notes, which means that the indenture does not require us to redeem or retire the notes periodically.

Payment and Conversion

         We will make all payments of principal and interest on the notes by dollar check drawn on an account maintained at a bank in The City of New York. If you hold registered notes with a face value greater than $2,000,000, at your request we will make payments of principal or interest to you by wire transfer to an account maintained by you at a bank in The City of New York. Payment of any interest on the notes will be made to the person in whose name the note, or any predecessor note, is registered at the close of business on February 1 or August 1, whether or not a business day, immediately preceding the relevant interest payment date (a "regular record date"). If you hold registered notes with a face value in excess of $2,000,000 and you would like to receive payments by wire transfer, you will be required to provide the trustee with wire transfer instructions at least 15 days prior to the relevant payment date.

         Payments on any global note registered in the name of DTC or its nominee will be payable by the trustee to DTC or its nominee in its capacity as the registered holder under the indenture. Under the terms of the indenture, we and the trustee will treat the persons in whose names the notes, including any global note, are registered as the owners for the purpose of receiving payments and for all other purposes. Consequently, neither we, the trustee nor any of our agents or the trustee's agents has or will have any responsibility or liability for:

              - any aspect of DTC's  records or any  participant's  or  indirect participant's records relating to or payments made on account of beneficial ownership interests in the global note, or for maintaining, supervising or reviewing any of DTC's records or any participant's or indirect participant's records relating to the beneficial ownership interests in the global note; or

              - any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

         We will not be required to make any payment on the notes due on any day which is not a business day until the next succeeding business day. The payment made on the next succeeding business day will be treated as though it were paid on the original due date and no interest will accrue on the payment for the additional period of time.

         Notes may be surrendered for conversion at the Corporate Trust Office of the trustee in the Borough of Manhattan, New York. Notes surrendered for conversion must be accompanied by appropriate notices and any payments in respect of interest or taxes, as applicable, as described above under "--Conversion Rights".

         We have initially appointed the trustee as paying agent and conversion agent. We may terminate the appointment of any paying agent or conversion agent and appoint additional or other paying agents and conversion agents. However, until the notes have been delivered to the trustee for cancellation, or moneys sufficient to pay the principal of, premium, if any, and interest on the notes have been made available for payment and either paid or returned to us as provided in the indenture, the trustee will maintain an office or agency in the Borough of Manhattan, New York for surrender of notes for conversion. Notice of any termination or appointment and of any change in the office through which any paying agent or conversion agent will act will be given in accordance with "--Notices" below.

         All moneys deposited with the trustee or any paying agent, or then held by us, in trust for the payment of principal of, premium, if any, or interest on any notes which remain unclaimed at the end of two years after the payment has become due and payable will be repaid to us, and you will then look only to us for payment.

Repurchase at Option of Holders Upon a Change In Control

         If a "change in control" as defined below occurs, you will have the right, at your option, to require us to repurchase all of your notes not previously called for redemption, or any portion of the principal amount thereof, that is equal to $1,000 or an integral multiple of $1,000. The price we are required to pay is 100% of the principal amount of the notes to be repurchased, together with interest accrued but unpaid to, but excluding, the repurchase date.

         At our option, instead of paying the repurchase price in cash, we may pay the repurchase price in our common stock valued at 95% of the average of the closing prices of our common stock for the five trading days immediately preceding and including the third trading day prior to the repurchase date. We may only pay the repurchase price in our common stock if we satisfy conditions provided in the indenture.

         Within 30 days after the occurrence of a change in control, we are obligated to give to you notice of the change in control and of the repurchase right arising as a result of the change of control. We must also deliver a copy of this notice to the trustee. To exercise the repurchase right, you must deliver on or before the 30th day after the date of our notice irrevocable written notice to the trustee of your exercise of your repurchase right, together with the notes with respect to which the right is being exercised. We are required to repurchase the notes on the date that is 45 days after the date of our notice.

         A change in control will be deemed to have occurred at the time that any of the following occurs:

              - any  person   acquires   beneficial   ownership,   directly   or
                indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of our capital stock entitling the person to exercise 50% or more of the total voting power of all shares of our capital stock that is entitled to vote generally in elections of directors, other than an acquisition by us, any of our subsidiaries or any of our employee benefit plans; or

              - we  merge or  consolidate  with or into any  other  person,  any merger of another person into us or we convey, sell, transfer or lease all or substantially all of our assets to another person, other than any such transaction:

                   - that does not result in any  reclassification,  conversion, exchange or cancellation of outstanding shares of our capital stock; and

                   - pursuant  to which the  holders of 50% or more of the total voting power of all shares of our capital stock entitled to vote generally in elections of directors immediately prior to such transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of capital stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after such transaction; or

              - any   transaction   which  is  effected  solely  to  change  our
                jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of our common stock into solely shares of common stock.

         However, a change in control will not be deemed to have occurred if:

              - the  closing  price per share of our  common  stock for any five trading days within the period of 10 consecutive trading days ending immediately after the later of the change in control or the public announcement of the change in control, in the case of a change in control relating to an acquisition of capital stock, or the period of 10 consecutive trading days ending immediately before the change in control, in the case of change in control relating to a merger, consolidation or asset sale, equals or exceeds 105% of the conversion price of the notes in effect on each of those trading days; or

              - all of the consideration, excluding cash payments for fractional shares and cash payments made pursuant to dissenters' appraisal rights, in a merger or consolidation otherwise constituting a change of control under the first and second bullet points in the preceding paragraph above consists of shares of common stock, depository receipts or other certificates representing common equity interests traded on a national securities exchange or quoted on the Nasdaq National Market, or will be so traded or quoted immediately following such merger or consolidation, and as a result of such merger or consolidation the notes become convertible solely into such common stock, depository receipts or other certificates representing common equity interests.

         For purposes of these provisions:

              - the  conversion   price  is  equal  to  $1,000  divided  by  the
                conversion rate;

              - whether a person is a  "beneficial  owner" will be determined in accordance with Rule 13d-3 under the Exchange Act; and

              - "person" includes any syndicate or group that would be deemed to be a person under Section 13(d)(3)of the Exchange Act.

         The rules and regulations promulgated under the Exchange Act requires the dissemination of prescribed information to security holders in the event of an issuer tender offer and may apply in the event that the repurchase option becomes available to you. We will comply with this rule to the extent it applies at that time.

         We may, to the extent permitted by applicable law, at any time purchase notes in the open market, by tender at any price or by private agreement. Any note that we purchase may, to the extent permitted by applicable law and subject to restrictions contained in the purchase agreement with the underwriters, be re-issued or resold or may, at our option, be surrendered to the trustee for cancellation. Any notes surrendered for cancellation may not be re-issued or resold and will be canceled promptly.

         The definition of change in control includes a phrase relating to the conveyance, transfer, sale, lease or disposition of all or substantially all of our assets. There is no precise, established definition of the phrase "substantially all" under applicable law. Accordingly, your ability to require us to repurchase your notes as a result of conveyance, transfer, sale, lease or other disposition of less than all of our assets may be uncertain.

         The foregoing provisions would not necessarily provide you with protection if we are involved in a highly leveraged or other transaction that may adversely affect you.

         Our ability to repurchase notes upon the occurrence of a change in control is subject to important limitations. Some of the events constituting a change in control could result in an event of default under our senior debt. Moreover, a change in control could cause an event of default under, or be prohibited or limited by, the terms of our senior debt. As a result, unless we were to obtain a waiver, a repurchase of the notes in cash could be prohibited under the subordination provisions of the indenture until the senior debt is paid in full. Although we have the right to repurchase the notes with our common stock, subject to certain conditions, we cannot assure you that we would have the financial resources, or would be able to arrange financing, to pay the repurchase price in cash for all the notes that might be delivered by holders of notes seeking to exercise the repurchase right. If we were to fail to repurchase the notes when required following a change in control, an event of default under the indenture would occur, whether or not such repurchase is permitted by the subordination provisions of the indenture. Any such default may, in turn, cause a default under our senior debt. See "--Subordination".

Mergers and Sales of Assets by PMC

         We may not consolidate with or merge into any other entity or convey, transfer, sell or lease our properties and assets substantially as an entirety to any entity other than to one or more of our subsidiaries, and we may not permit any entity to consolidate with or merge into us or convey, transfer, sell or lease such entity's properties and assets substantially as an entirety to us unless:

              - the entity formed by such  consolidation  or into or with which, we are merged or the entity to which our properties and assets are so conveyed, transferred, sold or leased, shall be a corporation, limited liability company, partnership or trust organized and existing under the laws of the United States, any State within the United States or the District of Columbia and, if we are not the surviving entity, the surviving entity assumes the payment of the principal of, premium, if any, and interest on the notes and the performance of our other covenants under the indenture; and

              - immediately after giving effect to the transaction,  no event of default, and no event that, after notice or lapse of time or both, would become an event of default, will have occurred and be continuing.

Events of Default

         The following are events of default under the indenture:

              - we fail to pay principal of or premium, if any, on any note when due, whether or not prohibited by the subordination provisions of the indenture;

              - we fail to pay any interest,  including any liquidated  damages, on any note when due, which failure continues for 30 days, whether or not prohibited by the subordination provisions of the indenture;

              - we fail to provide notice of a change in control, whether or not such notice is prohibited by the subordination provisions of the indenture;

              - we fail to perform any other  covenant in the  indenture,  which failure continues for 60 days following notice as provided in the indenture;

              - any  indebtedness  under any bonds,  debentures,  notes or other evidences of indebtedness for money borrowed, or any guarantee thereof, by us or any of our significant subsidiaries, in an aggregate principal amount in excess of $40 million is not paid when due either at its stated maturity or upon acceleration thereof, and such indebtedness is not discharged, or such acceleration is not rescinded or annulled, within a period of 30 days after notice as provided in the indenture; and

              - certain  events  of  bankruptcy,  insolvency  or  reorganization involving us or any of our significant subsidiaries.

         Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holder, unless the holder shall have offered reasonable indemnity to the trustee. Subject to providing indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

         If an event of default other than an event of default arising from events of insolvency, bankruptcy or reorganization occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding notes may, subject to the subordination provisions of the indenture, accelerate the maturity of all notes. However, after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of outstanding notes may, under certain circumstances, rescind and annul the acceleration if all events of default, other than the non-payment of principal of the notes that have become due solely by such declaration of acceleration, have been cured or waived as provided in the indenture. If an event of default arising from events of insolvency, bankruptcy or reorganization occurs, then the principal of, and accrued interest on, all the notes will automatically become immediately due and payable without any declaration or other act on the part of the holders of the notes or the trustee. For information as to waiver of defaults, see "Meetings, Modification and Waiver" below.

         You do not have any right to institute any proceeding with respect to the indenture, or for any remedy under the indenture, unless:

              - you give the trustee  written  notice of a  continuing  event of default;

              - the holders of at least 25% in aggregate principal amount of the
                outstanding   notes  have  made  written   request  and  offered
                reasonable indemnity to the trustee to institute proceedings;

              - the trustee has not  received  from the holders of a majority in aggregate principal amount of the outstanding notes a direction inconsistent with the written request; and

              - the  trustee  shall have  failed to  institute  such  proceeding within 60 days of the written request.

         However, these limitations do not apply to a suit instituted by you for the enforcement of payment of the principal of, premium, if any, or interest, including liquidated damages, on your note on or after the respective due dates expressed in your note or your right to convert your note in accordance with the indenture.

         We are required to furnish to the trustee annually a statement as to our performance of certain of our obligations under the indenture and as to any default in such performance.

Meetings, Modification and Waiver

         The indenture contains provisions for convening meetings of the holders of notes to consider matters affecting their interests.

         Certain limited modifications of the indenture may be made without the necessity of obtaining the consent of the holders of the notes.

         Other modifications and amendments of the indenture may be made, compliance by us with certain restrictive provisions of the indenture may be waived and any past defaults by us under the indenture (except a default in the payment of principal, premium, if any, or interest) may be waived, either:

              - with the  written  consent  of the  holders  of not less  than a majority in aggregate principal amount of the notes at the time outstanding; or

              - by the adoption of a resolution,  at a meeting of holders of the notes at which a quorum is present, by the holders of at least 66-2/3% in aggregate principal amount of the notes represented at such meeting.

         The quorum at any meeting called to adopt a resolution will be persons holding or representing a majority in aggregate principal amount of the notes at the time outstanding and, at any reconvened meeting adjourned for lack of a quorum, 25% of such aggregate principal amount.

         However, a modification or amendment requires the consent of the holder of each outstanding note affected if it would:

              - change the stated  maturity  of the  principal  or interest of a note;

              - reduce the  principal  amount of, or any premium or interest on, any note;

              - reduce  the  amount  payable  upon  a  redemption  or  mandatory repurchase;

              - modify the provisions  with respect to the repurchase  rights of holders of notes in a manner adverse to the holders;

              - modify our right to redeem the notes in a manner  adverse to the holders;

              - change the place or currency of payment on a note;

              - impair the right to institute  suit for the  enforcement  of any payment on any note;

              - modify our  obligation  to  maintain  an office or agency in New
                York City;

              - modify the subordination  provisions in a manner that is adverse to the holders of the notes;

              - adversely  affect  the right to convert  the notes  other than a
                modification   or  amendment   required  by  the  terms  of  the
                indenture;

              - modify our obligation to deliver information required under Rule
                144A to permit resales of the notes and common stock issued upon conversion of the notes if we cease to be subject to the reporting requirements under the Exchange Act;

              - reduce the  above-stated  percentage of the principal  amount of the holders whose consent is needed to modify or amend the indenture;

              - reduce the  percentage  of the  principal  amount of the holders whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults; or

              - reduce the percentage  required for the adoption of a resolution or the quorum required at any meeting of holders of notes at which a resolution is adopted.

Notices

         Notice to holders of the registered notes will be given by mail to the addresses as they appear in the security register. Notices will be deemed to have been given on the date of such mailing.

         Notice of a redemption of notes will be given not less than 30 nor more than 60 days prior to the redemption date and will specify the redemption date. A notice of redemption of the notes will be irrevocable.

Replacement of Notes

         We will replace any note that becomes mutilated, destroyed, stolen or lost at the expense of the holder upon delivery to the trustee of the mutilated notes or evidence of the loss, theft or destruction satisfactory to us and the trustee. In the case of a lost, stolen or destroyed note, indemnity satisfactory to the trustee and us may be required at the expense of the holder of the note before a replacement note will be issued.

Payment of Stamp and Other Taxes

         We will pay all stamp and other duties, if any, that may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of the notes or of shares of stock upon conversion of the notes. We are not required to make any payment with respect to any other tax, assessment or governmental charge imposed by any government or any political subdivision thereof or taxing authority thereof or therein.

Governing Law

         The indenture, the notes, and the registration rights agreement will be governed by and construed in accordance with the laws of the State of New York, United States of America.

The Trustee

         If an event of default occurs and is continuing, the trustee will be required to use the degree of care of a prudent person in the conduct of his own affairs in the exercise of its powers. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of notes, unless they shall have furnished to the trustee reasonable security or indemnity.


                       DESCRIPTION OF CAPITAL STOCK

         Our authorized capital stock consists of 900,000,000 shares of common stock, par value $0.001, and 5,000,000 shares of preferred stock, par value $0.001. The following summary of certain provisions of the common stock and preferred stock does not purport to be complete though we believe it contains all the material provisions, and is subject to, and qualified in its entirety by, the provisions of our certificate of incorporation and by the provisions of applicable law.

Common Stock

         As of July 15, 2001, there were 164,468,803 shares of common stock outstanding. Subject to preferences that may be applicable to any outstanding preferred stock which may be issued in the future, the holders of common stock are entitled to receive ratably such non-cumulative dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions available to the common stock. The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders, except that stockholders may, in accordance with Section 214 of the Delaware General Corporation Law, cumulate their votes in the election of directors. In the event of a liquidation, dissolution or winding up of us, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to liquidation preferences, if any, of preferred stock which may be issued in the future.

Preferred Stock

         Pursuant to our certificate of incorporation, our board of directors has the authority to issue up to 5,000,000 shares of preferred stock in one or more series, to fix the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred stock, and to fix the number of shares constituting any series and the designations of such series, without any further vote or action by the stockholders. Such issued preferred stock could adversely effect the voting power and other rights of the holders of common stock. The issuance of preferred stock may also have the effect of delaying, deferring or preventing a change in control of us. At present, there are no outstanding shares of preferred stock.

         With the adoption of our stockholder rights plan on April 26, 2001, we designated 900,000 shares of preferred stock as Series A Participating Preferred Stock.

Rights of Holders of Special Shares of PMC-Sierra, Ltd.

         The special shares of PMC-Sierra, Ltd., our principal Canadian subsidiary, are redeemable or exchangeable for our common stock. Special shares do not have voting rights in us, but in all other respects they represent the economic and functional equivalent of our common stock for which they can be redeemed or exchanged at the option of the holders. Under applicable law, each class of special shares will have class voting rights in certain circumstances with respect to transactions that affect the rights of the class and for certain extraordinary corporate transactions. Four series of special shares are outstanding: Series 1-A Special Shares, Series 1-B Special Shares, Series 4-A Special Shares and Series 4-B Special Shares. All Series 4-A Special Shares and 4-B Special Shares are owned by us.

Anti-Takeover Effects of Provisions of Our Charter and Bylaws

         Our certificate of incorporation and bylaws contain provisions that may prevent or discourage a third party from acquiring us, even if the acquisition would be beneficial to our shareholders. Our board of directors also has the authority to fix the rights and preferences of shares of our preferred stock and to issue such shares without a shareholder vote.

Stockholder Rights Plan

         We adopted a stockholder rights plan on April 26, 2001. The plan was implemented by declaring a dividend of one right to purchase one one-thousandth of a share of our Series A Participating Preferred Stock for each outstanding share of our common stock. The dividend was payable on May 25, 2001 to stockholders of record as of the close of business on that date. Each right entitles the registered holder to purchase from us one one-thousandth of a share of our Series A Participating Preferred Stock at an exercise price of $325, subject to adjustment.

         Additionally, the board of directors of PMC-Sierra, Ltd. declared a distribution of one right for each share of common stock into which each special share is exchangeable. The distribution was payable on May 25, 2001 to holders of record of special shares as of the close of business on that date.

         Prior to the distribution date under the plan, the rights will be evidenced by and will be attached to and transferable in connection with the transfer of the certificates for the common stock and special shares. The rights will separate from the common stock and special shares and become exercisable on or after (a) the tenth day after a person or group acquires beneficial ownership of 15% or more of our outstanding common stock or (b) the tenth business day after a person or group announces a tender or exchange offer, the consummation of which would result in ownership by a person or group of 15% or more of our outstanding common stock. After the rights become exercisable, each right (other than rights owned by the acquirer) will entitle the holder thereof to purchase, for the exercise price of the right, a number of shares of common stock having a then-current market value of twice the exercise price of the right. If, after the rights become exercisable, (a) we merge into another entity, (b) an acquirer merges into us or (c) we sell more than 50% of our assets or earning power, then each right (other than rights owned by an acquirer) will entitle the holder to purchase, for the exercise price of the right, a number of shares of common stock of the person engaging in the transaction having a then current market value of twice the exercise price. At any time after the date on which the rights become exercisable and prior to the acquisition by the acquirer of 50% of the outstanding common stock, our board of directors may exchange the rights (other than rights owned by the acquirer), in whole or in part, for shares of common stock at an exchange ratio of one share of common stock per right. Rights are redeemable at our option for $0.001 per right.

         Our stockholder rights plan and the provisions in our certificate of incorporation and bylaws may have the effect of deterring hostile takeovers or delaying changes in control or our management. They are intended to discourage certain types of transactions that may involve an actual or threatened change of control and are designed to reduce our vulnerability to an unsolicited acquisition proposal.

Section 203 of the Delaware General Corporation Law

         We are subject to Section 203 of the Delaware General Corporation Law ("Section 203"), which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that such stockholder became an interested stockholder, unless: (i) prior to such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested holder, (ii) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (a) by persons who are directors and also officers and (b) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (iii) at or subsequent to such time, the business combination is approved by the board directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock which is not owned by the interested stockholder.

         In general, Section 203 defines business combination to include: (i) any merger or consolidation involving the corporation and the interested stockholder, (ii) any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder, (iii) subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder, (iv) any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder or (v) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation. In general, Section 203 defines interested stockholder as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.


                    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

         This section describes the U.S. federal income tax considerations relating to the purchase, ownership, and disposition of the notes and of common stock into which the notes may be converted. This description does not provide a complete analysis of all potential tax considerations. The information provided below is based on existing authorities. These authorities may change, or the Internal Revenue Service (the "IRS") might interpret the existing authorities differently. In either case, the tax consequences of purchasing, owning or disposing of notes or common stock could differ from those described below. The description generally applies only to "U.S. Holders" that hold the notes or common stock as "capital assets" (generally, for investment). For this purpose, U.S. Holders include citizens or residents of the United States and corporations organized under the laws of the United States or any state. Trusts are U.S. Holders if they are subject to the primary supervision of a U.S. court and the control of one of more U.S. persons. Special rules apply to nonresident alien individuals and foreign corporations or trusts ("Non-U.S. Holders"). This description describes some, but not all, of these special rules. For U.S. federal income tax purposes, income earned through a foreign or domestic partnership or similar entity is attributed to its owners. The description generally does not address tax considerations that may be relevant to particular investors because of their specific circumstances, or because they are subject to special rules. Finally, the description does not describe the effect of the federal estate and gift tax laws on U.S. Holders or the effects of any applicable foreign, state, or local laws.

         INVESTORS CONSIDERING THE PURCHASE OF NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES OF FEDERAL ESTATE OR GIFT TAX LAWS, FOREIGN, STATE, OR LOCAL LAWS, AND TAX TREATIES.

U.S. Holders

         Taxation of Interest

         U.S. Holders will be required to recognize as ordinary income any interest paid or accrued on the notes, in accordance with their regular method of accounting. In general, if the terms of a debt instrument entitle a holder to receive payments other than fixed periodic interest that exceed the issue price of the instrument, the holder may be required to recognize additional interest as "original issue discount" over the term of the instrument. If the amount or timing of any payments on a note is contingent, the note could be subject to special rules that apply to contingent debt instruments. These rules generally require a holder to accrue interest income at a rate higher than the stated interest rate on the note and to treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange or retirement of the note before the resolution of the contingencies. In certain circumstances, investors in our notes could receive payments in excess of principal or stated interest. For example, if we call the notes for provisional redemption, investors would be entitled to a "make whole" payment in excess of stated principal or interest, either upon the redemption or upon a conversion of the notes after they are called for redemption but before they are actually redeemed. In addition, if, upon a change in control, a holder requires us to repurchase some or all of the holder's notes and we elect to pay the repurchase price in shares of our common stock, the value of the stock could exceed the sum of the principal amount of the notes and accrued and unpaid interest. We do not believe that, because of these additional payments, the notes should be treated as contingent debt instruments or as having original issue discount. Therefore, for purposes of filing tax or information returns with the IRS, we will not treat the notes as contingent debt instruments or as having original issue discount. Unless otherwise noted, this discussion assumes that the notes are not subject to the contingent debt instrument rules and do not have original issue discount. Because of the lack of applicable authority however, the tax consequences of the additional payments are uncertain. The notes could be treated as contingent debt instruments, with the consequences described above. If the notes are not treated as contingent debt instruments, so that the potential receipt of the additional payments does not affect the accrual of interest, the holders could still be required to recognize income or gain upon receipt of a contingent payment.

         Market Discount; Acquisition Premium

         A U.S. holder that purchases a note with "market discount" - that is, at a price that is less than the principal amount - will be subject to special rules. Under a de minimis exception, however, these special rules will not apply if the amount of market discount does not exceed one quarter of one percent for each full year remaining until the maturity of the notes. If the special rules apply, any gain recognized by the holder upon a sale or other disposition of the note will be treated as ordinary income rather than capital gain to the extent of that portion of the market discount that accrued prior to the disposition. Market discount generally accrues on a straight line basis over the remaining term of the note, but the holder can elect to compute accrued market discount based on the economic yield of the note. The holder of a note with market discount might be required to recognize gain to the extent of accrued market discount even if the disposition takes a form (such as a gift) in which the holder would not normally be required to recognize gain. The market discount rules will not affect the tax consequences to the holder upon conversion of the note, which will generally be tax-free under the rules described under "U.S. Holders - Conversion of the Notes". The market discount that accrued prior to conversion, however, will be carried over to the stock received on conversion, so that, to that extent, any gain recognized by the holder upon disposition of the stock will be treated as ordinary income. Finally, if the holder's purchase of the notes is debt-financed, the holder will not be entitled to deduct interest expense allocable to accrued market discount until the holder recognizes the corresponding income. The holder of a note with market discount may elect to include the market discount in income as it accrues. If a holder makes this election, any gain recognized on a disposition of the note would be entirely capital gain, and the rules deferring the deduction of interest on related loans would not apply.

         If a U.S. holder purchases a note at a price that exceeds the principal amount plus accrued interest, the holder can elect to amortize the premium as a reduction to interest income so that the income reported by the holder each period reflects the holder's economic yield. Any premium paid on acquiring a note is not amortizable, however, to the extent that it reflects the value of the conversion privilege of the note. If the holder elects to amortize premium, the amortized premium would reduce the holder's tax basis in the note.

         Sale, Exchange or Redemption of the Notes

         A U.S. Holder will generally recognize capital gain or loss if the holder disposes of a note in a sale, redemption or exchange other than a conversion of the note into common stock. The holder's gain or loss will equal the difference between the proceeds received by the holder and the holder's adjusted tax basis in the note. The proceeds received by the holder will include the amount of any cash and the fair market value of any other property received for the note. The holder's tax basis in the note will generally equal the amount the holder paid for the note. The portion of any proceeds that is attributable to accrued interest will not be taken into account in computing the holders capital gain or loss. Instead, that portion will be recognized as ordinary interest income to the extent that the holder has not previously included the accrued interest in income. The gain or loss recognized by a holder on a disposition of the note will be long-term capital gain or loss if the holder held the note for more than one year. Long-term capital gains of non-corporate taxpayers are taxed at lower rates than those applicable to ordinary income. The deductibility of capital losses is subject to limitations.

         If, upon a change in control, a holder requires us to repurchase some or all of the holder's notes and we elect to pay the repurchase price with shares of our common stock, and if the notes are "securities" for U.S. federal income tax purposes, the holder would generally not recognize any gain or loss on the exchange. If the holder receives cash in lieu of a fractional share of common stock, however, the holder would be treated as if he received the fractional share and then had the fractional share redeemed for cash. The holder would recognize gain or loss equal to the difference between the cash received and that portion of his basis in the stock attributable to the fractional share. In addition, the value of any portion of the common stock received that is attributable to accrued interest on the notes would be taxed as ordinary income. The holder's aggregate basis in the common stock received in exchange for the notes (including any fractional share for which cash is paid but excluding any shares attributable to accrued interest) would equal his adjusted basis in the notes. The holder's holding period for the common stock so received would include the period during which he held the note. The holder's basis in any shares of common stock attributable to accrued interest would equal the fair market value of those shares when received, and the holding period of those shares would begin on the day after the holder's receipt of those shares. If the notes are not securities for U.S. federal income tax purposes, the holder's exchange of notes for common stock upon a change of control would be subject to the general rules for exchanges described in the preceding paragraph. While the matter is not free from doubt, we believe that the notes will qualify as securities.

         Conversion of the Notes

         A U.S. Holder who converts his note into common stock generally will not recognize any income, gain or loss. The holder will recognize gain, however, to the extent that the holder receives cash in lieu of a fractional share. The holder's aggregate basis in the common stock (including any fractional share for which cash is paid) will equal his adjusted basis in the note, and the holder's holding period for the stock will include the period during which he held the note. The tax consequences of a "make whole" payment received on a conversion of the notes are unclear. The holder could be required to recognize income or gain on the receipt of the payment.

         Dividends

         If, after a U.S. Holder converts a note into common stock, we make a distribution in respect of that stock, the distribution will be treated as a dividend, taxable to the U.S. Holder as ordinary income, to the extent it is paid from our current or accumulated earnings and profits. If the distribution exceeds our current and accumulated profits, the excess will be treated first as a tax-free return of the holder's investment, up to the holder's basis in its common stock. Any remaining excess will be treated as capital gain. If the U.S. Holder is a U.S. corporation, it would generally be able to claim a deduction equal to a portion of any dividends received.

         The terms of the notes allow for changes in the conversion price of the notes in certain circumstances. A change in conversion price that allows noteholders to receive more shares of common stock on conversion may increase the noteholders' proportionate interests in our earnings and profits or assets. In that case, the noteholders would be treated as though they received a dividend in the form of our stock. Such a constructive stock dividend could be taxable to the noteholders, although they would not actually receive any cash or other property. A taxable constructive stock dividend would result, for example, if the conversion price is adjusted to compensate noteholders for distributions of cash or property to our shareholders. Not all changes in conversion price that allow noteholders to receive more stock on conversion, however, increase the noteholders' proportionate interests in the company. For instance, a change in conversion price could simply prevent the dilution of the noteholders' interests upon a stock split or other change in capital structure. Changes of this type, if made under a bona fide, reasonable adjustment formula, are not treated as constructive stock dividends. Conversely, if an event occurs that dilutes the noteholders' interests and the conversion price is not adjusted, the resulting increase in the proportionate interests of our shareholders could be treated as a taxable stock dividend to them. Any taxable constructive stock dividends resulting from a change to, or failure to change, the conversion price would be treated like dividends paid in cash or other property. They would result in ordinary income to the recipient, to the extent of our current or accumulated earnings and profits, with any excess treated as a tax-free return of capital or as capital gain.

         Sale of Common Stock

         A U.S. Holder will generally recognize capital gain or loss on a sale or exchange of common stock. The holder's gain or loss will equal the difference between the proceeds received by the holder and the holder's adjusted tax basis in the stock. The proceeds received by the holder will include the amount of any cash and the fair market value of any other property received for the stock. The gain or loss recognized by a holder on a sale or exchange of stock will be long-term capital gain or loss if the holder held the stock for more than one year.

Special Tax Rules Applicable to Non-U.S. Holders

         Taxation of Interest

         Payments of interest to nonresident persons or entities are generally subject to U.S. federal income tax at a rate of 30 percent, collected by means of withholding by the payor. Payments of interest on the notes to most Non-U.S. Holders, however, will qualify as "portfolio interest", and thus will be exempt from the withholding tax, if the holders certify their nonresident status as described below. The portfolio interest exception will not apply to payments of interest to a Non-U.S. Holder that:

              - owns, directly or indirectly,  at least 10 percent of our voting stock; or

              - is a "controlled foreign corporation" that is related to us.

In general, a foreign corporation is a controlled foreign corporation if at least 50 percent of its stock is owned, directly or indirectly, by one or more U.S. persons that each owns, directly or indirectly, at least 10 percent of the corporation's voting stock.

         The portfolio interest exception and several of the special rules for Non-U.S. Holders described below apply only if the holder certifies its nonresident status. A Non-U.S. Holder can meet this certification requirement by providing a Form W-8BEN or appropriate substitute form to us or our paying agent. If the holder holds the note through a financial institution or other agent acting on the holder's behalf, the holder will be required to provide appropriate documentation to the agent. The holder's agent will then be required to provide certification to us or our paying agent, either directly or through other intermediaries. For payments made to a foreign partnership, the certification requirements generally apply to the partners rather than the partnership.

         Sale, Exchange or Redemption of Notes

         Non-U.S. Holders generally will not be subject to U.S. federal income tax on any gain realized on the sale, exchange, or other disposition of notes. This general rule, however, is subject to several exceptions. For example, the gain would be subject to U.S. federal income tax if:

              - the  gain is  effectively  connected  with  the  conduct  by the
                Non-U.S. Holder of a U.S. trade or business;

              - the  Non-U.S.  Holder  was a citizen or  resident  of the United
                States and thus is subject to special rules that apply to expatriates; or

              - the rules of the Foreign  Investment  in Real  Property  Tax Act
                ("FIRPTA") (described below) treat the gain as effectively connected with a U.S. trade or business.

The FIRPTA rules may apply to a sale, exchange or other disposition of notes if we are, or were within five years before the transaction, a "U.S. real property holding corporation" ("USRPHC"). In general, we would be a USRPHC if interests in U.S. real estate comprised most of our assets. We do not believe that we are a USRPHC or that we will become one in the future. Even if we were a USRPHC, the FIRPTA rules would apply to a disposition of notes by a Non-U.S. Holder only if the holder owned, directly or indirectly, more than 5 percent of our common stock or more than 5 percent of the notes within five years before the holder's disposition of the notes. For this purpose, the Non-U.S. Holder would be treated as owning the stock that the holder could acquire on conversion of the holder's notes. If all of these conditions were met, and the FIRPTA rules applied to the sale, exchange, or other disposition of notes by a Non-U.S. Holder, then any gain recognized by the holder would be treated as effectively connected with a U.S. trade or business, and would thus be subject to U.S. federal income tax.

         Conversion of the Notes

         A Non-U.S. Holder generally will not recognize any income, gain or loss on converting a note into common stock. Any gain recognized as a result of the holder's receipt of cash in lieu of a fractional share of stock would also generally not be subject to U.S. federal income tax. See "Special Tax Rules Applicable to Non-U.S. Holders--Sale of Common Stock", below. A holder could be subject to U.S. federal income tax, however, on any "make whole" payment received upon converting a note after it has been called for provisional redemption. We intend to withhold tax from any such payment. If the payment were determined not to be subject to U.S. federal income tax, a Non-U.S. Holder would be entitled to a refund of the tax withheld.

         Dividends

         Dividends paid to a Non-U.S. Holder on common stock received on conversion of a note will generally be subject to U.S. withholding tax at a 30 percent rate. The withholding tax might not apply, however, or might apply at a reduced rate, under the terms of a tax treaty between the United States and the Non-U.S. Holder's country of residence. A Non-U.S. Holder must demonstrate its entitlement to treaty benefits by complying with certification requirements. Some of the common means of meeting this requirement are described above under "Special Tax Rules Applicable to Non-U.S. Holders--Taxation of Interest".

         Sale of Common Stock

         Non-U.S. Holders will generally not be subject to U.S. federal income tax on any gains realized on the sale, exchange, or other disposition of common stock. This general rule, however, is subject to exceptions, some of which are described under "Special Tax Rules Applicable to Non-U.S. Holders--Sale, Exchange or Redemption of Notes".

         Income or Gains Effectively Connected With a U.S. Trade or Business

         The preceding discussion of the tax consequences of the purchase, ownership or disposition of notes or common stock by a Non-U.S. Holder assumes that the holder is not engaged in a U.S. trade or business. If any interest on the notes, dividends on common stock, or gain from the sale, exchange or other disposition of the notes or stock is effectively connected with a U.S. trade or business conducted by the Non-U.S. Holder, then the income or gain will be subject to U.S. federal income tax at the regular graduated rates. If the Non-U.S. Holder is eligible for the benefits of a tax treaty between the United States and the holder's country of residence, any "effectively connected" income or gain will generally be subject to U.S. federal income tax only if it is also attributable to a permanent establishment maintained by the holder in the United States. Payments of dividends that are effectively connected with a U.S. trade or business, and therefore included in the gross income of a Non-U.S. Holder, will not be subject to the 30 percent withholding tax. To claim exemption from withholding, the holder must certify its qualification, which can be done by filing a Form W-8ECI. If the Non-U.S. Holder is a corporation, that portion of its earnings and profits that is effectively connected with its U.S. trade or business would generally be subject to a "branch profits tax". The branch profits tax rate is generally 30 percent, although an applicable tax treaty might provide for a lower rate.

         U.S. Federal Estate Tax

         The estates of nonresident alien individuals are subject to U.S. federal estate tax on property with a U.S. situs. The notes will not be U.S. situs property as long as interest on the notes paid immediately before the death of the holder would have qualified as portfolio interest, exempt from withholding tax as described above under "Special Tax Rules Applicable to Non-U.S. Holders--Taxation of Interest". Because we are a U.S. corporation, our common stock will be U.S. situs property, and therefore will be included in the taxable estate of a nonresident alien decedent. The U.S. federal estate tax liability of the estate of a nonresident alien may be affected by a tax treaty between the United States and the decedent's country of residence.

Backup Withholding and Information Reporting

         The Code and the Treasury regulations require those who make specified payments to report the payments to the IRS. Among the specified payments are interest, dividends, and proceeds paid by brokers to their customers. The required information returns enable the IRS to determine whether the recipient properly included the payments in income. This reporting regime is reinforced by "backup withholding" rules. These rules require the payors to withhold tax from payments subject to information reporting if the recipient fails to cooperate with the reporting regime by failing to provide his taxpayer identification number to the payor, furnishing an incorrect identification number, or failing to report interest or dividends on his returns. The withholding tax rate is 30.5 percent but will be reduced in stages to 28 percent beginning in 2006. The information reporting and backup withholding rules do not apply to payments to corporations, whether domestic or foreign.

         Payments of interest or dividends to individual U.S. Holders of notes or common stock will generally be subject to information reporting, and will be subject to backup withholding unless the holder provides us or our paying agent with a correct taxpayer identification number.

         The information reporting and backup withholding rules do not apply to payments that are subject to the 30 percent withholding tax on dividends or interest paid to nonresidents, or to payments that are exempt from that tax by application of a tax treaty or special exception. Therefore, payments to Non-U.S. Holders of dividends on common stock, or interest on notes, will generally not be subject to information reporting or backup withholding. To avoid backup withholding on dividends, a Non-U.S. Holder will have to certify its nonresident status. Some of the common means of doing so are described under "Special Rules Applicable to Non-U.S. Holders--Taxation of Interest".

         Payments made to U.S. Holders by a broker upon a sale of notes or common stock will generally be subject to information reporting and backup withholding. If, however, the sale is made through a foreign office of a U.S. broker, the sale will be subject to information reporting but not backup withholding. If the sale is made through a foreign office of a foreign broker, the sale will generally not be subject to either information reporting or backup withholding. This exception may not apply, however, if the foreign broker is owned or controlled by U.S. persons, or is engaged in a U.S. trade or business.

         Payments made to Non-U.S. Holders by a broker upon a sale of notes or common stock will not be subject to information reporting or backup withholding as long as the Non-U.S. Holder certifies its foreign status.

         Any amounts withheld from a payment to a holder of notes or common stock under the backup withholding rules can be credited against any U.S. federal income tax liability of the holder.

         THE PRECEDING DISCUSSION OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL, AND FOREIGN TAX CONSEQUENCES OF PURCHASING, HOLDING, AND DISPOSING OF OUR NOTES OR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.


                             SELLING SECURITYHOLDERS

         We originally issued the notes in a private placement in August 2001. Selling securityholders may offer and sell the notes and the underlying common stock pursuant to this prospectus.

         The following table contains information as of September 21, 2001 with respect to the selling securityholders and the principal amount of notes and the underlying common stock beneficially owned by each selling securityholder that may be offered using this prospectus.


                                                              Principal
                                                               Amount at
                                                              Maturity of                      Number of
                                                                 Notes                         Shares of     Percentage of
                                                             Beneficially     Percentage      Common Stock    Common Stock
                                                              Owned That       of Notes         That May      Outstanding
                           Name                               May Be Sold     Outstanding     Be Sold (1)         (2)
----------------------------------------------------------    ------------    -----------     ------------   -------------


Allegheny Technologies Inc. Pension Plan                      $    800,000        *                 18,852       *
Allstate Insurance Company                                    $    750,000        *                 17,674       *
Allstate Life Insurance Company                               $    250,000        *                  5,891       *
Alta Partners Holdings, LDC                                   $  4,000,000      1.5%                94,264       *
Amaranth Securities LLC                                       $ 21,000,000      7.6%               494,886       *
Arbitex Master Fund, L.P.                                     $ 12,500,000      4.5%               294,575       *
Argent Classic Convertible Arbitrage Fund (Bermuda) Ltd.      $ 12,000,000      4.4%               282,792       *
Argent Convertible Arbitrage Fund Ltd.                        $  4,500,000      1.6%               106,047       *
Argent LowLev Convertible Arbitrage Fund LLC                  $    500,000        *                 11,783       *
B.C. McCabe Foundation                                        $    140,000        *                  3,299       *
Bank Austria Cayman Islands, Ltd.                             $  4,750,000      1.7%               111,938       *
CALAMOS Market-Neutral Fund - CALAMOS Investment Trust        $  1,000,000        *                 23,566       *
CFFX, LLC                                                     $  5,000,000      1.8%               117,830       *
Christian Science Trustees for Gifts and Endowments           $    210,000        *                  4,948       *
Colgate-Palmolive Company Retirement Trust                    $    520,000        *                 12,254       *
Conseco Fund Group - Conseco Convertible Securities Fund      $    750,000        *                 17,674       *
Equitable Life Assurance Separate Account - Balanced          $     80,000        *                  1,885       *
Equitable Life Assurance Separate Account - Convertibles      $  1,360,000        *                 32,049       *
Golden Rule Insurance Company                                 $    450,000        *                 10,604       *
Highbridge International LLC                                  $  5,000,000      1.8%               117,830       *
HSBC Trustee Zola Managed Trust                               $  1,000,000        *                 23,566       *
JMG Convertible Investments, LP                               $ 20,000,000      7.3%               471,320       *
JMG Triton Offshore Fund, Ltd.                                $  9,500,000      3.5%               223,877       *
KBC Financial Products USA Inc.                               $  1,000,000        *                 23,566       *
Kentfield Trading, Ltd.                                       $ 16,939,000      6.2%               399,184       *
Lincoln National Global Asset Allocation Fund, Inc.           $    110,000        *                  2,592       *
Lyxor Master Fund                                             $  1,000,000        *                 23,566       *
Marathon Asset Management, LLC                                $  4,750,000      1.7%               111,938       *
Memphis Light, Gas & Water Retirement Fund                    $    890,000        *                 20,973       *
Morgan Stanley & Co. Inc.                                     $ 10,000,000      3.6%               235,660       *
Morgan Stanley & Co. Inc.                                     $  7,500,000      2.7%               176,745       *
Morgan Stanley Dean Witter Convertible Securities Trust       $  1,000,000        *                 23,566       *
Museum of Fine Arts, Boston                                   $     10,000        *                    235       *
National Fuel & Gas Retirement Plan                           $     60,000        *                  1,413       *
Oxford, Lord Abbet & Co.                                      $    750,000        *                 17,674       *
Paloma Securities LLC                                         $ 21,000,000      7.6%               494,886       *
Parker-Hannifin Corporation                                   $    225,000        *                  5,302       *
Putnam Asset Allocation Funds - Balanced Portfolio            $  1,075,000        *                 25,333       *
Putnam Asset Allocation Funds - Conservative Portfolio        $    860,000        *                 20,266       *
Putnam Convertible Income-Growth Trust                        $  8,850,000      3.2%               208,559       *
Putnam Convertible Opportunities and Income Trust             $    290,000        *                  6,834       *
Putnam Variable Trust-Putnam VT Global Asset Allocation       $    280,000        *                  6,598       *
Fund
Ramius Capital Group                                          $    250,000        *                  5,891       *
RCG Latitude Master Fund                                      $  1,500,000        *                 35,349       *
RCG Multi Strategy LP                                         $    250,000        *                  5,891       *
Robertson Stephens                                            $ 15,000,000      5.5%               353,490       *
South Dakota Retirement System                                $  4,000,000      1.5%                94,264       *
The Frist Foundation                                          $    245,000        *                  5,773       *
Total Fina Elf Finance U.S.A Inc.                             $     50,000        *                  1,178       *
TQA Master Fund, Ltd.                                         $    600,000        *                 14,139       *
TQA Master Plus Fund Ltd.                                     $    900,000        *                 21,209       *
U.S. Olympic Foundation                                       $    230,000        *                  5,420       *
UBS O'Connor LLC f/b/o UBS Global Convertible Portfolio       $    500,000        *                 11,783       *
UBS O'Connor LLC f/b/o UBS Global Equity Arbitrage            $  6,000,000      2.2%               141,396       *
Master Ltd.
UBS Warburg LLC                                               $     50,000        *                  1,178       *
Value Realization Fund, L.P.                                  $  3,000,000      1.1%                70,698       *
Zola Partners, LP                                             $    325,000        *                  7,658       *
Any other holder of Notes or future transferee, pledgee,      $ 59,451,000      21.6%            1,401,022       *
donee or successor of any holder (3) (4)

------------------
* Less than 1%.

(1) Assumes conversion of all of the holder's notes at a conversion price of approximately $42.43 per share of common stock. However, this conversion price will be subject to adjustment as described under "Description of Notes--Conversion Rights". As a result, the amount of common stock issuable upon conversion of the notes may increase or decrease in the future.
(2) Calculated based on Rule 13d-3(d)(i) of the Exchange Act using 164,910,733 shares of common stock outstanding as of September 17, 2001. In calculating this amount, we treated as outstanding the number of shares of common stock issuable upon conversion of all of that particular holder's notes. However, we did not assume the conversion of any other holder's notes.
(3) Information about other selling security holders will be set forth in prospectus supplements, if required.
(4) Assumes that any other holders of notes, or any future transferees, pledgees, donees or successors of or from any such other holders of notes, do not beneficially own any common stock other than the common stock issuable upon conversion of the notes at the initial conversion rate.

         We prepared this table based on the information supplied to us by the selling securityholders named in the table.

         The selling securityholders listed in the above table may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act of 1933, some or all of their notes since the date on which the information in the above table is presented. Information about the selling securityholders may change from over time. Any changed information will be set forth in prospectus supplements.

         Because the selling securityholders may offer all or some of their notes or the underlying common stock from time to time, we cannot estimate the amount of the notes or underlying common stock that will be held by the selling securityholders upon the termination of any particular offering. See "Plan of Distribution".


                              PLAN OF DISTRIBUTION

         We will not receive any of the proceeds of the sale of the notes and the underlying common stock offered by this prospectus. The notes and the underlying common stock may be sold from time to time to purchasers:

         - directly by the selling securityholders;

         - through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the selling securityholders or the purchasers of the notes and the underlying common stock.

         The selling securityholders and any such broker-dealers or agents who participate in the distribution of the notes and the underlying common stock may be deemed to be "underwriters". As a result, any profits on the sale of the notes and underlying common stock by selling securityholders and any discounts, commissions or concessions received by any such broker-dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. If the selling securityholders are deemed to be underwriters, the selling securityholders may be subject to certain statutory liabilities of, including, but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

         If the notes and underlying common stock are sold through  underwriters
or  broker-dealers,   the  selling   securityholders  will  be  responsible  for
underwriting discounts or commissions or agent's commissions.

         The notes and underlying common stock may be sold in one or more transactions at:

         - fixed prices;

         - prevailing market prices at the time of sale;

         - varying prices determined at the time of sale; or

         - negotiated prices.

        These sales may be effected in transactions:

         - on any national securities exchange or quotation service on which the notes and underlying common stock may be listed or quoted at the time of the sale, including the Nasdaq National Market in the case of the common stock;

         - in the over-the-counter market;

         - in transactions otherwise than on such exchanges or services or in the over-the-counter market; or

         - through the writing of options.

         These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

         In connection with sales of the notes and underlying common stock or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers. These broker-dealers may in turn engage in short sales of the notes and underlying common stock in the course of hedging their positions. The selling securityholders may also sell the notes and underlying common stock short and deliver notes and underlying common stock to close out short positions, or loan or pledge notes and underlying common stock to broker-dealers that in turn may sell the notes and underlying common stock.

         To our knowledge, there are currently no plans, arrangement or understandings between any selling securityholders and any underwriter, broker-dealer or agent regarding the sale of the notes and the underlying common stock by the selling securityholders. Selling securityholders may not sell any or all of the notes and the underlying common stock offered by them pursuant to this prospectus. In addition, we cannot assure you that any such selling securityholder will not transfer, devise or gift the notes and the underlying common stock by other means not described in this prospectus.

         Our common stock trades on the Nasdaq National Market under the symbol "PMCS". We do not intend to apply for listing of the notes on any securities exchange or for quotation through Nasdaq. Accordingly, no assurance can be given as to the development of liquidity or any trading market for the notes. See "Risk Factors--A public market may not develop for the notes".

         There can be no assurance that any selling securityholder will sell any or all of the notes or underlying common stock pursuant to this prospectus. In addition, any notes or underlying common stock covered by this prospectus that qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus.

         The selling securityholders and any other person participating in such distribution will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the notes and the underlying common stock by the selling securityholders and any other such person. In addition, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of the notes and the underlying common stock to engage in market-making activities with respect to the particular notes and the underlying common stock being distributed for a period of up to five business days prior to the commencement of such distribution. This may affect the marketability of the notes and the underlying common stock and the ability of any person or entity to engage in market-making activities with respect to the notes and the underlying common stock.

         Pursuant to the registration rights agreement filed as an exhibit to this registration statement, we and the selling securityholders will be indemnified by the other against certain liabilities, including certain liabilities under the Securities Act or will be entitled to contribution in connection with these liabilities.

         We have agreed to pay substantially all of the expenses incidental to the registration, offering and sale of the notes and underlying common stock to the public other than commissions, fees and discounts of underwriters, brokers, dealers and agents.

                                  LEGAL MATTERS

         The validity of the issuance of our securities offered by this prospectus will be passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California.


                                     EXPERTS

         The consolidated financial statements and the related financial statement schedule of PMC-Sierra, Inc. incorporated in this prospectus by reference from PMC-Sierra, Inc.'s Annual Report on Form 10-K and the financial statements of Datum Telegraphic Inc. for the year ended August 31, 1999 incorporated in this prospectus by reference to the Current Report on Form 8-K/A1 of PMC-Sierra, Inc. dated September 28, 2000, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

         The financial statements of Malleable Technologies, Inc. as of December 31, 1999 and 1998 and for the years then ended and cumulative from July 31, 1997 (inception) through December 31, 1999 incorporated in this prospectus by reference to the Current Report on Form 8-K/A1 of PMC-Sierra, Inc. dated August 4, 2000, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The aggregate estimated (other than the registration fee) expenses to be paid by us in connection with this offering are as follows:

Securities and Exchange Commission registration fee.......        $    51,012.50
Trustee's fees and expenses...............................        $    11,000.00
Printing  and  Engraving..................................        $     5,000.00
Accounting fees and expenses..............................        $    20,000.00
Legal fees and expenses...................................        $    25,000.00
Miscellaneous.............................................        $    10,000.00
                                                                       ---------
         Total............................................        $   122,012.50
                                                                  ==============

ITEM 15.   INDEMNIFICATION OF DIRECTORS AND OFFICERS OF PMC-SIERRA, INC.

CERTIFICATE OF INCORPORATION

         Our certificate of incorporation provides for the indemnification of our directors and officers to the fullest extent permitted by Delaware law, as the same now exists or as it may be amended in the future. Under Delaware law, such provision may not indemnify directors' or officers' liability for:

         - breaches of the directors' or officers' duty of loyalty to the corporation or its stockholders;

         - acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

         - the unlawful payments of dividends or unlawful stock repurchases or redemptions; or

         - transactions in which the director or officer derived an improper personal benefit.

BYLAWS

         Our bylaws provide that our directors, officers, employees, and agents shall be indemnified against expenses including attorneys' fees, judgments, fines, settlements actually and reasonably incurred in connection with any proceeding arising out of their status as such. Our bylaws also authorize us to provide insurance for our directors, officers, employees and/or agents, against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under Delaware law.

INDEMNIFICATION AGREEMENTS

         We have entered into agreements to indemnify our directors and officers, in addition to the indemnification provided for in our certificate of incorporation and bylaws. These agreements, among other things, indemnify our directors and officers for certain expenses, including attorney's fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by us, arising out of such person's services as a director or officer for us, or for any of our subsidiaries, or for any other company or enterprise to which the person provides services at our request.

ITEM 16.   EXHIBITS

         The following exhibits are filed herewith or incorporated by reference herein:

 EXHIBIT NUMBER                          EXHIBIT TITLE
----------------  --------------------------------------------------------------

     4.1 Indenture, dated as of August 6, 2001, between Registrant and State Street Trust and Bank Company of California, N.A.

     4.2          Form of Note (included in Exhibit 4.1).

     5.1          Opinion  of Wilson  Sonsini  Goodrich  & Rosati,  Professional
                  Corporation.

     10.1 Registration Rights Agreement, dated as of August 6, 2001, between Registrant and Goldman, Sachs & Co.

     12.1         Computation of Ratio of Earnings to Fixed Charges.

     23.1 Consent of Deloitte & Touche LLP, Vancouver, British Columbia, independent auditors.

     23.2 Consent of Deloitte & Touche LLP, San Jose, California, independent auditors

     23.3 Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).

     24.1 Power of Attorney of certain directors and officers of the Registrant (included on page II-4)

     25.1 Form T-1 Statement of Eligibility of Trustee for Indenture under the Trust Indenture Act of 1939.

ITEM 17.   UNDERTAKINGS

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that clauses (a) and (b) do not apply if the information required to be included in a post-effective amendment by such clauses is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on September 26, 2001.

                             PMC-SIERRA, INC.

                             By:  /s/ Robert L. Bailey
                                 -----------------------------------------------

                             Name:    Robert L. Bailey
                             Title    President, Chief Executive Officer and
                                      Chairman of the Board of Directors


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert L. Bailey and John W. Sullivan, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-3, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



           NAME                              TITLE                            DATE

/s/ Robert L. Bailey     President, Chief Executive Officer and     September 26, 2001
-----------------------
Robert L. Bailey         Chairman of the Board of Directors
                         (principal executive officer)

/s/ John W. Sullivan     Vice President of Finance and Chief        September 26, 2001
-----------------------
John W. Sullivan         Financial Officer (principal financial
                         and accounting officer)

/s/ James V. Diller      Vice Chairman of the Board of Directors    September 26, 2001
-----------------------
James V. Diller

/s/ Alexandre Balkanski  Director                                   September 26, 2001
-----------------------
Alexandre Balkanski

/s/ Frank J. Marshall    Director                                   September 26, 2001
-----------------------
Frank J. Marshall

/s/ Colin Beaumont       Director                                   September 26, 2001
-----------------------
Colin Beaumont

/s/ Lewis O. Wilks       Director                                   September 26, 2001
-----------------------
Lewis O. Wilks



                                  EXHIBIT INDEX


 Exhibit Number                         Exhibit Title
----------------  --------------------------------------------------------------

      4.1 Indenture, dated as of August 6, 2001, between Registrant and State Street Trust and Bank Company of California, N.A.

      4.2         Form of Note (included in Exhibit 4.1).

      5.1         Opinion  of Wilson  Sonsini  Goodrich  & Rosati,  Professional
                  Corporation.

      10.1 Registration Rights Agreement, dated as of August 6, 2001, between Registrant and Goldman, Sachs & Co.

      12.1        Computation of Ratio of Earnings to Fixed Charges.

      23.1 Consent of Deloitte & Touche LLP, Vancouver, British Columbia, independent auditors.

      23.2 Consent of Deloitte & Touche LLP, San Jose, California, independent auditors.

      23.3 Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).

      24.1 Power of Attorney of certain directors and officers of the Registrant (included on page II-4)

      25.1 Form T-1 Statement of Eligibility of Trustee for Indenture under the Trust Indenture Act of 1939.




                      ------------------------------------

                                PMC-SIERRA, INC.

                                     ISSUER

                                       TO

            STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A.,

                                     TRUSTEE

                               ------------------

                                    INDENTURE

                           Dated as of August 6, 2001

                               -------------------

            3.75% CONVERTIBLE SUBORDINATED NOTES DUE AUGUST 15, 2006

                     ---------------------------------------


                                                                 TABLE OF CONTENTS


                                                                                                                   Page

ARTICLE I DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION.....................................................1
         SECTION 1.1         Definitions..............................................................................1
         SECTION 1.2         Compliance Certificates And Opinions.....................................................9
         SECTION 1.3         Form of Documents Delivered to the Trustee..............................................10
         SECTION 1.4         Acts of Holders of Securities...........................................................10
         SECTION 1.5         Notices, Etc to the Trustee and Company.................................................12
         SECTION 1.6         Notice to Holders of Securities; Waiver.................................................12
         SECTION 1.7         Effect of Headings and Table of Contents................................................13
         SECTION 1.8         Successors and Assigns..................................................................13
         SECTION 1.9         Separability Clause.....................................................................13
         SECTION 1.10        Benefits of Indenture...................................................................13
         SECTION 1.11        Governing Law...........................................................................13
         SECTION 1.12        Legal Holidays..........................................................................13
         SECTION 1.13        Conflict With Trust Indenture Act.......................................................14
ARTICLE II SECURITY FORMS............................................................................................14
         SECTION 2.1         Form Generally..........................................................................14
         SECTION 2.2         Form of Security........................................................................15
         SECTION 2.3         Form of Certificate of Authentication...................................................28
         SECTION 2.4         Form of Conversion Notice...............................................................29
         SECTION 2.5         Form of Assignment......................................................................30
ARTICLE III THE SECURITIES...........................................................................................31
         SECTION 3.1         Title and Terms.........................................................................31
         SECTION 3.2         Denominations...........................................................................31
         SECTION 3.3         Execution, Authentication, Delivery and Dating..........................................32
         SECTION 3.4         Global Securities; Non-global Securities; Book-entry Provisions.........................32
         SECTION 3.5         Registration; Registration of Transfer and Exchange; Restrictions on Transfer...........33
         SECTION 3.6         Mutilated, Destroyed, Lost or Stolen Securities.........................................36
         SECTION 3.7         Payment of Interest; Interest Rights Preserved..........................................37
         SECTION 3.8         Persons Deemed Owners...................................................................38
         SECTION 3.9         Cancellation............................................................................38
         SECTION 3.10        Computation of Interest.................................................................38
         SECTION 3.11        CUSIP Numbers...........................................................................38
ARTICLE IV SATISFACTION AND DISCHARGE................................................................................39
         SECTION 4.1         Satisfaction and Discharge of Indenture.................................................39
         SECTION 4.2         Application of Trust Money..............................................................40
ARTICLE V REMEDIES...................................................................................................40
         SECTION 5.1         Events of Default.......................................................................40
         SECTION 5.2         Acceleration of Maturity; Rescission and Annulment......................................42
         SECTION 5.3         Collection of Indebtedness and Suits for Enforcement by Trustee.........................42
         SECTION 5.4         Trustee May File Proofs of Claim........................................................43
         SECTION 5.5         Trustee May Enforce Claims Without Possession of Securities.............................44
         SECTION 5.6         Application of Money Collected..........................................................44
         SECTION 5.7         Limitation on Suits.....................................................................44
         SECTION 5.8         Unconditional Right of Holders to Receive Principal,Premium and Interest and to Convert.45
         SECTION 5.9         Restoration of Rights and Remedies......................................................45
         SECTION 5.10        Rights and Remedies Cumulative..........................................................45
         SECTION 5.11        Delay or Omission Not Waiver............................................................45
         SECTION 5.12        Control by Holders of Securities........................................................46
         SECTION 5.13        Waiver of Past Defaults.................................................................46
         SECTION 5.14        Undertaking for Costs...................................................................46
         SECTION 5.15        Waiver of Stay, Usury or Extension Laws.................................................47
ARTICLE VI THE TRUSTEE...............................................................................................47
         SECTION 6.1         Certain Duties and Responsibilities.....................................................47
         SECTION 6.2         Notice of Defaults......................................................................48
         SECTION 6.3         Certain Rights of Trustee...............................................................48
         SECTION 6.4         Not Responsible for Recitals or Issuance of Securities..................................49
         SECTION 6.5         May Hold Securities, Act as Trustee under Other Indentures..............................49
         SECTION 6.6         Money Held in Trust.....................................................................49
         SECTION 6.7         Compensation and Reimbursement..........................................................49
         SECTION 6.8         Corporate Trustee Required; Eligibility.................................................50
         SECTION 6.9         Resignation and Removal; Appointment of Successor.......................................50
         SECTION 6.10        Acceptance of Appointment by Successor..................................................51
         SECTION 6.11        Merger, Conversion, Consolidation or Succession to Business.............................52
         SECTION 6.12        Authenticating Agents...................................................................52
         SECTION 6.13        Disqualification; Conflicting Interests.................................................53
         SECTION 6.14        Preferential Collection of Claims Against Company.......................................53
ARTICLE VII CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE.....................................................54
         SECTION 7.1         Company May Consolidate, Etc. Only on Certain Terms.....................................54
         SECTION 7.2         Successor Substituted...................................................................54
ARTICLE VIII SUPPLEMENTAL INDENTURES.................................................................................54
         SECTION 8.1         Supplemental Indentures Without Consent of Holders of Securities........................54
         SECTION 8.2         Supplemental Indentures with Consent of Holders of Securities...........................55
         SECTION 8.3         Execution of Supplemental Indentures....................................................56
         SECTION 8.4         Effect of Supplemental Indentures.......................................................57
         SECTION 8.5         Reference in Securities to Supplemental Indentures......................................57
         SECTION 8.6         Notice of Supplemental Indentures.......................................................57
ARTICLE IX MEETINGS OF HOLDERS OF SECURITIES.........................................................................57
         SECTION 9.1         Purposes for Which Meetings May Be Called...............................................57
         SECTION 9.2         Call, Notice and Place of Meetings......................................................57
         SECTION 9.3         Persons Entitled to Vote at Meetings....................................................58
         SECTION 9.4         Quorum; Action..........................................................................58
         SECTION 9.5         Determination of Voting Rights; Conduct and Adjournment of Meetings.....................58
         SECTION 9.6         Counting Votes and Recording Action of Meetings.........................................59
ARTICLE X COVENANTS..................................................................................................60
         SECTION 10.1        Payment of Principal, Premium and Interest..............................................60
         SECTION 10.2        Maintenance of Offices or Agencies......................................................60
         SECTION 10.3        Money for Security Payments to Be Held in Trust.........................................60
         SECTION 10.4        Existence...............................................................................61
         SECTION 10.5        Maintenance of Properties...............................................................61
         SECTION 10.6        Payment of Taxes and Other Claims.......................................................62
         SECTION 10.7        Registration and Listing................................................................62
         SECTION 10.8        Statement by Officers as to Default.....................................................62
         SECTION 10.9        Delivery of Certain Information.........................................................63
         SECTION 10.10       Resale of Certain Securities............................................................63
         SECTION 10.11       Registration Rights.....................................................................63
         SECTION 10.12       Waiver of Certain Covenants.............................................................64
ARTICLE XI REDEMPTION OF SECURITIES..................................................................................64
         SECTION 11.1        Right of Redemption.....................................................................64
         SECTION 11.2        Applicability of Article................................................................64
         SECTION 11.3        Election to Redeem; Notice to Trustee...................................................64
         SECTION 11.4        Selection by Trustee of Securities to Be Redeemed.......................................65
         SECTION 11.5        Notice of Redemption....................................................................65
         SECTION 11.6        Deposit of Redemption Price.............................................................66
         SECTION 11.7        Securities Payable on Redemption Date...................................................66
         SECTION 11.8        Conversion Arrangement on Call for Redemption...........................................67
ARTICLE XII CONVERSION OF SECURITIES.................................................................................67
         SECTION 12.1        Conversion Privilege and Conversion Rate................................................67
         SECTION 12.2        Exercise of Conversion Privilege........................................................68
         SECTION 12.3        Fractions of Shares.....................................................................69
         SECTION 12.4        Adjustment of Conversion Rate...........................................................69
         SECTION 12.5        Notice of Adjustments of Conversion Rate................................................73
         SECTION 12.6        Notice of Certain Corporate Action......................................................74
         SECTION 12.7        Company to Reserve Common Stock.........................................................75
         SECTION 12.8        Taxes on Conversions....................................................................75
         SECTION 12.9        Covenant as to Common Stock.............................................................75
         SECTION 12.10       Cancellation of Converted Securities....................................................75
         SECTION 12.11       Provision in Case of Consolidation, Merger or Sale of Assets............................75
         SECTION 12.12       Rights Issued in Respect of Common Stock................................................76
         SECTION 12.13       Responsibility of Trustee for Conversion Provisions.....................................77
ARTICLE XIII SUBORDINATION OF SECURITIES.............................................................................77
         SECTION 13.1        Securities Subordinate to Senior Debt...................................................77
         SECTION 13.2        No Payment in Certain Circumstances, Payment over of Proceeds upon Dissolution, Etc.....77
         SECTION 13.3        Prior Payment to Senior Debt upon Acceleration of Securities............................79
         SECTION 13.4        Payment Permitted If No Default.........................................................79
         SECTION 13.5        Subrogation to Rights of Holders of Senior Debt.........................................79
         SECTION 13.6        Provisions Solely to Define Relative Rights.............................................80
         SECTION 13.7        Trustee to Effectuate Subordination.....................................................80
         SECTION 13.8        No Waiver of Subordination Provisions...................................................80
         SECTION 13.9        Notice to Trustee.......................................................................81
         SECTION 13.10       Reliance on Judicial Order or Certificate of Liquidating Agent..........................81
         SECTION 13.11       Trustee Not Fiduciary for Holders of Senior Debt........................................82
         SECTION 13.12       Reliance by Holders of Senior Debt on Subordination Provisions..........................82
         SECTION 13.13       Rights of Trustee as Holder of Senior Debt; Preservation of Trustee's Rights............82
         SECTION 13.14       Article Applicable to Paying Agents.....................................................82
         SECTION 13.15       Certain Conversions and Repurchases Deemed Payment......................................82
ARTICLE XIV REPURCHASE OF SECURITIES AT THE OPTION OF THE HOLDER UPON A CHANGE IN CONTROL............................83
         SECTION 14.1        Right to Require Repurchase.............................................................83
         SECTION 14.2        Conditions to the Company's Election to Pay the Repurchase Price in Common Stock........83
         SECTION 14.3        Notices; Method of Exercising Repurchase Right, Etc.....................................84
         SECTION 14.4        Certain Definitions.....................................................................87
         SECTION 14.5        Consolidation, Merger, etc..............................................................88
ARTICLE XV HOLDERS LISTS AND REPORTS BY TRUSTEE AND COMPANY; NON-RECOURSE............................................88
         SECTION 15.1        Company to Furnish Trustee Names and Addresses of Holders...............................88
         SECTION 15.2        Preservation of Information.............................................................88
         SECTION 15.3        Reports by Trustee......................................................................89
         SECTION 15.4        Reports by Company......................................................................89
ARTICLE XVI IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS..........................................89
         SECTION 16.1        Indenture and Securities Solely Corporate Obligations...................................89



         INDENTURE, dated as of August 6, 2001, between PMC-SIERRA, INC., a corporation duly organized and existing under the laws of the State of Delaware, having its principal office at 3975 Freedom Circle, Santa Clara, California 95054 (herein called the "Company"), and STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A., a national banking association organized under the laws of the United States, as Trustee hereunder (herein called the "Trustee").

                             RECITALS OF THE COMPANY

         The Company has duly authorized the creation of an issue of its 3.75% Convertible Subordinated Notes due August 15, 2006 (herein called the "Securities") of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

         All things necessary to make the Securities, when the Securities are executed by the Company and authenticated and delivered hereunder, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done. Further, all things necessary to duly authorize the issuance of the Common Stock of the Company issuable upon the conversion of the Securities, and to duly reserve for issuance the number of shares of Common Stock issuable upon such conversion, have been done.

         NOW, THEREFORE, THIS INDENTURE WITNESSETH:

         For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                    ARTICLE I
             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.1   Definitions.

         For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

         (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

         (2) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation; and

         (3) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

         "Act," when used with respect to any Holder of a Security, has the meaning specified in Section 1.4.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agent Member" means any member of, or participant in, the Depositary.

         "Applicable Procedures" means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of DTC or any successor Depository, in each case to the extent applicable to such transaction and as in effect from time to time.

         "Authenticating  Agent" means any Person authorized pursuant to Section
6.12 to act on behalf of the Trustee to authenticate Securities.

         "Board of Directors" means either the board of directors of the Company or any duly authorized committee of that board.

         "Board Resolution" means a resolution duly adopted by the Board of Directors, a copy of which, certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, shall have been delivered to the Trustee.

         "Business Day," when used with respect to any Place of Payment, Place of Conversion or any other place, as the case may be, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in such Place of Payment, Place of Conversion or other place, as the case may be, are authorized or obligated by law or executive order to close; provided, however, that a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close shall not be a Business Day for purposes of Section 13.9.

         "Change in Control" has the meaning specified in Section 14.4(2).

         "Closing Price Per Share" means, with respect to the Common Stock, for any day, (i) the last reported sale price regular way on the Nasdaq National Market or, (ii) if the Common Stock is not quoted on the Nasdaq National Market, the last reported sale price regular way per share or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or (iii) if the Common Stock is not quoted on the Nasdaq National Market or listed or admitted to trading on any national securities exchange, the average of the closing bid prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose.

         "Code" has the meaning specified in Section 2.l.

         "Commission" means the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

         "Common Stock" means the Common Stock, par value $0.001 per share, of the Company authorized at the date of this instrument as originally executed or as such stock may be constituted from time to time. Subject to the provisions of
Section 12.11, shares issuable on conversion or repurchase of Securities shall include only shares of Common Stock or shares of any class or classes of common stock resulting from any reclassification or reclassifications thereof; provided, however, that if at any time there shall be more than one such resulting class, the shares so issuable on conversion of Securities shall include shares of all such classes, and the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

         "Common Stock" includes any stock of any class of capital stock which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the issuer thereof and which is not subject to redemption by the issuer thereof.

         "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

         "Company Notice" has the meaning specified in Section 14.3.

         "Company Request" or "Company Order" means a written request or order signed in the name of the Company by (i) its Chairman of the Board, its Vice Chairman of the Board, its Chief Executive Officer, its President, an Executive Vice President or a Vice President, and by (ii) its principal financial officer, Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

         "Constituent Person" has the meaning specified in Section 12.11.

         "Conversion Agent" means any Person authorized by the Company to convert Securities in accordance with Article XII. The Company has initially appointed the Trustee as its Conversion Agent pursuant to Section 10.2 hereof.

         "Conversion Price" has the meaning specified in Section 14.4(3).

         "Conversion Rate" has the meaning specified in Section 12.1.

         "Corporate Trust Office" means the office of the Trustee at which at any particular time the trust created by this Indenture shall be principally administered (which at the date of this Indenture is located at 633 West 5th Street, 12th Floor, Los Angeles, California 90071, Attention: Corporate Trust Administration (PMC-Sierra, Inc., 3.75% Convertible Subordinated Notes due August 15, 2006)).

         "Corporation" means a corporation, company, association, joint-stock company or business trust.

         "Defaulted Interest" has the meaning specified in Section 3.7.

         "Depositary" means, with respect to any Securities (including any Global Securities), a clearing agency that is registered as such under the Exchange Act and is designated by the Company to act as Depositary for such Securities (or any successor securities clearing agency so registered).

         "Designated Senior Debt" means the Company's obligations under any particular Senior Debt in which the instrument creating or evidencing the same or the assumption or guarantee thereof (or related agreements or documents to which the Company is a party) expressly provides that such Senior Debt shall be "Designated Senior Debt" for purposes of this Indenture; provided that such instrument, agreement or other document may place limitations and conditions on the right of such Senior Debt to exercise the rights of Designated Senior Debt.

         "Distribution Date" shall mean the "Distribution Date" as such term is defined in the Registration Rights Agreement.

         "Dollar" or "U.S. $" means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.

         "DTC" means The Depository Trust Company, a New York corporation.

         "Effective Failure" has the meaning specified in Section 2.2.

         "Effectiveness Period" has the meaning specified in Section 2.2.

         "Event of Default" has the meaning specified in Section 5.1.

         "Exchange Act" means the United States Securities Exchange Act of 1934 (or any successor statute), as amended from time to time.

         "Global Security" means a Security that is registered in the Security Register in the name of a Depositary or a nominee thereof.

         "Holder" means the Person in whose name the Security is registered in the Security Register.

         "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

         "Initial Purchaser" means Goldman, Sachs & Co.

         "Initial Purchaser Option" has the meaning specified in Section 3.1.

         "Interest Payment Date" means the Stated Maturity of an installment of interest on the Securities.

         "Issue Date" means August 6, 2001.

         "Liquidated Damages" has the meaning specified in Section 2.2.

         "Make-Whole Payment" has the meaning specified in Section 2.2.

         "Maturity," when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, exercise of the repurchase right set forth in
Article XIV or otherwise.

         "Non-electing Share" has the meaning specified in Section 12.11.

         "Notice Date" has the meaning specified in Section 2.2.

         "Notice of Default" has the meaning specified in Section 5.1.

         "Officers' Certificate" means a certificate signed by (i) the Chairman of the Board, a Vice Chairman of the Board, the Chief Executive Officer, the President, an Executive Vice President, a Senior Vice President or a Vice President and by (ii) the principal financial officer, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee. One of the Officers signing an Officers' Certificate given pursuant to Section 10.8 shall be the principal executive, financial or accounting officer of the Company.

         "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company and who shall be acceptable to the Trustee.

         "Outstanding," when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

              (i) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

              (ii) Securities for the payment or redemption of which money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities, provided that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

              (iii) Securities which have been paid pursuant to Section 3.6 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company; and

              (iv)  Securities  converted  into Common Stock pursuant to Article
XII;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities are present at a meeting of Holders of Securities for quorum purposes or have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such determination as to the presence of a quorum or upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee has been notified in writing to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor, and the Trustee shall be protected in relying upon an Officer's Certificate to such effect.

         "Paying Agent" means any Person authorized by the Company to pay the principal of or interest on any Securities on behalf of the Company and, except as otherwise specifically set forth herein, such term shall include the Company if it shall act as its own Paying Agent. The Company has initially appointed the Trustee as its Paying Agent pursuant to Section 10.2 hereof.

         "Payment Blockage Notice" has the meaning specified in Section 13.2.

         "Person" means any individual, corporation, limited liability company, partnership, joint venture, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

         "Place of Conversion" has the meaning specified in Section 3.1.

         "Place of Payment" has the meaning specified in Section 3.1.

         "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.6 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

         "Provisional Redemption" has the meaning specified in Section 2.2.

         "Purchase Agreement" means the Purchase Agreement, dated as of July 31, 2001, between the Company and the Initial Purchaser, as such agreement may be amended from time to time.

         "Qualified Institutional Buyer" shall mean a "qualified institutional buyer" as defined in Rule 144A.

         "Press Release" means any press release issued by the Company and disseminated to Reuters Business News Services and Bloomberg News Services.

         "Record Date" means any Regular Record Date or Special Record Date.

         "Record Date Period" means the period from the close of business of any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date.

         "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

         "Redemption Price," when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

         "Registrable Securities" has the meaning specified in Section 10.11.

         "Registration Default" has the meaning specified in Section 2.2.

         "Registration   Rights   Agreement"  means  the   Registration   Rights
Agreement, dated as of August 6, 2001, between the Company and the Initial Purchaser, as such agreement may be amended from time to time.

         "Regular Record Date" for interest payable in respect of any Security on any Interest Payment Date means the February 1 or August 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

         "Representative" means the (a) indenture trustee or other trustee, agent or representative for any Senior Debt or (b) with respect to any Senior Debt that does not have any such trustee, agent or other representative, (i) in the case of such Senior Debt issued pursuant to an agreement providing for voting arrangements as among the holders or owners of such Senior Debt, any holder or owner of such Senior Debt acting with the consent of the required persons necessary to bind such holders or owners of such Senior Debt and (ii) in the case of all other such Senior Debt, the holder or owner of such Senior Debt.

         "Repurchase Date" has the meaning specified in Section 14.1.

         "Repurchase Price" has the meaning specified in Section 14.1.

         "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Office of the Trustee with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge and familiarity with the particular subject.

         "Restricted Global Security" has the meaning specified in Section 2.1.

         "Restricted  Securities"  means all  Securities  required  pursuant  to
Section 3.5(3) to bear any Restricted Securities Legend. Such term includes the Restricted Global Security.

         "Restricted  Securities  Legend"  means,   collectively,   the  legends
substantially in the forms of the legends required in the form of Security set forth in Section 2.2 to be placed upon each Restricted Security.

         "Rule 144" means Rule 144 under the Securities Act (or any successor provision), as it may be amended from time to time.

         "Rule 144A" means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

         "Rule 144A Information" has the meaning specified in Section 10.9.

         "Securities" has the meaning ascribed to it in the first paragraph under the caption "Recitals of the Company".

         "Securities Act" means the United States Securities Act of 1933 (or any successor statute), as amended from time to time.

         "Security Register" and "Security Registrar" have the respective meanings specified in Section 3.5.

         "Senior Debt" means the principal of (and premium, if any) and interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding) on, and all fees and other amounts payable or rent or other obligations, whether absolute or contingent, secured or unsecured, due or to become due, outstanding on the date of this Indenture or thereafter created, incurred or assumed in connection with any of the following: (a) any credit or loan agreement, note, bond, debenture or other written obligation of the Company, (b) all obligations of the Company for money borrowed, (c) any note or similar instrument issued by the Company in connection with the acquisition of any businesses, properties or assets of any kind, (d) the Company's leasing real or personal property (i) under leases, if all or a portion of the lessee's rental obligations are required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles or (ii) under leases, participation agreements, guarantees or similar documents entered into by the Company in connection with the leasing of real or personal property by the Company or any of the Subsidiaries which provides that the Company is contractually obligated to purchase or cause a third party to purchase the leased property for a fixed price or otherwise guarantee a residual value of leased property to the lessor or a third party, whether or not such lease is properly classified as a operating or capital lease in accordance with generally accepted accounting principles, (e) any interest rate and currency swaps, caps, floors, collars, hedge agreements, forward contracts or similar agreements or arrangements, (f) any letters of credit, bankers' acceptances and similar facilities, including reimbursement obligations with respect to the foregoing, (g) any deferred purchase price of property or services, (h) all obligations of the type referred to in clauses (a) through (g) above of another Person and any dividends of another Person, the payment of which, in either case, the Company has assumed or guaranteed, or for which the Company is responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise, or which are secured by a lien on the Company's property, and (i) renewals, extensions, modifications, replacements, restatements and refundings of, or any indebtedness or obligation issued in exchange for, any such indebtedness or obligation described in clauses (a) through (h) of this paragraph; provided, however, that "Senior Debt" shall not include (x) the Securities, (y) any other indebtedness or obligation if the terms of such indebtedness or obligation (or the terms of the instrument under which or pursuant to which it is issued) expressly provide that such indebtedness or obligation is not superior in right of payment to the Securities or (z) any trade accounts payable or accrued liabilities arising in the ordinary course of business.

         "Shelf Registration Statement" has the meaning specified in Section 10.11.

         "Significant   Subsidiary"   means,  with  respect  to  any  Person,  a
Subsidiary of such Person that would constitute a "significant subsidiary" as such term is defined under Rule 1-02 of Regulation S-X under the Securities Act and the Exchange Act.

         "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Company pursuant to Section 3.7.

         "Stated Maturity," when used with respect to any Security or any installment of interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable.

         "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock or other similar interests in the corporation which ordinarily has or have voting power for the election of directors, or persons performing similar functions, whether at all times or only so long as no senior class of stock or other interests has or have such voting power by reason of any contingency.

         "Successor Security" of any particular Security means every Security issued after, and evidencing all or a portion of the same debt as that evidenced by, such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.6 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

         "Surrender Certificate" means a certificate substantially in the form set forth in Annex B.

         "Trading Day" means (i) if the Common Stock is quoted on the Nasdaq National Market or any other system of automated dissemination of quotations of securities prices, days on which trades may be effected through such system,
(ii) if the Common Stock is listed or admitted for trading on any national or regional securities exchange, days on which such national or regional securities exchange is open for business, or (iii) if the Common Stock is not listed on a national or regional securities exchange or quoted on the Nasdaq National Market or any other system of automated dissemination of quotation of securities prices, days on which the Common Stock is traded regular way in the over-the-counter market and for which a closing bid and a closing asked price for the Common Stock are available.

         "Trust Indenture Act" means the Trust Indenture Act of 1939, and the rules and regulations thereunder, as in force at the date as of which this instrument was executed, provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939, and the rules and regulations thereunder, as so amended.

         "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

         "United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction (its "possessions" including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands).

         "Unrestricted Securities Certificate" means a certificate substantially in the form set forth in Annex A.


SECTION 1.2   Compliance Certificates And Opinions.

         Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

         Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (including certificates provided for in Section 10.8) shall include:

         (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;
         (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.


SECTION 1.3     Form of Documents  Delivered to the Trustee.

         In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company or any other Person stating that the information with respect to such factual matters is in the possession of the Company or such other Person, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.


SECTION 1.4     Acts of Holders of Securities.

         (1) Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given or taken by Holders of Securities may be embodied in and evidenced by (A) one or more instruments of substantially similar tenor signed by such Holders in person or by an agent or proxy duly appointed in writing by such Holders or (B) the record of Holders of Securities voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders of Securities duly called and held in accordance with the provisions of Article IX. Such action shall become effective when such instrument or instruments or record is delivered to the Trustee and, where it is hereby expressly required, to the Company. The Trustee shall promptly deliver to the Company copies of all such instruments and records delivered to the Trustee. Such instrument or instruments and records (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders of Securities signing such instrument or instruments and so voting at such meeting. Proof of execution of any such instrument or of a writing appointing any such agent or proxy, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Trustee and the Company if made in the manner provided in this Section. The record of any meeting of Holders of Securities shall be proved in the manner provided in
Section 9.6.

         (2) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

         (3) The principal amount and serial number of any Security held by any Person, and the date of his holding the same, shall be proved by the Security Register.

         (4) The fact and date of execution of any such instrument or writing and the authority of the Person executing the same may also be proved in any other manner which the Trustee deems sufficient; and the Trustee may in any instance require further proof with respect to any of the matters referred to in this Section 1.4.

         (5) The  Company  may set any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted by this Indenture to be given or taken by Holders. Promptly and in any case not later than ten days after setting a record date, the Company shall notify the Trustee and the Holders of such record date. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 15.1) prior to such first solicitation or vote, as the case may be. With regard to any record date, the Holders on such date (or their duly appointed agents or proxies), and only such Persons, shall be entitled to give or take, or vote on, the relevant action, whether or not such Holders remain Holders after such record date. Notwithstanding the foregoing, the Company shall not set a record date for, and the provisions of this paragraph shall not apply with respect to, any notice, declaration or direction referred to in the next paragraph.

         Upon receipt by the Trustee from any Holder of (i) any notice of default or breach referred to in Section 5.1(4), if such default or breach has occurred and is continuing and the Trustee shall not have given such a notice to the Company, (ii) any declaration of acceleration referred to in Section 5.2, if an Event of Default has occurred and is continuing and the Trustee shall not have given such a declaration to the Company, or (iii) any direction referred to in Section 5.12, if the Trustee shall not have taken the action specified in such direction, then, with respect to clauses (ii) and (iii), a record date shall automatically and without any action by the Company or the Trustee be set for determining the Holders entitled to join in such declaration or direction, which record date shall be the close of business on the tenth day (or, if such day is not a Business Day, the first Business Day thereafter) following the day on which the Trustee receives such declaration or direction, and, with respect to clause (i), the Trustee may set any day as a record date for the purpose of determining the Holders entitled to join in such notice of default. Promptly after such receipt by the Trustee of any such declaration or direction referred to in clause (ii) or (iii), and promptly after setting any record date with respect to clause (i), and as soon as practicable thereafter, the Trustee shall notify the Company and the Holders of any such record date so fixed. The Holders on such record date (or their duly appointed agents or proxies), and only such Persons, shall be entitled to join in such notice, declaration or direction, whether or not such Holders remain Holders after such record date; provided that, unless such notice, declaration or direction shall have become effective by virtue of Holders of the requisite principal amount of Securities on such record date (or their duly appointed agents or proxies) having joined therein on or prior to the 90th day after such record date, such notice, declaration or direction shall automatically and without any action by any Person be canceled and of no further effect. Nothing in this paragraph shall be construed to prevent a Holder (or a duly appointed agent or proxy thereof) from giving, before or after the expiration of such 90-day period, a notice, declaration or direction contrary to or different from, or, after the expiration of such period, identical to, the notice, declaration or direction to which such record date relates, in which event a new record date in respect thereof shall be set pursuant to this paragraph. In addition, nothing in this paragraph shall be construed to render ineffective any notice, declaration or direction of the type referred to in this paragraph given at any time to the Trustee and the Company by Holders (or their duly appointed agents or proxies) of the requisite principal amount of Securities on the date such notice, declaration or direction is so given.

         (6) Except as provided in Sections 5.12 and 5.13, any request, demand, authorization, direction, notice, consent, election, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

         (7) The provisions of this Section 1.4 are subject to the provisions of
Section 9.5.


SECTION 1.5     Notices, Etc to the Trustee and Company.

         Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of Holders of Securities or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

         (1) the Trustee by any Holder of Securities or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with a Responsible Officer of the Trustee and received at its Corporate Trust Office, Attention: Corporate Trust Administration (PMC-Sierra, Inc., 3.75% Convertible Subordinated Notes due August 15, 2006).

         (2) the Company by the Trustee or by any Holder of Securities shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing, mailed, first-class postage prepaid, or telecopied and confirmed by mail, first-class postage prepaid, or delivered by hand or overnight courier, addressed to the Company at 3975 Freedom Circle, Santa Clara, California 95054, Attention: Chief Financial Officer, or at any other address previously furnished in writing to the Trustee by the Company.

SECTION  1.6      Notice to Holders of Securities; Waiver.

         Except as otherwise expressly provided herein, where this Indenture provides for notice to Holders of Securities of any event, such notice shall be sufficiently given to Holders if in writing and mailed, first-class postage prepaid or delivered by an overnight delivery service, to each Holder of a Security affected by such event, at the address of such Holder as it appears in the Security Register, not earlier than the earliest date and not later than the latest date prescribed for the giving of such notice.

         Neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder of a Security shall affect the sufficiency of such notice with respect to other Holders of Securities. In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification to Holders of Securities as shall be made with the approval of the Trustee, which approval shall not be unreasonably withheld, shall constitute a sufficient notification to such Holders for every purpose hereunder.

         Such notice shall be deemed to have been given when such notice is mailed.

         Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders of Securities shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.


SECTION 1.7     Effect of Headings and Table of Contents.

         The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 1.8     Successors and Assigns.

         All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 1.9     Separability Clause.

         In case any provision in this Indenture or the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1.10     Benefits of Indenture.

         Except as provided in the next sentence, nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors assigns hereunder and the Holders of Securities, any benefit or legal or equitable right, remedy or claim under this Indenture. The provisions of Article XIII are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Debt.

SECTION 1.11     Governing Law.

         THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, THE UNITED STATES OF AMERICA.

SECTION 1.12    Legal Holidays.

         In any case where any Interest Payment Date, Redemption Date, Repurchase Date or Stated Maturity of any Security or the last day on which a Holder of a Security has a right to convert his Security shall not be a Business Day at a Place of Payment or Place of Conversion, as the case may be, then (notwithstanding any other provision of this Indenture or of the Securities) payment of principal of, premium, if any, or interest on, or the payment of the Redemption Price or Repurchase Price (whether the same is payable in cash or in shares of Common Stock in the case of the Repurchase Price) with respect to, or delivery for conversion of, such Security need not be made at such Place of Payment or Place of Conversion, as the case may be, on or by such day, but may be made on or by the next succeeding Business Day at such Place of Payment or Place of Conversion, as the case may be, with the same force and effect as if made on the Interest Payment Date, Redemption Date or Repurchase Date, or at the Stated Maturity or by such last day for conversion; provided, however, that in the case that payment is made on such succeeding Business Day, no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date, Repurchase Date, Stated Maturity or last day for conversion, as the case may be.

SECTION 1.13    Conflict With Trust Indenture Act.

         If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be. Until such time as this Indenture shall be qualified under the Trust Indenture Act, this Indenture, the Company and the Trustee shall be deemed for all purposes hereof to be subject to and governed by the Trust Indenture Act to the same extent as would be the case if this Indenture were so qualified on the date hereof.


                                   ARTICLE II
                                 SECURITY FORMS

SECTION 2.1     Form Generally.

         The Securities shall be in substantially the form set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange, the Internal Revenue Code of 1986, as amended, and regulations thereunder (the "Code"), or as may, consistent herewith, be determined by the officers executing such Securities, as evidenced by their execution thereof. All Securities shall be in fully registered form.

         The Trustee's certificates of authentication shall be in substantially the form set forth in Section 2.3.

         Conversion  notices  shall be in  substantially  the form set  forth in
Section 2.4.

         Repurchase  notices  shall be  substantially  in the form set  forth in
Section 2.2.

         The Securities shall be printed, lithographed, typewritten or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any automated quotation system or securities exchange (including on steel engraved borders if so required by any securities exchange upon which the Securities may be listed) on which the Securities may be quoted or listed, as the case may be, all as determined by the officers executing such Securities, as evidenced by their execution thereof.

         Upon their original issuance, Securities issued as contemplated by the Purchase Agreement to Qualified Institutional Buyers in reliance on Rule 144A shall be issued in the form of one or more Global Securities in definitive, fully registered form without interest coupons and bearing the Restricted Securities Legend. Such Global Security shall be registered in the name of DTC, as Depositary, or its nominee and deposited with the Trustee, as custodian for DTC, for credit by DTC to the respective accounts of beneficial owners of the Securities represented thereby (or such other accounts as they may direct). Such Global Security, together with its Successor Securities which are Global Securities, are collectively herein called the "Restricted Global Security".


SECTION 2.2 Form of Security.

                                 [FORM OF FACE]

         [THE  FOLLOWING  LEGEND  SHALL  APPEAR  ON THE FACE OF EACH  RESTRICTED
SECURITY:

THIS NOTE AND ANY COMMON STOCK ISSUABLE UPON THE CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THIS NOTE AND ANY COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ACQUIRING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (3) TO AN INSTITUTIONAL INVESTOR THAT IS AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT
PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

THIS NOTE, ANY SHARES OF COMMON STOCK ISSUABLE UPON ITS CONVERSION AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS NOTE AND ANY SUCH SHARES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION
THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS NOTE AND ANY SUCH SHARES SHALL BE DEEMED BY THE ACCEPTANCE OF THIS NOTE AND ANY SUCH SHARES TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.]

[THE FOLLOWING LEGEND SHALL APPEAR ON THE FACE OF EACH GLOBAL SECURITY:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM IN THE LIMITED CIRCUMSTANCES REFERRED TO IN THE INDENTURE, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]


                                PMC-SIERRA, INC.,

             3.75% CONVERTIBLE SUBORDINATED NOTE DUE AUGUST 15, 2006

No.                                                   $
    --------------------------------                   -------------------------

CUSIP NO. 69344F AA 4

         PMC-SIERRA, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company," which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to _________________, or registered assigns, the principal sum of ________ United States Dollars (U.S.$______ ) [if this Security is a Global Security, then insert -- (which principal amount may from time to time be increased or decreased to such other principal amounts
(which, taken together with the principal amounts of all other Outstanding Securities, shall not exceed $225,000,000 (or $275,000,000 if the Initial Purchaser Option is exercised in full) by adjustments made on the records of the Trustee hereinafter referred to in accordance with the Indenture)] on August 15, 2006 and to pay interest thereon, from August 6, 2001, or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, semi-annually in arrears on February 15 and August 15 in each year (each, an "Interest Payment Date"), commencing February 15, 2002, at the rate of 3.75% per annum, until the principal hereof is due, and at the rate of 3.75% per annum on any overdue principal and premium, if any, and, to the extent permitted by law, on any overdue interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the February 1 or August 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Company, notice whereof shall be given to Holders of Securities not less than 10 days prior to the Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any automated quotation system or securities exchange on which the Securities may be quoted or listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Payments of principal shall be made upon the surrender of this Security at the option of the Holder at the Corporate Trust Office of the Trustee, or at such other office or agency of the Company as may be designated by it for such purpose in the Borough of Manhattan, The City of New York, in such lawful monies of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, or at such other offices or agencies as the Company may designate, by United States Dollar check drawn on, or wire transfer to, a United States Dollar account (such a transfer to be made only to a Holder of an aggregate principal amount of Securities in excess of U.S.$2,000,000 and only if such Holder shall have furnished wire instructions in writing to the Trustee no later than 15 days prior to the relevant payment date). Payment of interest on this Security may be made by United States Dollar check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, or, upon written application by the Holder to the Security Registrar setting forth wire instructions not later than the relevant Record Date, by transfer to a United States Dollar account (such a transfer to be made only to a Holder of an aggregate principal amount of Securities in excess of U.S. $2,000,000 and only if such Holder shall have furnished wire instructions in writing to the Trustee no later than 15 days prior to the relevant payment date).

         Except as specifically provided herein and in the Indenture, the Company shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof or an Authenticating Agent by the manual signature of one of their respective authorized signatories, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.


         IN WITNESS WHEREOF, the Company has caused this Security to be duly executed.



                                     PMC-SIERRA, INC.,

                                     By:
                                        ---------------------------------------
                                     Name:
                                     Title:

Attest:

By:
      -----------------------------------------------
Name:
Title:


TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Indenture.

Dated:


STATE STREET BANK AND TRUST
COMPANY OF CALIFORNIA, N.A.,
as Trustee

By:
      -----------------------------------------------
                   Authorized Signatory


                                [FORM OF REVERSE]

         This Security is one of a duly authorized issue of securities of the Company designated as its "3.75% Convertible Subordinated Notes due August 15, 2006" (herein called the "Securities"), limited in aggregate principal amount to U.S. $225,000,000 (or $275,000,000 if the Initial Purchaser Option is exercised in full), issued and to be issued under an Indenture, dated as of August 6, 2001 (herein called the "Indenture"), between the Company and State Street Bank and Trust Company of California, N.A., as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the holders of Senior Debt and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of any authorized denominations as requested by the Holder surrendering the same upon surrender of the Security or Securities to be exchanged, at the Corporate Trust Office of the Trustee. The Trustee upon such surrender by the Holder will issue the new Securities in the requested denominations.

         No sinking fund is provided for the Securities.

         The Securities are subject to provisional redemption by the Company (a "Provisional Redemption"), in whole or in part, at any time prior to August 19, 2004, upon notice as set forth in Section 11.5 of the Indenture, at a redemption price equal to the principal amount of the Securities to be redeemed plus accrued and unpaid interest, if any, to the Redemption Date if the Closing Price of the Common Stock shall have exceeded 150% of the Conversion Price then in effect for at least 20 Trading Days in any 30-Trading Day period ending on the Trading Day prior to the date of mailing of the notice of redemption pursuant to
Section 11.5 of the Indenture (the "Notice Date"). Upon any such redemption, the Company shall make an additional payment (the "Make-Whole Payment") with respect to the Securities called for redemption to Holders on the Notice Date in an amount equal to $113.4375 per $1,000 in principal amount of the Securities, less the amount of any interest actually paid on such Securities prior to the Redemption Date. The Company shall make the Make-Whole Payment on all Securities called for redemption, including any Securities converted into Common Stock pursuant to the terms of the Indenture after the Notice Date and prior to the Redemption Date. The Make-Whole Payment on Securities converted into Common Stock pursuant to the terms of the Indenture after the Notice Date and prior to the Redemption Date shall not be reduced by accrued and unpaid interest unless the Redemption Date occurs on or after the third Business Day following the Record Date and prior to the next succeeding Interest Payment Date, in which case the Make-Whole Payment shall be reduced by the interest due on such Interest Payment Date. The Company may make the Make-Whole Payment, at its option, either in cash or Common Stock or a combination of cash and Common Stock and shall specify the type of consideration for the Make-Whole Payment in the Company Notice; provided, however, that the (i) the Make-Whole Payment shall be paid only in cash in the event any shares of Common Stock to be issued in payment of the Make-Whole Payment (A) require registration under any federal securities law before such shares may be freely transferable without being subject to any transfer restrictions under the Securities Act upon repurchase and if such registration is not completed or does not become effective prior to the Redemption Date, and/or (B) require registration with or approval of any governmental authority under any state law or any other federal law before such shares may be validly issued or delivered upon repurchase and if such registration is not completed or does not become effective or such approval is not obtained prior to the Redemption Date; (ii) payment of the Make-Whole Payment may not be made in Common Stock, in whole or in part, unless such stock is, or shall have been, approved for quotation on the Nasdaq National Market or listed on a national securities exchange, in either case, prior to the Redemption Date; and (iii) all shares of Common Stock that may be issued in payment of the Make-Whole Payment will be issued out of the Company's authorized but unissued Common Stock and, will upon issue, be duly and validly issued and fully paid and non-assessable and free of any preemptive or similar rights. For purposes of this paragraph, the fair market value of shares of Common Stock shall be determined by the Company and shall be equal to 95% of the average of the Closing Prices Per Share for the five consecutive Trading Days immediately preceding the Redemption Date.

         The Securities are also subject to redemption at the option of the Company at any time on or after August 19, 2004, in whole or in part, upon not less than 30 nor more than 60 days' notice to the Holders prior to the Redemption Date at the Redemption Prices (expressed as percentages of the principal amount) as set forth below for Securities redeemed during the following periods described below:

                PERIOD                                  REDEMPTION PRICE
---------------------------------------         --------------------------------
 Beginning on August 19, 2004 through
 August 14, 2005                                           101.50%


 Beginning on August 15, 2005 through
 August 14, 2006                                           100.75%

and thereafter at a Redemption Price equal to 100% of the principal amount, together, in each case, with accrued interest to, but excluding, the Redemption Date; provided, however, that interest installments on Securities whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

         In the event of a redemption of the Securities, the Company will not be required (a) to register the transfer or exchange of Securities for a period of 15 days immediately preceding the date notice is given identifying the serial numbers of the Securities called for such redemption or (b) to register the transfer or exchange of any Security, or portion thereof, called for redemption.

         In any case where the due date for the payment of the principal of, premium, if any, interest, or Liquidated Damages on any Security or the last day on which a Holder of a Security has a right to convert his Security shall be, at any Place of Payment or Place of Conversion as the case may be, a day on which banking institutions at such Place of Payment or Place of Conversion are authorized or obligated by law or executive order to close, then payment of principal, premium, if any, interest, or Liquidated Damages, or delivery for conversion of such Security need not be made on or by such date at such place but may be made on or by the next succeeding day at such place which is not a day on which banking institutions are authorized or obligated by law or executive order to close, with the same force and effect as if made on the date for such payment or the date fixed for redemption or repurchase, or by such last day for conversion, and no interest shall accrue on the amount so payable for the period after such date.

         Subject to and upon compliance with the provisions of the Indenture, the Holder of this Security is entitled, at his option, at any time on or before the close of business on the date of Maturity, or in case this Security or a portion hereof is called for redemption or the Holder hereof has exercised his right to require the Company to repurchase this Security or such portion hereof, then in respect of this Security until the Business Day immediately preceding, but (unless the Company defaults in making the payment due upon redemption or repurchase, as the case may be) not after, the close of business on the Business Day immediately preceding the Redemption Date or the Repurchase Date, as the case may be, to convert this Security (or any portion of the principal amount hereof that is an integral multiple of U.S.$1,000, provided that the unconverted portion of such principal amount is U.S.$1,000 or any integral multiple of U.S.$1,000 in excess thereof) into fully paid and nonassessable shares of Common Stock of the Company at an initial Conversion Rate of 23.5660 shares of Common Stock for each U.S.$1,000 principal amount of Securities (or at the current adjusted Conversion Rate if an adjustment has been made as provided in the Indenture) by surrender of this Security, duly endorsed or assigned to the Company or in blank and, in case such surrender shall be made during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date (except if this Security or portion thereof has been called for redemption on a Redemption Date or is repurchasable on a Repurchase Date occurring, in either case, during such period and, as a result, the right to convert this Security would otherwise terminate in such period if not exercised), also accompanied by payment in New York Clearing House or other funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Security then being converted, and also the conversion notice hereon duly executed, to the Company at the Corporate Trust Office of the Trustee, or at such other office or agency of the Company, subject to any laws or regulations applicable thereto and subject to the right of the Company to terminate the appointment of any Conversion Agent (as defined below) as may be designated by it for such purpose in the Borough of Manhattan, The City of New York, or at such other offices or agencies as the Company may designate (each a "Conversion Agent"), provided, further, that if this Security or portion hereof has been called for redemption (except pursuant to a call for Provisional Redemption) on a Redemption Date or is repurchasable on a Repurchase Date occurring, in either case, during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such succeeding Interest Payment Date, and as a result, the right to convert this Security would otherwise terminate in such period if not exercised and this Security is surrendered for conversion during such period, then the Holder of this Security on such Regular Record Date will be entitled to receive the interest accruing hereon from the Interest Payment Date next preceding the date of such conversion to such succeeding Interest Payment Date and the Holder of this Security who converts this Security or a portion hereof during such period shall not be required to pay such interest upon surrender of this Security for conversion. Subject to the provisions of the preceding sentence and, in the case of a conversion after the close of business on the Regular Record Date next preceding any Interest Payment Date and on or before the close of business on such Interest Payment Date, to the right of the Holder of this Security (or any Predecessor Security of record as of such Regular Record Date) to receive the related installment of interest to the extent and under the circumstances provided in the Indenture, no cash payment or adjustment is to be made on conversion for interest accrued hereon from the Interest Payment Date next preceding the day of conversion, or for dividends on the Common Stock issued on conversion hereof. The Company shall thereafter deliver to the Holder the fixed number of shares of Common Stock (together with any cash adjustment, as provided in the Indenture) into which this Security is convertible and such delivery will be deemed to satisfy the Company's obligation to pay the principal amount of this Security. No fractions of shares or scrip representing fractions of shares will be issued on conversion, but instead of any fractional interest (calculated to the nearest 1/100th of a share) the Company shall pay a cash adjustment as provided in the Indenture. The Conversion Rate is subject to adjustment as provided in the Indenture. In addition, the Indenture provides that in case of certain consolidations or mergers to which the Company is a party (other than a consolidation or merger that does not result in any reclassification, conversion, exchange or cancellation of the Common Stock) or the conveyance, transfer, sale or lease of all or substantially all of the property and assets of the Company, the Indenture shall be amended, without the consent of any Holders of Securities, so that this Security, if then Outstanding, will be convertible thereafter, during the period this Security shall be convertible as specified above, only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, transfer, sale or lease by a holder of the number of shares of Common Stock of the Company into which this Security could have been converted immediately prior to such consolidation, merger, conveyance, transfer, sale or lease (assuming such holder of Common Stock is not a Constituent Person or an Affiliate of a Constituent Person, failed to exercise any rights of election and received per share the kind and amount received per share by a plurality of Non-electing Shares). No adjustment in the Conversion Rate will be made until such adjustment would require an increase or decrease of at least one percent of such rate, provided that any adjustment that would otherwise be made will be carried forward and taken into account in the computation of any subsequent adjustment.

         If this Security is a Registrable Security (as defined in this Indenture), then the Holder of this Security [if this security is a global security, then insert -- (including any Person that has a beneficial interest in this Security)] and the Common Stock of the Company issuable upon conversion hereof is entitled to the benefits of a Registration Rights Agreement, dated as of August 6, 2001, executed by the Company (the "Registration Rights Agreement"). Pursuant to the Registration Rights Agreement, the Company has agreed for the benefit of the Holders from time to time of the Registrable Securities that it will, at its expense, (a) within 90 days after the Issue Date file a shelf registration statement (the "Shelf Registration Statement") with the Commission with respect to resales of the Registrable Securities, (b) use its reasonable efforts to cause such Shelf Registration Statement to be declared effective by the Commission within 180 days after the Issue Date of the Securities, provided, however, that the Company may, upon written notice to all the Holders, postpone having the Shelf Registration Statement declared effective for a reasonable period not to exceed 90 days if the Company possesses material non-public information, the disclosure of which would have a material adverse effect on the Company and its subsidiaries taken as a whole, and (c) use its reasonable efforts to maintain such Shelf Registration Statement effective under the Securities Act of 1933, as amended, until the second annual anniversary of the Issue Date or, if earlier, until there are no outstanding Registrable Securities (the "Effectiveness Period"). The Company will be permitted to suspend the use of the prospectus which is part of the Shelf Registration Statement during certain periods of time as provided in the Registration Rights Agreement.

         If (i) on or prior to 90 days following the Issue Date, a Shelf Registration Statement has not been filed with the Commission, or (ii) on or prior to the 180th day following the Issue Date, such Shelf Registration Statement is not declared effective (each, a "Registration Default"), additional interest ("Liquidated Damages") will accrue on this Restricted Security from and including the day following such Registration Default to but excluding the day on which such Registration Default has been cured. Liquidated Damages will be paid semi-annually in arrears, with the first semi-annual payment due on the first Interest Payment Date, as applicable, in respect of the Restricted Securities following the date on which such Liquidated Damages begin to accrue, and will accrue at a rate per annum equal to one-quarter of one percent (0.25%) of the principal amount of the Restricted Securities to and including the 90th day following such Registration Default and at a rate per annum equal to one-half of one percent (0.50%) thereof from and after the 91st day following such Registration Default. Pursuant to the Registration Rights Agreement, in the event that the Shelf Registration Statement ceases to be effective (or the Holders of Registrable Securities are otherwise prevented or restricted by the Company from effecting sales pursuant thereto) (an "Effective Failure") during the Effectiveness Period for more than 30 days, whether or not consecutive, during any 90-day period or for more than 90 days, whether or not consecutive, during any 12-month period, then the interest rate borne by the Restricted Securities shall increase by an additional one-half of one percent (0.50%) per annum from the 31st day of the applicable 90-day period or the 91st day of the applicable 12-month period until the earlier of (A) such time as the Effective Failure is cured or (B) the Effectiveness Period expires.

         Whenever in this Security there is a reference, in any context, to the payment of the principal of, premium, if any, or interest on, or in respect of, any Security, such mention shall be deemed to include mention of the payment of Liquidated Damages payable as described in the preceding paragraph to the extent that, in such context, Liquidated Damages are, were or would be payable in respect of such Security and express mention of the payment of Liquidated Damages (if applicable) in any provisions of this Security shall not be construed as excluding Liquidated Damages in those provisions of this Security where such express mention is not made.

         [If this Security is a Registrable Security and the Holder of this Security [if this security is a global security, then insert -- (including any Person that has a beneficial interest in this Security)] elects to sell this Security pursuant to the Shelf Registration Statement then, by its acceptance hereof, such Holder of this Security agrees to be bound by the terms of the Registration Rights Agreement relating to the Registrable Securities which are the subject of such election.]

         If a Change in Control occurs, the Holder of this Security, at the Holder's option, shall have the right, in accordance with the provisions of the Indenture, to require the Company to repurchase this Security (or any portion of the principal amount hereof that is at least $1,000 or an integral multiple of $1,000 in excess thereof, provided that the portion of the principal amount of this Security to be Outstanding after such repurchase is at least equal to U.S.$1,000) at a Repurchase Price equal to 100% of the principal amount thereof plus interest accrued to the Repurchase Date. At the option of the Company, the Repurchase Price may be paid in cash or, subject to the conditions provided in the Indenture, by delivery of shares of Common Stock having a fair market value equal to the Repurchase Price. For purposes of this paragraph, the fair market value of shares of Common Stock shall be determined by the Company and shall be equal to 95% of the average of the Closing Prices Per Share for the five consecutive Trading Days immediately preceding and including the third Trading Day prior to the Repurchase Date. Whenever in this Security there is a reference, in any context, to the principal of any Security as of any time, such reference shall be deemed to include reference to the Repurchase Price payable in respect of such Security to the extent that such Repurchase Price is, was or would be so payable at such time, and express mention of the Repurchase Price in any provision of this Security shall not be construed as excluding the Repurchase Price so payable in those provisions of this Security when such express mention is not made; provided, however, that, for the purposes of the second succeeding paragraph, such reference shall be deemed to include reference to the Repurchase Price only to the extent the Repurchase Price is payable in cash.

         [The following paragraph shall appear in each Global Security:

         In the event of a deposit or withdrawal of an interest in this Security, including an exchange, transfer, redemption, repurchase or conversion of this Security in part only, the Trustee, as custodian of the Depositary, shall make an adjustment on its records to reflect such deposit or withdrawal in accordance with the Applicable Procedures.]

         [The following paragraph shall appear in each Security that is not a Global Security:

         In the event of redemption, repurchase or conversion of this Security in part only, a new Security or Securities for the unredeemed, unrepurchased or unconverted portion hereof will be issued in the name of the Holder hereof.]

         The indebtedness evidenced by this Security is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Debt of the Company, and this Security is issued subject to such provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes.

         If an Event of Default shall occur and be continuing, the principal of all the Securities, together with accrued interest to the date of declaration, may be declared due and payable in the manner and with the effect provided in the Indenture. Upon payment (i) of the amount of principal so declared due and payable, together with accrued interest to the date of declaration, and (ii) of interest on any overdue principal and, to the extent permitted by applicable law, overdue interest, all of the Company's obligations in respect of the payment of the principal of and interest on the Securities shall terminate.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with either (a) the written consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding, or (b) by the adoption of a resolution, at a meeting of Holders of the Outstanding Securities at which a quorum is present, by the Holders of at least 662/3% in aggregate principal amount of the Outstanding Securities represented and entitled to vote at such meeting. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued in exchange therefore or in lieu hereof whether or not notation of such consent or waiver is made upon this Security or such other Security.

         As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default, the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee shall not have received from the Holders of a majority in principal amount of the Securities Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof, premiums if any, or interest (including Liquidated Damages) hereon on or after the respective due dates expressed herein or for the enforcement of the right to convert this Security as provided in the Indenture.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest (including Liquidated Damages) on this Security at the times, places and rate, and in the coin or currency, herein prescribed or to convert this Security as provided in the Indenture.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable on the Security Register upon surrender of this Security for registration of transfer at the Corporate Trust Office of the Trustee or at such other office or agency of the Company as may be designated by it for such purpose in the Borough of Manhattan, The City of New York (which shall initially be an office or agency of the Trustee), or at such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees by the Registrar. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to recover any tax or other governmental charge payable in connection therewith.

         Prior to due presentation of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered, as the owner thereof for all purposes, whether or not such Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         No recourse for the payment of the principal (and premium, if any) or interest on this Security and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of consideration for the issue hereof, expressly waived and released.

         THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA.

         All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.



                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription of the face of this Security, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  as tenant in common          UNIF GIFT MIN ACT    ____ Custodian ____
TEN ENT  as tenants by the entireties (Cust)              (Cust)         (Minor)
JT TEN   as joint tenants with right of                   under Uniform Gifts to
         urvivorship and not as tenants in common         Minors Act _____
                                                                    (State)

         Additional abbreviations may also be used though not in the above list.


                    ELECTION OF HOLDER TO REQUIRE REPURCHASE

         (1) Pursuant to Section 14.1 of the Indenture, the undersigned hereby elects to have this Security repurchased by the Company.

         (2) The undersigned hereby directs the Trustee or the Company to pay it or ______________ an amount in cash or, at the Company's election, Common Stock valued as set forth in the Indenture, equal to 100% of the principal amount to be repurchased (as set forth below), plus interest accrued to, but excluding, the Repurchase Date, as provided in the Indenture.

Dated:

_____________________________

_____________________________

Signature(s)

Signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

_____________________________
Signature Guaranteed

Principal amount to be repurchased (at least
U.S. $1,000 or an integral multiple of $1,000 in excess thereof): ___________________

Remaining principal amount following such
repurchase (not less than U.S. $1,000):
_______________


NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

SECTION 2.3 Form of Certificate of Authentication. The Trustee's certificate of authentication shall be in substantially the following form:

         This is one of the Securities referred to in the within-mentioned Indenture.

Dated:
      _______________________
STATE STREET BANK AND TRUST
COMPANY OF CALIFORNIA, N.A.
as Trustee

By:
      _______________________
Authorized Signatory


SECTION 2.4   Form of Conversion Notice.


                                CONVERSION NOTICE

         The undersigned Holder of this Security hereby irrevocably exercises the option to convert this Security, or any portion of the principal amount hereof (which is U.S.$1,000 or an integral multiple of U.S.$1,000 in excess thereof, provided that the unconverted portion of such principal amount is U.S. $1,000 or any integral multiple of U.S. $1,000 in excess thereof) below designated, into shares of Common Stock in accordance with the terms of the Indenture referred to in this Security, and directs that such shares, together with a check in payment for any fractional share and any Securities representing any unconverted principal amount hereof, be delivered to and be registered in the name of the undersigned unless a different name has been indicated below. If shares of Common Stock or Securities are to be registered in the name of a Person other than the undersigned, (a) the undersigned will pay all transfer taxes payable with respect thereto and (b) signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934. Any amount required to be paid by the undersigned on account of interest accompanies this Security.

Dated:
       _______________________                  ______________________________
                                                         Signature(s)


If shares or Securities are to be registered in the name of a Person other than the Holder, please print such Person's name and address:


______________________________
(Name)


______________________________

______________________________

(Address)

_______________________________________
Social Security or other Identification
Number, if any

_______________________________________
[Signature Guaranteed]





If only a portion of the Securities is to be converted, please indicate:

1.       Principal amount to be converted: U.S. $ ___________

2. Principal amount and denomination of Securities representing unconverted principal amount to be issued:

         Amount: U.S. $___________   Denominations: U.S. $____________

(U.S.$1,000 or any integral multiple of U.S.$1,000 in excess thereof, provided that the unconverted portion of such principal amount is U.S. $1,000 or any integral multiple of U.S. $1,000 in excess thereof) SECTION 2.5 Form of Assignment.

         For value received ________________ hereby sell(s), assign(s) and transfer(s) unto ________________ (Please insert social security or other identifying number of assignee) the within Security, and hereby irrevocably constitutes and appoints ____________________as attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.

Dated:
        _______________________________          _______________________________

                                                 _______________________________
                                                 Signature(s)

                                                 Signature(s) must be guaranteed
                                                 by   an   Eligible    Guarantor
                                                 Institution  with membership in
                                                 an approved signature guarantee
                                                 program pursuant to Rule 17Ad -
                                                 15   under    the    Securities
                                                 Exchange Act of 1934.

                                                 _______________________________
                                                 Signature Guaranteed



                                   ARTICLE III

                                 THE SECURITIES


SECTION 3.1   Title and Terms.

         The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to U.S. $225,000,000 (or $275,000,000 if the Initial Purchaser Option set forth in Section 2 of the Purchase Agreement is exercised in full (the "Initial Purchaser Option")), except for Securities authenticated and delivered pursuant to Section 3.4, 3.5, 3.6, 8.5, 12.2 or 14.3(5) in exchange for, or in lieu of, other Securities previously authenticated and delivered under this Indenture.

         (1) The Securities shall be known and designated as the "3.75% Convertible Subordinated Notes due August 15, 2006" of the Company. Their Stated Maturity shall be August 15, 2006 and they shall bear interest on their principal amount from August 6, 2001, payable semi-annually in arrears on February 15 and August 15 in each year, commencing February 15, 2002, at the rate of 3.75% per annum until the principal thereof is due and at the rate of 3.75% per annum on any overdue principal and, to the extent permitted by law, on any overdue interest; provided, however, that payments shall only be made on a Business Day as provided in Section 1.12.

         The principal of, premium, if any, and interest on the Securities shall be payable as provided in the form of Securities set forth in Section 2.2, and the Repurchase Price, whether payable in cash or in shares of Common Stock, shall be payable at such places as are identified in the Company Notice given pursuant to Section 14.3 (any city in which any Paying Agent is located being herein called a "Place of Payment").

         The Registrable Securities are entitled to the benefits of a Registration Rights Agreement as provided by Section 10.11 and in the form of Security set forth in Section 2.2. The Securities are entitled to the payment of Liquidated Damages as provided by Section 10.11.

         The Securities shall be redeemable at the option of the Company at any time on or after the third Business Day after August 19, 2004, in whole or in part, subject to the conditions and as otherwise provided in Article XI and in the form of Security set forth in Section 2.2.

         The Securities shall be convertible as provided in Article XII (any city in which any Conversion Agent is located being herein called a "Place of Conversion").

         The Securities shall be subordinated in right of payment to Senior Debt of the Company as provided in Article XIII.

         The Securities shall be subject to repurchase by the Company at the option of the Holders as provided in Article XIV.

SECTION 3.2     Denominations.

         The Securities shall be issuable only in registered form, without coupons, in denominations of U.S.$1,000 and integral multiples of U.S.$1,000 in excess thereof.

SECTION 3.3     Execution, Authentication, Delivery and Dating.

         The Securities shall be executed on behalf of the Company by its Chairman of the Board, its Vice Chairman of the Board, its Chief Executive Officer, its President, its Chief Financial Officer, one of its Executive Vice Presidents, one of its Senior Vice Presidents or one of its Vice Presidents, and attested by its Chief Operating Officer, Secretary or one of its Assistant Secretaries. Any such signature may be manual or facsimile.

         Securities bearing the manual or facsimile signature of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

         At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee or to its order for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with such Company Order shall authenticate and make available for delivery such Securities as in this Indenture provided.

         Each Security shall be dated the date of its authentication.

         No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only
evidence,   that  such  Security  has  been  duly  authenticated  and  delivered hereunder.


SECTION 3.4   Global Securities; Non-global Securities; Book-entry Provisions

         (1) Global Securities

              (i) Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary designated by the Company for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

              (ii) Except for exchanges of Global Securities for definitive, Non-global Securities at the sole discretion of the Company, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (A) such Depositary (i) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or (ii) has ceased to be a clearing agency registered as such under the Exchange Act or announces an intention permanently to cease business or does in fact do so or (B) there shall have occurred and be continuing an Event of Default with respect to such Global Security. In such event, if a successor Depositary for such Global Security is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will execute, and the Trustee, upon receipt of an Officers' Certificate directing the authentication and delivery of Securities, will authenticate and deliver, Securities, in any authorized denominations in an aggregate principal amount equal to the principal amount of such Global Security in exchange for such Global Security.

              (iii) If any Global Security is to be exchanged for other Securities or canceled in whole, it shall be surrendered by or on behalf of the Depositary or its nominee to the Trustee, as Security Registrar, for exchange or cancellation, as provided in this Article III. If any Global Security is to be exchanged for other Securities or canceled in part, or if another Security is to be exchanged in whole or in part for a beneficial interest in any Global Security, in each case, as provided in Section 3.5, then either (A) such Global Security shall be so surrendered for exchange or cancellation, as provided in this Article III, or (B) the principal amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or canceled, or equal to the principal amount of such other Security to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the records of the Trustee, as Security Registrar, whereupon the Trustee, in accordance with the Applicable Procedures, shall instruct the Depositary or its authorized representative to make a corresponding adjustment to its records. Upon any such surrender or adjustment of a Global Security, the Trustee shall, subject to Section 3.5(3) and as otherwise provided in this Article III, authenticate and deliver any Securities issuable in exchange for such Global Security (or any portion thereof) to or upon the order of, and registered in such names as may be directed by, the Depositary or its authorized representative. Upon the request of the Trustee in connection with the occurrence of any of the events specified in the preceding paragraph, the Company shall promptly make available to the Trustee a reasonable supply of Securities that are not in the form of Global Securities. The Trustee shall be entitled to rely upon any order, direction or request of the Depositary or its authorized representative which is given or made pursuant to this Article III if such order, direction or request is given or made in accordance with the Applicable Procedures.

              (iv) Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Article III or otherwise, shall be authenticated and delivered in the form of, and shall be, a registered Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof, in which case such Security shall be authenticated and delivered in definitive, fully registered form, without interest coupons.

              (v) The Depositary or its nominee, as registered owner of a Global Security, shall be the Holder of such Global Security for all purposes under the Indenture and the Securities, and owners of beneficial interests in a Global Security shall hold such interests pursuant to the Applicable Procedures. Accordingly, any such owner's beneficial interest in a Global Security will be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or its Agent Members and such owners of beneficial interests in a Global Security will not be considered the owners or holders thereof.

         (2) Non-global Securities. Securities issued upon the events described in Section 3.4(l)(ii) shall be in definitive, fully registered form, without interest coupons, and shall bear the Restricted Securities Legend if and as required by this Indenture.


SECTION 3.5 Registration; Registration of Transfer and Exchange; Restrictions on Transfer.

         (1) The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed "Security Registrar" for the purpose of registering Securities and transfers and exchanges of Securities as herein provided.

         Upon surrender for registration of transfer of any Security at an office or agency of the Company designated pursuant to Section 10.2 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

         At the option of the Holder, and subject to the other provisions of this Section 3.5, Securities may be exchanged for other Securities of any authorized denomination and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at any such office or agency. Whenever any Securities are so surrendered for exchange, and subject to the other provisions of this Section 3.5, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities that the Holder making the exchange is entitled to receive. Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

         All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture as the Securities surrendered upon such registration of transfer or exchange.

         No service charge shall be made to a Holder for any registration of transfer or exchange of Securities except as provided in Section 3.6, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.4, 8.5, 12.2 or 14.3 (other than where the shares of Common Stock are to be issued or delivered in a name other than that of the Holder of the Security) not involving any transfer and other than any stamp and other duties, if any, which may be imposed in connection with any such transfer or exchange by the United States or any political subdivision thereof or therein, which shall be paid by the Company.

         In the event of a redemption of the Securities, neither the Company nor the Securities Registrar will be required (a) to register the transfer of or exchange Securities for a period of 15 days immediately preceding the date notice is given identifying the serial numbers of the Securities called for such redemption or (b) to register the transfer of or exchange any Security, or portion thereof, called for redemption.

         (2)  Certain  Transfers  and  Exchanges.   Notwithstanding   any  other
provision of this Indenture or the Securities, transfers and exchanges of Securities and beneficial interests in a Global Security of the kinds specified in this Section 3.5(2) shall be made only in accordance with this Section 3.5(2).

              (i) Restricted Global Security to Restricted Non-global Security. In the event that Non-global Securities are to be issued pursuant to Section 3.4(1)(ii) in connection with any transfer of Securities, such transfer may be effected only in accordance with the provisions of this Clause (2)(i) and subject to the Applicable Procedures. Upon receipt by the Trustee, as Security Registrar, of (A) a Company Order from the Company directing the Trustee, as Security Registrar, to (x) authenticate and deliver one or more Securities of the same aggregate principal amount as the beneficial interest in the Restricted Global Security to be transferred, such instructions to contain the name or names of the designated transferee or transferees, the authorized denomination or denominations of the Securities to be so issued and appropriate delivery instructions and (y) decrease the beneficial interest of a specified Agent Member's account in a Restricted Global Security by a specified principal amount not greater than the principal amount of such Restricted Global Security, and
(B) such other certifications, legal opinions or other information as the Company or the Trustee may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, then the Trustee, as Security Registrar, shall decrease the principal amount of the Restricted Global Security by the specified amount and authenticate and deliver Securities in accordance with such instructions from the Company as provided in Section 3.4(1)(iii).


              (ii) Restricted Non-global Security to Restricted Global Security. If the Holder of a Restricted Security (other than a Global Security) wishes at any time to transfer all or any portion of such Restricted Security to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Security, such transfer may be effected only in accordance with the provisions of this Clause (2)(ii) and subject to the Applicable Procedures. Upon receipt by the Trustee, as Security Registrar, of such Restricted Security as provided in Section 3.5(1) and instructions from the Company directing that a beneficial interest in the Restricted Global Security in a specified principal amount not greater than the principal amount of such Security be credited to a specified Agent Member's account, then the Trustee, as Security Registrar, shall cancel such Restricted Security (and issue a new Restricted Security in respect of any untransferred portion thereof) as provided in Section 3.5(1) and increase the principal amount of the Restricted Global Security by the specified principal amount as provided in Section 3.4(1)(iii).


              (iii) Exchanges Between Global Security and Non-global Security. A beneficial interest in a Global Security may be exchanged for a Security that is not a Global Security only as provided in Section 3.4 or only if such exchange occurs in connection with a transfer effected in accordance with Clause 2(i) above, provided that, if such interest is a beneficial interest in the Restricted Global Security, then such interest shall be exchanged for a Restricted Security (subject in each case to Section 3.5(3)). A Security that is not a Global Security may be exchanged for a beneficial interest in a Global Security only if such exchange occurs in connection with a transfer effected in accordance with Clause (2)(ii) above.

         (3) Securities Act Legends. All Securities issued pursuant to this Indenture, and all Successor Securities, shall bear the Restricted Securities Legend and shall be subject to the restrictions on transfer specified therein, subject to the following:

              (i) subject to the following Clauses of this Section 3.5(3), a Security or any portion thereof which is exchanged, upon transfer or otherwise, for a Global Security or any portion thereof shall bear the Restricted Securities Legend borne by such Global Security for which the Security was exchanged;

              (ii) subject to the following Clauses of this Section 3.5(3), a new Security that is not a Global Security and is issued in exchange for another Security (including a Global Security) or any portion thereof, upon transfer or otherwise, shall bear the Restricted Securities Legend borne by the Security for which the new Security was exchanged;

              (iii) any Securities that are sold or otherwise disposed of pursuant to an effective registration statement under the Securities Act (including the Shelf Registration Statement), together with their Successor Securities shall not bear a Restricted Securities Legend; the Company shall inform the Trustee in writing of the effective date of any such registration statement registering the Securities under the Securities Act and shall notify the Trustee at any time when prospectuses must be delivered with respect to Securities to be sold pursuant to such registration statement. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned registration statement;

              (iv) at any time after the Securities may be freely transferred without registration under the Securities Act or without being subject to transfer restrictions pursuant to the Securities Act, a new Security that does not bear a Restricted Securities Legend may be issued in exchange for or in lieu of a Security (other than a Global Security) or any portion thereof that bears such a legend if the Trustee has received an Unrestricted Securities Certificate, satisfactory to the Trustee and duly executed by the Holder of such Security bearing a Restricted Securities Legend or his attorney duly authorized in writing, and after such date and receipt of such certificate, the Trustee shall authenticate and deliver such new Security in exchange for or in lieu of such other Security as provided in this Article III;

              (v) a new  Security  that  does not bear a  Restricted  Securities
Legend may be issued in exchange for or in lieu of a Security or any portion thereof that bears such a legend if, in the Company's judgment, placing such a legend upon such new Security is not necessary to ensure compliance with the registration requirements of the Securities Act, and the Trustee, at the direction of the Company, shall authenticate and deliver such a new Security as provided in this Article III; and

              (vi) notwithstanding the foregoing provisions of this Section 3.5(3), a Successor Security of a Security that does not bear a Restricted
Securities Legend shall not bear such legend unless the Company has reasonable cause to believe that such Successor Security is a "restricted security" within the meaning of Rule 144, in which case the Trustee, at the direction of the Company, shall authenticate and deliver a new Security bearing a Restricted Securities Legend in exchange for such Successor Security as provided in this
Article III.


         (4) Any stock certificate representing shares of Common Stock issued upon conversion of the Securities shall bear the Restricted Securities Legend borne by such Securities, to the extent required by this Indenture, unless such shares of Common Stock have been sold pursuant to a registration statement that has been declared effective under the Securities Act (and that continues to be effective at the time of such transfer) or sold pursuant to Rule 144(k) of the Securities Act, or unless otherwise agreed by the Company in writing with written notice thereof to the transfer agent for the Common Stock. With respect to the transfer of shares of Common Stock issued upon conversion of the Securities that are restricted hereunder, any deliveries of certificates, legal opinions or other instruments that would be required to be made to the Security Registrar in the case of a transfer of Securities, as described above, shall instead be made to the transfer agent for the Common Stock.

         (5) Neither the Trustee, the Paying Agent nor any of their agents shall
(i) have any duty to monitor compliance with or with respect to any federal or state or other securities or tax laws or (ii) have any duty to obtain documentation on any transfers or exchanges other than as specifically required hereunder.

SECTION 3.6 Mutilated, Destroyed, Lost or Stolen Securities.

         If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

         If there be delivered to the Company and to the Trustee:

         (1) evidence to their satisfaction of the destruction, loss or theft of any Security, and

         (2) such security or indemnity as may be satisfactory to the Company and the Trustee to save each of them and any agent of either of them harmless, then, in the absence of actual notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

         In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion, but subject to any conversion rights, may, instead of issuing a new Security, pay such Security, upon satisfaction of the conditions set forth in the preceding paragraph.

         Upon the issuance of any new Security under this Section 3.6, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto (other than any stamp and other duties, if any, which may be imposed in connection therewith by the United States or any political subdivision thereof or therein, which shall be paid by the Company) and any other expenses (including the fees and expenses of the Trustee) connected therewith.

         Every new Security issued pursuant to this Section 3.6 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and such new Security shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

         The provisions of this Section 3.6 are exclusive and shall preclude (to the extent lawful) all other rights and remedies of any Holder with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 3.7 Payment of Interest; Interest Rights Preserved.

         Subject to the last paragraph of this Section, interest on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

         Any interest or Liquidated Damages on any Security that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:

         (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security, the date of the proposed payment and the Special Record Date, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. The Special Record Date for the payment of such Defaulted Interest shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such
Defaulted   Interest  and  the  Special  Record  Date  therefor  to  be  mailed, first-class postage prepaid, to each Holder at such Holder's address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

         (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

         Subject to the foregoing  and following  provisions of this Section and
Section 3.5, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

         Interest on any Security that is converted in  accordance  with Section
12.2 during a Record Date Period shall be payable in accordance with the provisions of Section 12.2.

SECTION 3.8     Persons Deemed Owners.

         Prior to due presentment of a Security for registration of transfer, the Company, the Trustee, any Paying Agent and any agent of the Company, the Trustee or any Paying Agent may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of, premium, if any, and (subject to Section 3.7) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee, any Paying Agent nor any agent of the Company, the Trustee or any Paying Agent shall be affected by notice to the contrary.

SECTION 3.9     Cancellation.

         All Securities surrendered for payment, redemption, repurchase, registration of transfer or exchange or conversion shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee. All Securities so delivered to the Trustee shall be canceled promptly by the Trustee (or its agent). No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section 3.9. The Trustee shall dispose of all canceled Securities in accordance with applicable law and its customary practices in effect from time to time.

SECTION 3.10    Computation of Interest.

         Interest on the Securities (including any Liquidated Damages) shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 3.11    CUSIP Numbers.

         The Company in issuing Securities may use "CUSIP" numbers (if then generally in use) in addition to serial numbers; if so, the Trustee shall use such CUSIP numbers in addition to serial numbers in notices of redemption and repurchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such CUSIP numbers either as printed on the Securities or as contained in any notice of a redemption or repurchase and that reliance may be placed only on the serial or other identification numbers printed on the Securities, and any such redemption or repurchase shall not be affected by any defect in or omission of such CUSIP numbers.


                                   ARTICLE IV
                           SATISFACTION AND DISCHARGE

SECTION 4.1     Satisfaction and Discharge of Indenture.

         This Indenture shall upon Company Request cease to be of further effect (except as to any surviving rights of conversion, or registration of transfer or exchange, or replacement of Securities herein expressly provided for and any right to receive Liquidated Damages as provided in Section 10.11 and in the form of Securities set forth in Section 2.2 and the Company's obligations to the Trustee pursuant to Section 6.7), and the Trustee, at the expense of the Company, shall execute proper instruments in form and substance satisfactory to the Trustee acknowledging satisfaction and discharge of this Indenture, when

        (1) either

         (i) all Securities theretofore  authenticated and delivered (other than
(A) Securities which have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 3.6 and (B) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.3) have been delivered to the Trustee for cancellation; or


         (ii) all such Securities not theretofore delivered to the Trustee or its agent for cancellation (other than Securities referred to in clauses (A) and (B) of clause (1)(i) above)

              (a) have become due and payable, or

              (b) will have become due and payable at their Stated Maturity within one year, or

              (c) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of clause (a), (b) or (c) above, has deposited or caused to be deposited with the Trustee as trust funds (immediately available to the Holders in the case of clause (a)) in trust for the purpose an amount in cash sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal, premium, if any, and interest (including any Liquidated Damages) to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

         (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

         (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

         Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.7, the obligations of the Company to any Authenticating Agent under Section 6.12, the obligation of the Company to pay Liquidated Damages, if money shall have been deposited with the Trustee pursuant to clause (1)(ii) of this Section 4.1, the obligations of the Trustee under Section 4.2 and the last paragraph of Section 10.3 and the obligations of the Company and the Trustee under Section 3.5 and Article XII shall survive. Funds held in trust pursuant to this Section are not subject to the provisions of Article XIII.


SECTION 4.2   Application of Trust Money.

         Subject to the provisions of the last paragraph of Section 10.3, all money deposited with the Trustee pursuant to Section 4.1 and in accordance with the provisions of Article XIII shall be held in trust for the sole benefit of the Holders and not be subject to the subordination provisions of Article XIII, and such monies shall be applied by the Trustee, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent, to the Persons entitled thereto, of the principal, premium, if any, and interest for whose payment such money has been deposited with the Trustee.

         All moneys deposited with the Trustee pursuant to Section 4.1 (and held by it or any Paying Agent) for the payment of Securities subsequently converted shall be returned to the Company upon Company Request.

         The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed or assessed against all money deposited with the Trustee pursuant to Section 4.1 (other than income taxes and franchise taxes incurred or payable by the Trustee and such other taxes, fees or charges incurred or payable by the Trustee that are not directly the result of the deposit of such money with the Trustee).

                                   ARTICLE V
                                    REMEDIES

SECTION 5.1   Events of Default.

         "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article XIII or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         (1) default in the payment of the principal of or premium, if any, on any Security at its Maturity, whether or not such payment is prohibited by the subordination provisions of the Securities or of this Indenture; or

         (2) default in the payment of any interest (including any Liquidated Damages) upon any Security when it becomes due and payable, and continuance of such default for a period of 30 days, whether or not such payment is prohibited by the subordination provisions of the Securities or of this Indenture; or

         (3) failure by the Company to give a Company Notice in accordance  with
Section  14.3  whether  or  not  such  Company   Notice  is  prohibited  by  the
subordination provisions of the Securities or the Indenture; or

         (4) default in the performance of any covenant of the Company in this Indenture (other than a covenant a default in the performance of which is specifically dealt with elsewhere in this Section or any failure to perform any covenant related to the registration rights granted to the Holders under the Registration Rights Agreement (except for covenants requiring the payment of Liquidated Damages by the Company)), and continuance of such default for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

         (5) a default in the payment when due (either at its stated maturity or upon acceleration thereof, and after expiration of any applicable grace period) under any bonds, debentures, notes or other evidences of indebtedness for money borrowed (or guarantee thereof) by the Company or any Significant Subsidiary (an "Instrument") with an aggregate principal amount in excess of U.S. $40,000,000, whether such indebtedness now exists or shall hereafter be created, and such indebtedness is not discharged, or such acceleration is not rescinded or annulled, within a period of 30 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged or cause such default to be cured or waived or such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" hereunder; or

         (6) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company or any Significant Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary or of any substantial part of the property of either, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

         (7) the commencement by the Company or any Significant Subsidiary of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by either to the entry of a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against either, or the filing by either of a petition or answer or consent seeking reorganization or similar relief under any applicable Federal or State law, or the consent by either to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary or of any substantial part of the property of either, or the making by either of an assignment for the benefit of creditors, or the admission by either in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any Significant Subsidiary in furtherance of any such action.


SECTION 5.2   Acceleration of Maturity; Rescission and Annulment.

         If an Event of Default (other than an Event of Default specified in Section 5.1(6) or 5.1(7) with respect to the Company) occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities may, subject to the provisions of
Article XIII, declare the principal of all the Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon any such declaration such principal and all accrued interest thereon shall become immediately due and payable. If an Event of Default specified in Section 5.1(6) or 5.1(7) with respect to the Company occurs, the principal of, and accrued interest on, all the Securities shall, subject to the provisions of Article XIII, ipso facto become immediately due and payable without any declaration or other Act of the Holders or any act on the part of the Trustee.

         At any time after such declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article V provided, the Holders of a majority in principal amount of the Outstanding Securities, by written notice to the Company and the Trustee, may, on behalf of all Holders, rescind and annul such declaration and its consequences if:

         (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

              (i) all overdue interest on all Securities,

              (ii) the principal of and premium, if any, on any Securities that have become due otherwise than by such declaration of acceleration and any interest thereon at the rate borne by the Securities,

              (iii) to the extent permitted by applicable law, interest upon overdue interest at a rate of 3.75% per annum, and

              (iv) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

         (2) all Events of Default, other than the nonpayment of the principal of and any premium and interest on, Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in
Section 5.13; and

         (3) such rescission and annulment would not conflict with any judgment or decree issued in appropriate judicial proceedings regarding the payment by the Trustee to the Holders of the amounts referred to in 5.2(1).

         No  rescission  or  annulment   referred  to  above  shall  affect  any
subsequent  default  or  impair  any  right  consequent  thereon.


SECTION  5.3    Collection of Indebtedness and Suits for Enforcement by Trustee.

         The Company covenants that if:

         (1) default is made in the payment of any interest (including any Liquidated Damages) on any Security when it becomes due and payable and such default continues for a period of 30 days, or

         (2) default is made in the payment of the principal of or premium, if any, on any Security at the Maturity thereof,

the Company  will,  upon demand of the Trustee but subject to the  provisions of
Article XIII pay to it, for the benefit of the Holders of such Securities the whole amount then due and payable on such Securities for principal and interest (including any Liquidated Damages) and interest on any overdue principal and premium, if any, and, to the extent permitted by applicable law, on any overdue interest (including any Liquidated Damages), at a rate of 3.75% per annum, and in addition thereto, such further amount as shall be sufficient to cover the reasonable costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

         If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

         If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 5.4   Trustee May File Proofs of Claim.

         In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or the creditors of either, the Trustee (irrespective of whether the principal of, and any interest on, the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

         (1) to file and prove a claim for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of the Securities and take such other actions, including participating as a member, voting or otherwise, of any official committee of creditors appointed in such matter, and to file such other papers or documents, in each of the foregoing cases, as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders of Securities allowed in such judicial proceeding, and

         (2) to collect and receive any moneys or other property payable or deliverable on any such claim and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder of Securities to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders of Securities to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 6.7.

         Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Security any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder of a Security in any such proceeding; provided, however, that the Trustee may, on behalf of such Holders, vote for the election of a trustee in bankruptcy or similar official.


SECTION 5.5   Trustee May Enforce Claims Without Possession of Securities.

         All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which judgment has been recovered.

SECTION 5.6   Application of Money Collected.

         Subject to Article XIII, any money collected by the Trustee pursuant to this Article V shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium, if any, or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

         FIRST: To the payment of all amounts due the Trustee under Section 6.7;

         SECOND: To the payment of the amounts then due and unpaid for principal of, premium, if any, or interest (including Liquidated Damages, if any) on, the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium, if any, and interest (including Liquidated Damages, if any), respectively;

         THIRD: To such other Person or Persons, if any, to the extent entitled thereto; and

         FOURTH:  Any remaining amounts shall be repaid to the Company.


SECTION 5.7   Limitation on Suits.

         No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

         (1) such Holder has previously given written notice to the Trustee of an Event of Default that is continuing at the time of such institution;

         (2) the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

         (3) such Holder or Holders have offered to the Trustee, and if requested, shall have provided, reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

         (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity (or if requested, receipt of indemnity) has failed to institute any such proceeding; and

         (5) no direction inconsistent with such written request has been given to the Trustee during such 60 day period by the Holders of a majority in principal amount of the Outstanding Securities, it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

SECTION 5.8 Unconditional Right of Holders to Receive Principal, Premium and Interest and to Convert.

         Notwithstanding any other provision in this Indenture, but subject to the provisions of Article XIII, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of, premium, if any, and (subject to Section 3.7) interest (including Liquidated Damages, if any) on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption or repurchase, on the Redemption Date or Repurchase Date, as the case may be), and to convert such Security in accordance with Article XII, and to institute suit for the enforcement of any such payment and right to convert, and such rights shall not be impaired without the consent of such Holder.

SECTION 5.9   Restoration of Rights and Remedies.

         If the Trustee or any Holder of a Security has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders of Securities shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and such Holders shall continue as though no such proceeding had been instituted.

SECTION 5.10  Rights and Remedies Cumulative.

         Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of
Section 3.6, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Securities is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 5.11  Delay or Omission Not Waiver.

         No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or any acquiescence therein. Every right and remedy given by this Article V or by law to the Trustee or to the Holders of Securities may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or (subject to the limitations contained in this Indenture) by the Holders of Securities as the case may be.

SECTION 5.12  Control by Holders of Securities.

         Subject to Section 6.3, the Holders of a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that

         (1) such direction shall not be in conflict with any rule of law or with this Indenture, and

         (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

         (3) the Trustee need not take any action that might involve it in personal liability or be unjustly prejudicial to the Holders of Securities not consenting.


SECTION 5.13  Waiver of Past Defaults.

         The Holders, either (i) through the written consent of not less than a majority in principal amount of the Outstanding Securities or (ii) by the adoption of a resolution, at a meeting of Holders of the Outstanding Securities at which a quorum is present, by the Holders of at least 662/3 % in principal amount of the Outstanding Securities represented at such meeting, may on behalf of the Holders of all the Securities waive any past default hereunder and its consequences, except a default (A) in the payment of the principal of, premium, if any, or interest (including Liquidated Damages) on any Security, or (B) in respect of a covenant or provision hereof which under Article VIII cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

         Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.


SECTION 5.14  Undertaking for Costs.

         All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.14 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities, or to any suit instituted by any Holder of any Security for the enforcement of the payment of the principal of, premium, if any, or interest on any Security on or after the respective Stated Maturity or Maturities expressed in such Security (or, in the case of redemption or repurchase, on or after the Redemption Date or Repurchase Date, as the case may
be) or for the enforcement of the right to convert any Security in accordance with Article XII.

SECTION 5.15  Waiver of Stay, Usury or Extension Laws.

         The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, usury or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede by reason of such law the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                                   ARTICLE VI
                                   THE TRUSTEE

SECTION 6.1   Certain Duties and Responsibilities.

         (1) Except during the continuance of an Event of Default,

              (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

              (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture, but not to verify the contents thereof.

         (2) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         (3) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

              (i) this paragraph (3) shall not be construed to limit the effect of paragraph (1) of this Section;

              (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

              (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

              (iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (4) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.


SECTION 6.2 Notice of Defaults.

         Within 90 days after the occurrence of any default hereunder as to which the Trustee has received written notice, the Trustee shall give to all Holders of Securities, in the manner provided in Section 1.6, notice of such default, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of, premium, if any, or interest on any Security the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders; and provided, further, that in the case of any default of the character specified in Section 5.1(4), no such notice to Holders of Securities shall be given until at least 60 days after the occurrence thereof or, if applicable, the cure period specified therein. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default.

SECTION 6.3 Certain Rights of Trustee.

         Subject to the provisions of Section 6.1:

         (1) the Trustee may rely, and shall be protected in acting or refraining from acting, upon any resolution, Officers' Certificate, other certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, other evidence of indebtedness or other paper or document (collectively, the "Documents") believed by it to be genuine and to have been signed or presented by the proper party or parties, and the Trustee need not investigate any fact or matter stated in such Documents;

         (2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution;

         (3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be the one specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officers' Certificate or Opinion of Counsel;

         (4) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

         (5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities pursuant to this Indenture, unless such Holders shall have offered, and, if requested by the Trustee, delivered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

         (6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, other evidence of indebtedness or other paper or document, but the Trustee may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; and

         (7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

SECTION 6.4      Not Responsible for Recitals or Issuance of Securities.

         The recitals contained herein and in the Securities (except the Trustee's certificates of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture, of the Securities or of the Common Stock issuable upon the conversion of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

SECTION 6.5     May Hold Securities, Act as Trustee under Other Indentures.

         The Trustee, any Authenticating Agent, any Paying Agent, any Conversion Agent or any other agent of the Company or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Conversion Agent or such other agent.

         The Trustee may become and act as trustee under other indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding in the same manner as if it were not Trustee hereunder.

SECTION 6.6     Money Held in Trust.

         Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

SECTION 6.7   Compensation and Reimbursement

         The Company agrees:

         (1) to pay to the Trustee from time to time such reasonable compensation as the Company and the Trustee shall from time to time agree in writing for its acceptance of this Indenture and for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

         (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee (including costs and expenses of enforcing this Indenture and defending itself against any claim (whether asserted by the Company, any Holder of Securities or any other Person) or liability in connection with the exercise of any of its powers or duties hereunder) in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

         (3) to indemnify the Trustee (and its directors, officers, employees and agents) for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs, expenses and reasonable attorneys' fees of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

         The Trustee shall have a lien prior to the Securities on all money or property held or controlled by the Trustee to secure the Company's payment obligations in this Section 6.7, except that held in trust to pay principal and interest (including Liquidated Damages) on the Securities.

         When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.1(6) or Section 5.1(7), the expenses (including the reasonable charges of its counsel) and the compensation for the services are intended to constitute expenses of the administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

         The provisions of this Section shall survive the termination of this Indenture or the earlier resignation or removal of the Trustee.

SECTION 6.8   Corporate Trustee Required; Eligibility.

         There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such, having (or be part of a holding company group with) a combined capital and surplus of at least U.S. $50,000,000, subject to supervision or examination by federal or state authority, and in good standing. The Trustee or an Affiliate of the Trustee shall maintain an established place of business in the Borough of Manhattan, The City of New York. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article and a successor shall be appointed pursuant to Section 6.9.

SECTION 6.9   Resignation and Removal; Appointment of Successor.

         (1) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.10.

         (2) The Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 6.10 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (3) The Trustee may be removed at any time by an Act of the Holders of a majority in principal amount of the Outstanding Securities, delivered to the Trustee and the Company. If the instrument of acceptance by a successor Trustee required by Section 6.10 shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the removed Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (4) The Trustee may be removed at any time by the Company and the Company may appoint a successor Trustee pursuant to this Article, provided, that
(i) there is not an Event of Default that is  continuing at the time of removal,
(ii) the successor Trustee appointed by the Company meets the eligibility requirements of Section 6.8, and (iii) such removal and resignation shall not become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.10.

         (5) If at any time:

              (i) the Trustee shall cease to be eligible under Section 6.8 and shall fail to resign after written request therefor by the Company or by any Holder of a Security who has been a bona fide Holder of a Security for at least six months, or

              (ii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 5.14, any Holder of a Security who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         (6) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee and shall comply with the applicable requirements of this Section and Section 6.10. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.10, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders of Securities and accepted appointment in the manner required by this Section and Section 6.10, any Holder of a Security who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (7) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders of Securities in the manner provided in Section 1.6. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

SECTION 6.10     Acceptance of Appointment by Successor.

         Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

         No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be eligible under this Article.

SECTION 6.11 Merger, Conversion, Consolidation or Succession to Business.

         Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee (including the trust created by this Indenture), shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 6.12      Authenticating Agents.

         The Trustee may, with the consent of the Company, appoint an Authenticating Agent or Agents acceptable to the Company with respect to the Securities, which Authenticating Agent shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon exchange or substitution pursuant to this Indenture.

         Securities authenticated by an Authenticating Agent shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder, and every reference in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be subject to acceptance by the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent and subject to supervision or examination by government or other fiscal authority. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.12, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this
Section 6.12.

         Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section 6.12, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

         An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of
resignation  or  upon  such  a  termination,   or  in  case  at  any  time  such
Authenticating  Agent  shall  cease  to  be  eligible  in  accordance  with  the provisions of this Section 6.12, the Trustee may appoint a successor Authenticating Agent which shall be subject to acceptance by the Company. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 6.12.

         The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section 6.12.

         If an Authenticating Agent is appointed with respect to the Securities pursuant to this Section 6.12, the Securities may have endorsed thereon, in addition to or in lieu of the Trustee's certification of authentication, an alternative certificate of authentication in the following form:

         This is one of the Securities referred to in the within-mentioned Indenture.

                                   STATE STREET BANK AND TRUST
                                   COMPANY OF CALIFORNIA, N.A.
                                   as Trustee

                                   By:

                                   ___________________________________________
                                   As Authenticating Agent

                                   By:

                                   ___________________________________________
                                   Authorized Signatory


SECTION 6.13  Disqualification; Conflicting Interests.

         If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.


SECTION 6.14  Preferential Collection of Claims Against Company.

         If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).


                                   ARTICLE VII
              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 7.1   Company May Consolidate, Etc. Only on Certain Terms.

         The Company shall not consolidate with or merge into any other Person or convey, transfer or lease all its properties and assets substantially as an entirety to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company or convey, transfer, sell or lease such Person's properties and assets substantially as an entirety to the Company unless:

         (1) the Person formed by such consolidation or into or with which the Company is merged or the Person to which the properties and assets of the Company are so conveyed, transferred, sold or leased shall be a corporation, limited liability company, partnership or trust organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and, if other than the Company, shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of, premium, if any, and interest (including Liquidated Damages, if any) on all of the Securities as applicable, and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed and shall have provided for conversion rights in all material respects in accordance with Article XII;

         (2) immediately after giving effect to such transaction, no Event of Default, and no event that after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and


         (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with, together with any documents required under
Section 8.3.

SECTION 7.2  Successor Substituted.

         Upon any consolidation of the Company with, or merger of the Company into any other Person or any conveyance, transfer or lease of all or substantially all the properties and assets of the Company in accordance with
Section 7.1, the successor Person formed by such consolidation or into or with which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.


                                  ARTICLE VIII
                             SUPPLEMENTAL INDENTURES

SECTION 8.1   Supplemental Indentures Without Consent of Holders of Securities.

         Without the consent of any Holders of Securities the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto for any of the following purposes:

         (1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants and obligations of the Company herein and in the Securities as permitted by Article VII of this Indenture; or

         (2) to add to the covenants of the Company for the benefit of the Holders of Securities or to surrender any right or power herein conferred upon the Company; or

         (3) to secure the Securities; or

         4) to make provision with respect to the conversion rights of Holders of Securities pursuant to Section 12.11 or to make provision with respect to the repurchase rights of Holders of Securities pursuant to Section 14.5; or

         (5) to make any changes or modifications to this Indenture necessary in connection with the registration of any Registrable Securities under the Securities Act as contemplated by Section 10.11, provided such action pursuant to this clause (5) shall not adversely affect the interests of the Holders of Securities in any material respect; or

         (6) to comply with the requirements of the Trust Indenture Act or the rules and regulations of the Commission thereunder in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act, as contemplated by this Indenture or otherwise; or

         (7) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee; or

         (8) subject to Section 13.12, to make any change in Article XIII that would limit or terminate the benefits available to any holder of Senior Debt under such Article; or

         (9) to cure any ambiguity, to correct or supplement any provision herein that may be inconsistent with any other provision herein or that is otherwise defective, or to make any other provisions with respect to matters or questions arising under this Indenture as the Company and the Trustee may deem necessary or desirable, provided such action pursuant to this clause (9) shall not adversely affect the interests of the Holders of Securities in any material respect.

         Upon Company Request, accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and subject to and upon receipt by the Trustee of the documents described in Section 8.3 hereof, the Trustee shall join with the Company in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained.

         Notwithstanding any other provision of the Indenture or the Securities, the Registration Rights Agreement and the obligation to pay Liquidated Damages thereunder may be amended, modified or waived in accordance with the provisions of the Registration Rights Agreement.

SECTION 8.2   Supplemental Indentures with Consent of Holders of Securities.

         With either (i) the written consent of the Holders of not less than a majority in principal amount of the Outstanding Securities, by the Act of said Holders delivered to the Company and the Trustee, or (ii) by the adoption of a resolution, at a meeting of Holders of the Outstanding Securities at which a quorum is present, by the Holders of at least 662/3% in principal amount of the Outstanding Securities represented at such meeting, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities under this Indenture; provided, however, that no such supplemental indenture shall, without the consent or affirmative vote of the Holder of each Outstanding Security affected thereby,

         (1) change the Stated Maturity of the principal of, or any installment of interest on, any Security, or reduce the principal amount of, or the premium, if any, or the rate of interest payable thereon, or reduce the amount payable upon a redemption or mandatory repurchase, or change the place or currency of payment of the principal of, premium, if any, or interest on any Security (including any payment of Liquidated Damages (except as may be effected through an amendment with the Registration Rights Agreement in accordance with its terms) or Redemption Price or Repurchase Price in respect of such Security) or impair the right to institute suit for the enforcement of any payment in respect of any Security on or after the Stated Maturity thereof (or, in the case of redemption or any repurchase, on or after the Redemption Date or Repurchase Date, as the case may be) or, except as permitted by Section 12.11, adversely affect the right of Holders to convert any Security as provided in Article XII, or modify the provisions of this Indenture with respect to the subordination of the Securities in a manner adverse to the Holders; or

         (2) reduce the requirements of Section 9.4 for quorum or voting, or reduce the percentage in principal amount of the Outstanding Securities the consent of whose Holders is required for any such supplemental indenture or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture; or

         (3) modify the obligation of the Company to maintain an office or agency in the Borough of Manhattan, The City of New York, pursuant to Section 10.2; or

         (4) modify any of the provisions of this Section or Section 5.13 or 10.12, except to increase any percentage contained herein or therein or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; or

         (5) modify the provisions of Article XIV in a manner adverse to the Holders; or

         (6) Modify the provisions of Article XI in a manner adverse to the Holders; or

         (7) modify any of the provisions of Section 10.9.

         It shall not be necessary for any Act of Holders of Securities under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 8.3   Execution of Supplemental Indentures.

         In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Sections 6.1 and 6.3) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture, and that such supplemental indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

SECTION 8.4   Effect of Supplemental Indentures.

         Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder appertaining thereto shall be bound thereby.

SECTION 8.5   Reference in Securities to Supplemental Indentures.

         Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Company and the Trustee, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

SECTION 8.6   Notice of Supplemental Indentures.

         Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 8.2, the Company shall give notice to all Holders of Securities of such fact, setting forth in general terms the substance of such supplemental indenture, in the manner provided in Section 1.6. Any failure of the Company to give such notice, or any defect therein, shall not in any way impair or affect the validity of any such supplemental indenture.

                                   ARTICLE IX
                        MEETINGS OF HOLDERS OF SECURITIES

SECTION 9.1   Purposes for Which Meetings May Be Called.

         A meeting of Holders of Securities may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Securities.

SECTION 9.2   Call, Notice and Place of Meetings.

         (1) The Trustee may at any time call a meeting of Holders of Securities for any purpose specified in Section 9.1, to be held at such time and at such place in the Borough of Manhattan, The City of New York, as the Trustee shall determine. Notice of every meeting of Holders of Securities, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 1.6, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

         (2) In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% in principal amount of the Outstanding Securities shall have requested the Trustee to call a meeting of the Holders of Securities for any purpose specified in Section 9.1, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Securities in the amount specified, as the case may be, may determine the time and the place in the Borough of Manhattan, The City of New York, for such meeting and may call such meeting for such purposes by giving notice thereof as provided in paragraph
(1) of this Section.

SECTION 9.3   Persons Entitled to Vote at Meetings.

         To be entitled to vote at any meeting of Holders of Securities, a Person shall be (i) a Holder of one or more Outstanding Securities, or (ii) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

SECTION 9.4   Quorum; Action.

         The Persons entitled to vote a majority in principal amount of the Outstanding Securities shall constitute a quorum. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities, be dissolved. In any other case, the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting (subject to repeated applications of this sentence). Notice of the reconvening of any adjourned meeting shall be given as provided in Section 9.2(1), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage of the principal amount of the Outstanding Securities that shall constitute a quorum.

         Subject to the foregoing, at the reconvening of any meeting adjourned for a lack of a quorum, the Persons entitled to vote 25% in principal amount of the Outstanding Securities at the time shall constitute a quorum for the taking of any action set forth in the notice of the original meeting.

         At a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid, any resolution and all matters (except as limited by the proviso to Section 8.2 and except to the extent Section 10.12 requires a different vote) shall be effectively passed and decided if passed or decided by the lesser of (i) the Holders of not less than a majority in principal amount of Outstanding Securities and (ii) the Persons entitled to vote not less than 662/3% in principal amount of Outstanding Securities represented and entitled to vote at such meeting.

         Any resolution passed or decisions taken at any meeting of Holders of Securities duly held in accordance with this Section shall be binding on all the Holders of Securities whether or not present or represented at the meeting. The Trustee shall, in the name and at the expense of the Company, notify all the Holders of Securities of any such resolutions or decisions pursuant to Section 1.6.

SECTION 9.5 Determination of Voting Rights; Conduct and Adjournment of Meetings.

         (1) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities in regard to proof of the holding of Securities and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 1.4 and the appointment of any proxy shall be proved in the manner specified in Section 1.4 or by having the signature of the Person executing the proxy guaranteed by any bank, broker or other eligible institution participating in a recognized medallion signature guarantee program.

         (2) The Trustee shall, by an instrument in writing, appoint a temporary chairman (which may be the Trustee) of the meeting, unless the meeting shall have been called by the Company or by Holders of Securities as provided in
Section 9.2(1), in which case the Company or the Holders of Securities calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Securities represented at the meeting.

         (3) At any meeting, each Holder of a Security or proxy shall be entitled to one vote for each U.S. $1,000 principal amount of Securities held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Security or proxy.

         (4) Any  meeting of Holders  of  Securities  duly  called  pursuant  to
Section 9.2 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Securities represented at the meeting, and the meeting may be held as so adjourned without further notice.

SECTION 9.6   Counting Votes and Recording Action of Meetings.

         The vote upon any resolution submitted to any meeting of Holders of Securities shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities or of their representatives by proxy and the principal amounts at Stated Maturity and serial numbers of the Outstanding Securities held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders of Securities shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in
Section 9.2 and, if applicable, Section 9.4. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.


                                    ARTICLE X
                                    COVENANTS

SECTION 10.1  Payment of Principal, Premium and Interest.

         The Company covenants and agrees that it will duly and punctually pay the principal of and premium, if any, and interest (including Liquidated Damages, if any) on the Securities in accordance with the terms of the Securities and this Indenture. The Company will deposit or cause to be deposited with the Trustee or its nominee, no later than the opening of business on the date of the Stated Maturity of any Security or no later than the opening of business on the due date for any installment of interest, all payments so due, which payments shall be in immediately available funds on the date of such Stated Maturity or due date, as the case may be.

SECTION 10.2  Maintenance of Offices or Agencies.

         The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where the Securities may be surrendered for registration of transfer or exchange or for presentation for payment or for conversion, redemption or repurchase and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office or the office or agency of the Trustee in the Borough of Manhattan, The City of New York.

         The Company may at any time and from time to time vary or terminate the appointment of any such agent or appoint any additional agents for any or all of such purposes; provided, however, that until all of the Securities have been delivered to the Trustee for cancellation, or moneys sufficient to pay the principal of, premium, if any, and interest on the Securities have been made available for payment and either paid or returned to the Company pursuant to the provisions of Section 10.3, the Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be presented or surrendered for payment and conversion, which shall initially be State Street Bank and Trust Company, N.A., an Affiliate of the Trustee, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee, and notice to the Holders in accordance with Section 1.6, of the appointment or termination of any such agents and of the location and any change in the location of any such office or agency.

         The Company hereby initially designates the Trustee as Paying Agent, Security Registrar and Conversion Agent, and each of the Corporate Trust Office of the Trustee and the office or agency of the Trustee in the Borough of Manhattan, The City of New York, located at 61 Broadway, 15th Floor, New York, New York 10006 attention: Corporate Trust Administration (PMC-Sierra, Inc. 3.75% Convertible Subordinated Notes due August 15, 2006) as one such office or agency of the Company for each of the aforesaid purposes.

SECTION  10.3 Money for Security Payments to Be Held in Trust.

         If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal of, premium, if any, or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal, premium, if any, or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and the Company will promptly notify the Trustee of its action or failure so to act.

         Whenever the Company shall have one or more Paying Agents, it will, no later than the opening of business on each due date of the principal of, premium, if any, or interest on any Securities, deposit with the Trustee a sum in funds immediately payable on the payment date sufficient to pay the principal, premium, if any, or interest so becoming due, such sum to be held for the benefit of the Persons entitled to such principal, premium, if any, or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure so to act.

         The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

         (1) hold all sums held by it for the payment of the principal of, premium, if any, or interest on Securities for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

         (2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal, premium, if any, or interest; and

         (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held by such Paying Agent.

         The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Security and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

SECTION 10.4  Existence.

         Subject to Article VII, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

SECTION 10.5  Maintenance of Properties.

         The Company will cause all properties used or useful in the conduct of its business or the business of any Significant Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Significant Subsidiary and not disadvantageous in any material respect to the Holders.

SECTION 10.6  Payment of Taxes and Other Claims.

         The Company will pay or discharge, or cause to be paid or discharged, before the same may become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon the Company or any Significant Subsidiary or upon the income, profits or property of the Company or any Significant Subsidiary, (ii) all claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon the property of the Company or any Significant Subsidiary, and (iii) subject to Sections 12.8 and 14.3(2), all stamps and other duties, if any, which may be imposed by the United States or any political subdivision thereof or therein in connection with the issuance, transfer, exchange or conversion of any Securities or with respect to this Indenture; provided, however, that, in the case of clauses (i) and (ii), the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (A) if the failure to do so will not, in the aggregate, have a material adverse impact on the Company and its subsidiaries taken as a whole, or (B) if the amount, applicability or validity is being contested in good faith by appropriate proceedings.

SECTION 10.7  Registration and Listing.

         The Company will effect all registrations with, and obtain all approvals by, all governmental authorities that may be necessary under any United States Federal or state law (including the Securities Act, the Exchange Act and state securities and Blue Sky laws) before the shares of Common Stock issuable upon conversion of Securities are issued and delivered, and qualified or listed as contemplated under the Registration Rights Agreement.

         Nothing in this Section will limit the  application  of Section  10.11.

SECTION 10.8  Statement by Officers as to Default.

         The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers' Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

         The Company will deliver to the Trustee, forthwith upon becoming aware of any default or any Event of Default under the Indenture, an Officers' Certificate specifying with particularity such default or Event of Default and further stating what action the Company has taken, is taking or proposes to take with respect thereto. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default.

         Any notice required to be given under this Section 10.8 shall be delivered to the Trustee at its Corporate Trust Office.

SECTION 10.9  Delivery of Certain Information.

         At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder of a Restricted Security or the holder of shares of Common Stock issued upon conversion thereof, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder of Restricted Securities or such holder of shares of Common Stock issued upon conversion of Restricted Securities, or to a prospective purchaser of any such security designated by any such Holder or holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act (or any successor provision thereto) in connection with the resale of any such security; provided, however, that the Company shall not be required to furnish such information in connection with any request made on or after the date that is two years from the later of (i) the date such a security (or any such predecessor security) was last acquired from the Company or (ii) the date such a security (or any such predecessor security) was last acquired from an "affiliate" of the Company within the meaning of Rule 144 under the Securities Act (or any successor provision thereto). "Rule 144A Information" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).

SECTION 10.10 Resale of Certain Securities.

         During the period beginning on the last date of original issuance of the Securities and ending on the date that is two years from such date (or such shortened period under Rule 144(k) under the Securities Act or any successor rule), the Company will not, and will not permit any of its subsidiaries or other "affiliates" (as defined under Rule 144 under the Securities Act or any successor provision thereto) to, resell (i) any Securities that constitute "restricted securities" under Rule 144 or (ii) any securities into which the Securities have been converted under this Indenture that constitute "restricted securities" under Rule 144, that in either case have been reacquired by any of them. The Trustee shall have no responsibility in respect of the Company's performance of its agreement in the preceding sentence.

SECTION 10.11 Registration Rights.

         The Company agrees that the Holders from time to time of Registrable Securities (as defined below) are entitled to the benefits of a Registration Rights Agreement, dated as of August 6, 2001 (the "Registration Rights Agreement"), executed by the Company as it may be amended from time to time in accordance with its terms.

         Whenever in this Indenture there is mentioned, in any context, the payment of the principal of, premium, if any, or interest on, or in respect of, any Security, such mention shall be deemed to include mention of the payment of Liquidated Damages provided for in this Section to the extent that, in such context, Liquidated Damages are, were or would be payable in respect thereof pursuant to the provisions of this Section and express mention of the payment of Liquidated Damages (if applicable) in any provisions hereof shall not be construed as excluding Liquidated Damages in those provisions hereof where such express mention is not made.

         For the purposes of the Registration Rights Agreement, "Registrable Securities" means all or any portion of the Securities issued from time to time under this Indenture in registered form and the shares of Common Stock issuable upon conversion, repurchase or redemption of such Securities; provided, however, that a security ceases to be a Registrable Security when it is no longer a Restricted Security.

         If a Security, or the shares of Common Stock issuable upon conversion of a Security, is a Registrable Security, and the Holder thereof elects to sell such Registrable Security pursuant to the Shelf Registration Statement then, by its acceptance thereof, the Holder of such Registrable Security will have agreed to be bound by the terms of the Registration Rights Agreement relating to the Registrable Securities which are the subject of such election.

         For the purposes of the Registration Rights Agreement, the term "Holder" includes any Person that has a beneficial interest in any Restricted Global Security or any beneficial interest in a global security representing shares of Common Stock issuable upon conversion of a Security.

         If Liquidated Damages are payable under the Registration Rights Agreement, the Company shall deliver to the Trustee a certificate to that effect stating (i) the amount of Liquidated Damages that is payable and (ii) the date on which Liquidated Damages are payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no Liquidated Damages are payable. If Liquidated Damages have been paid by the Company directly to the persons entitled to them, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

SECTION 10.12 Waiver of Certain Covenants.

         The Company may omit in any particular instance to comply with any covenant or condition set forth in Sections 10.4 (other than with respect to the existence of the Company (subject to Article VII)), 10.5 and 10.6, inclusive (other than a covenant or condition which under Article VIII cannot be modified or amended without the consent of the Holder of each Outstanding Security affected), if before the time for such compliance the Holders shall, through (i) the written consent of not less than a majority in principal amount of the Outstanding Securities or (ii) the adoption of a resolution at a meeting of Holders of the Outstanding Securities at which a quorum is present by the Holders of not less than 662/3 % in principal amount of the Outstanding Securities represented at such meeting, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee or any Paying or Conversion Agent in respect of any such covenant or condition shall remain in full force and effect.

                                   ARTICLE XI
                            REDEMPTION OF SECURITIES

SECTION 11.1  Right of Redemption.

         The Securities may be redeemed in accordance with the provisions of the form of Securities set forth in Section 2.2.

SECTION 11.2  Applicability  of Article.

         Redemption of Securities at the election of the Company or otherwise, as permitted or required by any provision of the Securities or this Indenture, shall be made in accordance with such provision and this Article XI.

SECTION 11.3  Election to Redeem; Notice to Trustee.

         The election of the Company to redeem any Securities shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of any of the Securities, the Company shall, at least 45 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date.

SECTION 11.4  Selection by Trustee of Securities to Be Redeemed.

         If less than all the Securities are to be redeemed, the particular Securities to be redeemed shall be selected by the Trustee within five Business Days after it receives the notice described in 11.3, from the Outstanding Securities not previously called for redemption, by lot or by such other method as the Trustee may deem fair and appropriate.

         If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed may be treated by the Trustee as Outstanding for the purpose of such selection. The Trustee shall promptly notify the Company and each Security Registrar in writing of the securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

         For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

SECTION 11.5  Notice of Redemption.

         Notice of redemption  shall be given in the manner  provided in Section
1.6 to the Holders of Securities to be redeemed not less than 30 nor more than 60 days prior to the Redemption Date, and such notice shall be irrevocable. The Company shall, concurrently with the giving of such notice, publish a Press Release including the information required to be included in such notice of redemption hereunder.

         All notices of redemption shall state:

         (1) the Redemption Date,

         (2) the Redemption Price, and accrued interest (including Liquidated Damages, if any), if any, to, but excluding, the Redemption Date,

         (3) if less than all Outstanding Securities are to be redeemed, the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities which will be outstanding after such partial redemption,

         (4) that on the Redemption Date the Redemption Price, and accrued interest (including Liquidated Damages, if any), if any, to, but excluding, the Redemption Date, will become due and payable upon each such Security to be redeemed, and that interest thereon shall cease to accrue on and after said date,

         (5) the Conversion Rate, the date on which the right to convert the Securities to be redeemed will terminate and the places where such Securities may be surrendered for conversion, and

         (6) the place or places where such Securities are to be surrendered for payment of the Redemption Price and accrued interest (including Liquidated Damages, if any), if any, to, but excluding, the Redemption Date.

         In case of a partial redemption, the notice shall specify the serial and CUSIP numbers (if any) and the portions thereof called for redemption and that transfers and exchanges may occur on or prior to the Redemption Date.

         Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's written request, by the Trustee in the name of and at the expense of the Company. Notice of redemption of Securities to be redeemed at the election of the Company received by the Trustee shall be given by the Trustee to each Paying Agent in the name of and at the expense of the Company.

SECTION 11.6  Deposit of Redemption Price.

         On or prior to the Redemption Date, the Company shall deposit with the Trustee (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.3) an amount of money (which shall be in immediately available funds on such Redemption Date) sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest (including Liquidated Damages, if any) to the Redemption Date on, all the Securities which are to be redeemed on that date other than any Securities called for redemption on that date which have been converted prior to the date of such deposit.

         If any Security called for redemption is converted, any money deposited with the Trustee or so segregated and held in trust for the redemption of such Security shall (subject to any right of the Holder of such Security or any Predecessor Security to receive interest as provided in the last paragraph of
Section 3.7) be paid to the Company on Company Request or, if then held by the Company, shall be discharged from such trust.

SECTION 11.7  Securities Payable on Redemption Date.

         Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and from and after such date (unless the Company shall default in the payment of the Redemption Price, including accrued interest) such Securities shall cease to bear interest. Upon surrender of any Security for redemption in accordance with said notice such Security shall be paid by the Company at the Redemption Price together with accrued and unpaid interest (including Liquidated Damages, if any) to the Redemption Date; provided, however, that installments of interest on Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Record Date according to their terms and the provisions of Section 3.7.

         If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal amount of, premium, if any, and, to the extent permitted by applicable law, accrued interest on such Security shall, until paid, bear interest from the Redemption Date at a rate of 3.75% per annum and such Security shall remain convertible until the Redemption Price of such Security (or portion thereof, as the case may be) shall have been paid or duly provided for.

         Any Security that is to be redeemed only in part shall be surrendered at the Corporate Trust Office or an office or agency of the Company designated for that purpose pursuant to Section 10.2 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

SECTION 11.8  Conversion Arrangement on Call for Redemption.

         In connection with any redemption of Securities, the Company may arrange for the purchase and conversion of any Securities by an agreement with one or more investment bankers or other purchasers (the "Purchasers") to purchase such securities by paying to the Trustee in trust for the Holders, on or before the Redemption Date, an amount not less than the applicable Redemption Price, together with interest accrued to the Redemption Date, of such Securities. Notwithstanding anything to the contrary contained in this Article XI, the obligation of the Company to pay the Redemption Price, together with interest accrued to the Redemption Date, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such Purchasers. If such an agreement is entered into (a copy of which shall be filed with the Trustee prior to the close of business on the Business Day immediately prior to the Redemption
Date), any Securities called for redemption that are not duly surrendered for conversion by the Holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, and consistent with any agreement or agreements with such Purchasers, to be acquired by such Purchasers from such Holders and (notwithstanding anything to the contrary contained in Article XII) surrendered by such Purchasers for conversion, all as of immediately prior to the close of business on the Redemption Date (and the right to convert any such Securities shall be extended through such time), subject to payment of the above amount as aforesaid. At the direction of the Company, the Trustee shall hold and dispose of any such amount paid to it by the Purchasers to the Holders in the same manner as it would monies deposited with it by the Company for the redemption of Securities. Without the Trustee's prior written consent, no arrangement between the Company and such Purchasers for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture, and the Company agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Securities between the Company and such Purchasers, including the costs and expenses, including reasonable legal fees, incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.


                                  ARTICLE XII
                            CONVERSION OF SECURITIES

SECTION 12.1  Conversion Privilege and Conversion Rate.

         Subject to and upon compliance with the provisions of this Article, at the option of the Holder thereof, any Security may be converted into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock of the Company at the Conversion Rate, determined as hereinafter provided, in effect at the time of conversion. Such conversion right shall commence on the initial issuance date of the Securities and expire at the close of business on the date of Maturity, subject, in the case of conversion of any Global Security, to any Applicable Procedures. In case a Security or portion thereof is called for redemption at the election of the Company or the Holder thereof exercises his right to require the Company to repurchase the Security, such conversion right in respect of the Security, or portion thereof so called, shall expire at the close of business on the Business Day immediately preceding the Redemption Date or the Repurchase Date, as the case may be, unless the Company defaults in making the payment due upon redemption or repurchase, as the case may be (in each case subject as aforesaid to any Applicable Procedures with respect to any Global Security).

         The rate at which shares of Common Stock shall be delivered upon conversion (herein called the "Conversion Rate") shall be initially 23.5660 shares of Common Stock for each U.S.$1,000 principal amount of Securities. The Conversion Rate shall be adjusted in certain instances as provided in this
Article XII.


SECTION 12.2  Exercise of Conversion Privilege.

         In order to exercise the conversion privilege, the Holder of any Security to be converted shall surrender such Security, duly endorsed in blank, at any office or agency of the Company maintained for that purpose pursuant to
Section 10.2, accompanied by a duly signed conversion notice substantially in the form set forth in Section 2.4 stating that the Holder elects to convert such Security or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted. Each Security surrendered for conversion (in whole or in part) during the Record Date Period shall (except in the case of any Security or portion thereof which has been called for redemption (except pursuant to a call for Provisional Redemption) on a Redemption Date, or is repurchasable on a Repurchase Date, occurring, in either case, within such Record Date Period and, as a result, the right to convert such Security would otherwise terminate in such period if not exercised) be accompanied by payment in New York Clearing House funds or other funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of such Security (or part thereof, as the case may be) being surrendered for conversion. The interest so payable on such Interest Payment Date with respect to any Security (or portion thereof, if applicable) that is surrendered for conversion during the Record Date Period shall be paid to the Holder of such Security as of such Regular Record Date in an amount equal to the interest that would have been payable on such Security if such Security had been converted as of the close of business on such Interest Payment Date. Interest payable on any Interest Payment Date in respect of any Security surrendered for conversion on or after such Interest Payment Date shall be paid to the Holder of such Security as of the Regular Record Date next preceding such Interest Payment Date, notwithstanding the exercise of the right of conversion. Except as provided in this paragraph and subject to the last paragraph of Section 3.7, no cash payment or adjustment shall be made upon any conversion on account of any interest accrued from the Interest Payment Date next preceding the conversion date, in respect of any Security (or part thereof, as the case may be) surrendered for conversion, or on account of any dividends on the Common Stock issued upon conversion. The Company's delivery to the Holder of the number of shares of Common Stock (and cash in lieu of fractions thereof, as provided in this Indenture) into which a Security is convertible will be deemed to satisfy the Company's obligation to pay the principal amount of the Security.

         Securities shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Securities for conversion in accordance with the foregoing provisions, and at such time the rights of the Holders of such Securities as Holders shall cease, and the Person or Persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the conversion date, the Company shall issue and deliver to the Trustee, for delivery to the Holder (unless a different Person is indicated on the Conversion Notice), a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in Section 12.3.

         All shares of Common Stock delivered upon such conversion of Restricted Securities shall bear restrictive legends substantially in the form of the legends required to be set forth on the Restricted Securities pursuant to
Section 3.5 and shall be subject to the restrictions on transfer provided in such legends. Neither the Trustee nor any agent maintained for the purpose of such conversion shall have any responsibility for the inclusion or content of any such restrictive legends on such Common Stock; provided, however, that the Trustee or any agent maintained for the purpose of such conversion shall have provided, to the Company or to the Company's transfer agent for such Common Stock, prior to or concurrently with a request to the Company to deliver such Common Stock, written notice that the Securities delivered for conversion are Restricted Securities.

         In the case of any Security which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Security or Securities of authorized denominations in an aggregate principal amount equal to the unconverted portion of the principal amount of such Security. A Security may be converted in part, but only if the principal amount of such Security to be converted is any integral multiple of U.S. $1,000 and the principal amount of such security to remain Outstanding after such conversion is equal to U.S. $1,000 or any integral multiple of $1,000 in excess thereof.

         If shares of Common Stock to be issued upon conversion of a Restricted Security, or Securities to be issued upon conversion of a Restricted Security in part only, are to be registered in a name other than that of the beneficial owner of such Restricted Security, then such Holder must deliver to the Conversion Agent a Surrender Certificate, dated the date of surrender of such Restricted Security and signed by such beneficial owner, as to compliance with the restrictions on transfer applicable to such Restricted Security. Neither the Trustee nor any Conversion Agent, Registrar or Transfer Agent shall be required to register in a name other than that of the beneficial owner, shares of Common Stock or Securities issued upon conversion of any such Restricted Security not so accompanied by a properly completed Surrender Certificate.

SECTION 12.3  Fractions of Shares.

         No fractional shares of Common Stock shall be issued upon conversion of any Security or Securities. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof) so surrendered. Instead of any fractional share of Common Stock that would otherwise be issuable upon conversion of any Security or Securities (or specified portions thereof), the Company shall calculate and pay a cash adjustment in respect of such fraction (calculated to the nearest 1/100th of a share) in an amount equal to the same fraction of the Closing Price Per Share at the close of business on the day of conversion.

SECTION 12.4  Adjustment of Conversion Rate.

         The Conversion Rate shall be subject to adjustments from time to time as follows:

         (1) In case the Company shall pay or make a dividend or other distribution on shares of any class of capital stock payable in shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be increased by dividing such Conversion Rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. If, after any such date fixed for determination, any dividend or distribution is not in fact paid, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would have been in effect if such determination date had not been fixed. For the purposes of this paragraph (1), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

         (2) In case the Company shall issue rights, options or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (determined as provided in paragraph (8) of this Section 12.4) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights, options or warrants (other than any rights, options or warrants that by their terms will also be issued to any Holder upon conversion of a Security into shares of Common Stock without any action required by the Company or any other Person), the Conversion Rate in effect at the opening of business on the day following the date fixed for such determination shall be increased by dividing such Conversion Rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock that the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. If, after any such date fixed for determination, any such rights, options or warrants are not in fact issued, or are not exercised prior to the expiration thereof, the Conversion Rate shall be immediately readjusted, effective as of the date such rights, options or warrants expire, or the date the Board of Directors determines not to issue such rights, options or warrants, to the Conversion Rate that would have been in effect if the unexercised rights, options or warrants had never been granted or such determination date had not been fixed, as the case may be. For the purposes of this paragraph (2), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not issue any rights, options or warrants in respect of shares of Common Stock held in the treasury of the Company.

         (3) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision or combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

         (4) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, shares of any class of capital stock or other property (including cash or assets or securities, but excluding (i) any rights, options or warrants referred to in paragraph (2) of this Section, (ii) any dividend or distribution paid exclusively in cash, (iii) any dividend or distribution referred to in paragraph
(1) of this Section and (iv) any consideration distributed in any merger or consolidation to which Section 12.11 applies), the Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing the Conversion Rate in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided in paragraph (8) of this Section 12.4) of the Common Stock on the date fixed for such determination less the then fair market value (as determined by the Board of directors, whose determination shall be conclusive and described in a Board Resolution filed with the Trustee) of the portion of the assets, shares or evidences of indebtedness so distributed applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution. If after any such date fixed for determination, any such distribution is not in fact made, the Conversion Rate shall be immediately readjusted, effective as of the date of the Board of Directors determines not to make such distribution, to the Conversion Rate that would have been in effect if such determination date had not been fixed.

         (5) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed as part of a distribution referred to in paragraph (4) of this Section or cash distributed upon a merger or consolidation to which Section 12.11 applies) in an aggregate amount that, combined together with (i) the aggregate amount of any other all-cash distributions to all holders of its Common Stock made exclusively in cash within the 365-day period preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this paragraph
(5) has been made and (ii) the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) of consideration payable in respect of any tender offer by the Company or any of its Subsidiaries for all or any portion of the Common Stock concluded within the 365-day period preceding the date of payment of such distribution and in respect of which no adjustment pursuant to paragraph (6) of this Section 12.4 has been made (the "combined cash and tender amount") exceeds 10% of the product of the current market price per share (determined as provided in paragraph (8) of this Section 12.4) of the Common Stock on the date for the determination of holders of shares of Common Stock entitled to receive such distribution times the number of shares of Common Stock outstanding on such date (the "aggregate current market price"), then, and in each such case, immediately after the close of business on such date for determination, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing the Conversion Rate in effect immediately prior to the close of business on the date fixed for determination of the stockholders entitled to receive such distribution by a fraction (i) the numerator of which shall be equal to the current market price per share (determined as provided in paragraph (8) of this Section) of the Common Stock on the date fixed for such determination less an amount equal to the quotient of
(x) the excess of such combined cash and tender amount over 10% of such aggregate current market price divided by (y) the number of shares of Common Stock outstanding on such date for determination and (ii) the denominator of which shall be equal to the current market price per share (determined as provided in paragraph (8) of this Section 12.4) of the Common Stock on such date fixed for determination.

         (6) In case a tender offer made by the Company or any Subsidiary for all or any portion of the Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) that combined together with (i) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), as of the expiration of such tender offer, of consideration payable in respect of any other tender offer by the Company or any Subsidiary for all or any portion of the Common Stock expiring within the 365-day period preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this paragraph (6) has been made and (ii) the aggregate amount of any cash distributions to all holders of the Common Stock within 365-day period preceding the expiration of such tender offer and in respect of which no adjustment pursuant to paragraph (5) of this Section has been made (the "combined tender and cash amount") exceeds 10% of the product of the current market price per share of the Common Stock (determined as provided in paragraph (8) of this Section 12.4) as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender offer (as it may be amended) times the number of shares of Common Stock outstanding (including any tendered shares) as of the Expiration Time, then, and in each such case immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing the Conversion Rate immediately prior to close of business on the date of the Expiration Time by a fraction (i) the numerator of which shall be equal to (A) the product of (i) the current market price per share of the Common Stock (determined as provided in paragraph
(8) of this Section 12.4) on the date of the Expiration Time multiplied by (ii) the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time less (B) the combined tender and cash amount, and (ii) the denominator of which shall be equal to the product of (A) the current market price per share of the Common Stock (determined as provided in paragraph (8) of this Section 12.4) as of the Expiration Time multiplied by (B) the number of shares of Common Stock outstanding (including any tendered shares) as of the Expiration Time less the number of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the "Purchased Shares").

         (7) The reclassification of Common Stock into securities other than Common Stock (other than any reclassification upon a consolidation or merger to which Section 12.11 applies) shall be deemed to involve (a) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of stockholders entitled to receive such distribution" and "the date fixed for such determination" within the meaning of paragraph (4) of this Section), and (b) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective," as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of paragraph (3) of this Section 12.4).

         (8) For the purpose of any computation under paragraphs (2), (4), (5) or (6) of this Section 12.4, the current market price per share of Common Stock on any date shall be calculated by the Company and be the average of the daily Closing Prices Per Share for the five consecutive Trading Days selected by the Company commencing not more than 10 Trading Days before, and ending not later than the earlier of the day in question and the day before the "ex" date with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, the term "'ex' date," when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way in the applicable securities market or on the applicable securities exchange without the right to receive such issuance or distribution.

         (9) No adjustment in the Conversion Rate shall be required unless such adjustment (plus any adjustments not previously made by reason of this paragraph
(9)) would require an increase or decrease of at least one percent in such rate; provided, however, that any adjustments which by reason of this paragraph (9) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

         (10) The Company may make such increases in the Conversion Rate, for the remaining term of the Securities or any shorter term, in addition to those required by paragraphs (1), (2), (3), (4), (5) and (6) of this Section 12.4, as it considers to be advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes. The Company shall have the power to resolve any ambiguity or correct any error in this paragraph (10) and its actions in so doing shall, absent manifest error, be final and conclusive.

         (11) Notwithstanding the foregoing provisions of this Section, no adjustment of the Conversion Rate shall be required to be made (a) upon the issuance of shares of Common Stock pursuant to any present or future plan for the reinvestment of dividends or (b) because of a tender or exchange offer of the character described in Rule 13e-4(h)(5) under the Exchange Act or any successor rule thereto.

         (12) To the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least twenty (20) days, the increase is irrevocable during such period, and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive; provided, however, that no such increase shall be taken into account for purposes of determining (i) whether the Closing Price Per Share of the Common Stock equals or exceeds 105% of the Conversion Price in connection with an event which would otherwise be a Change of Control pursuant to Section
14.4 or (ii) whether the Closing Price Per Share of the Common Stock exceeds 150% of the Conversion Price in connection with redemption of the Securities in accordance with the provisions in the form of securities set forth in Section
2.2 hereof. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall give notice of the increase to the Holders in the manner provided in Section 1.6 at least fifteen (15) days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

         (13) Pursuant to rights issued under the Company's preferred stock rights agreement, dated as of April 26, 2001, if holders of the Securities exercising the right of conversion attaching after the date the rights separate from the underlying Common Stock are not entitled to receive the rights that would otherwise be attributable to the shares of Common Stock received upon conversion, the Conversion Rate will be adjusted as though the rights were being distributed to holders of Common Stock on the date of such separation. If such an adjustment is made and the rights are later redeemed, invalidated or terminated, then a corresponding reversing adjustment will be made to the Conversion Rate on an equitable basis.

SECTION 12.5  Notice of Adjustments of Conversion Rate.

         Whenever the Conversion Rate is adjusted as herein provided:

         (1) the Company shall compute the adjusted Conversion Rate in accordance with Section 12.4 and shall prepare a certificate signed by the Chief Financial Officer of the Company setting forth the adjusted Conversion Rate and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall promptly be filed with the Trustee and with each Conversion Agent; and

         (2) upon each such adjustment, a notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate shall be required, and as soon as practicable after it is required, such notice shall be provided by the Company to all Holders in accordance with Section 1.6.

         Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate or the information and calculations contained therein, except to exhibit the same to any Holder of Securities desiring inspection thereof at its office during normal business hours, and shall not be deemed to have knowledge of any adjustment in the Conversion Rate unless and until a Responsible Officer of the Trustee shall have received such a certificate. Until a Responsible Officer of the Trustee receives such a certificate, the Trustee and each Conversion Agent may assume without inquiry that the last Conversion Rate of which the Trustee has knowledge of remains in effect.

SECTION 12.6  Notice of Certain Corporate Action.

         In case:

         (1) the Company shall declare a dividend (or any other distribution) on its Common Stock payable (i) otherwise than exclusively in cash or (ii) exclusively in cash in an amount that would require any adjustment pursuant to
Section 12.4; or

         (2) the Company shall authorize the granting to all or substantially all of the holders of its Common Stock of rights, options or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

         (3) of any reclassification of the Common Stock, or of any consolidation, merger or share exchange to which the Company is a party and for which approval of any stockholders of the Company is required, or of the conveyance, sale, transfer or lease of all or substantially all of the assets of the Company; or

         (4) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Securities pursuant to Section 10.2, and shall cause to be provided to all Holders in accordance with Section 1.6, at least 20 days (or 10 days in any case specified in clause (1) or (2) above) prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights, options or warrants are to be determined or
(y) the date on which such reclassification, consolidation, merger, conveyance, transfer, sale, lease, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, conveyance, transfer, sale, lease, dissolution, liquidation or winding up. Neither the failure to give such notice or the notice referred to in the following paragraph nor any defect therein shall affect the legality or validity of the proceedings described in clauses (1) through (4) of this Section 12.6. If at the time the Trustee shall not be the conversion agent, a copy of such notice shall also forthwith be filed by the Company with the Trustee.

         The Company shall cause to be filed at the Corporate Trust Office and each office or agency maintained for the purpose of conversion of Securities pursuant to Section 10.2, and shall cause to be provided to all Holders in accordance with Section 1.6, notice of any tender offer by the Company or any Subsidiary for all or any portion of the Common Stock at or about the time that such notice of tender offer is provided to the public generally.

SECTION 12.7  Company to Reserve Common Stock.

         The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of Securities, the full number of shares of Common Stock then issuable upon the conversion of all Outstanding Securities.

SECTION 12.8  Taxes on Conversions.

         Except as provided in the next sentence, the Company will pay any and all taxes and duties that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Securities pursuant hereto. The Company shall not, however, be required to pay any tax or duty that may be payable in respect of (i) income of the Holder, or (ii) any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the Security or Securities to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.

SECTION 12.9  Covenant as to Common Stock.

         The Company agrees that all shares of Common Stock that may be delivered upon conversion of Securities, upon such delivery, will have been duly authorized and validly issued and will be fully paid and nonassessable and, except as provided in Section 12.8, the Company will pay all taxes, liens and charges with respect to the issue thereof.

SECTION 12.10 Cancellation of Converted Securities.

         All Securities delivered for conversion shall be delivered to the Trustee or its agent to be canceled by or at the direction of the Trustee, which shall dispose of the same as provided in Section 3.9.

SECTION 12.11 Provision in Case of Consolidation, Merger or Sale of Assets.

         In case of any consolidation or merger of the Company with or into any other Person, any merger of another Person with or into the Company (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company) or any conveyance, sale, transfer or lease of all or substantially all of the assets of the Company (other than a sale of all or substantially all of the assets of the Company that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company), the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then Outstanding shall have the right thereafter, during the period such Security shall be convertible as specified in Section 12.1, to convert such Security only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer or lease by a holder of the number of shares of Common Stock of the Company into which such Security might have been converted immediately prior to such consolidation, merger, conveyance, sale, transfer or lease, assuming such holder of Common Stock of the Company (i) is not (A) a Person with which the Company consolidated or merged with or into or which merged into or with the Company or to which such conveyance, sale, transfer or lease was made, as the case may be (a "Constituent Person"), or (B) an Affiliate of a Constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer or lease (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer, or lease is not the same for each share of Common Stock of the Company held immediately prior to such consolidation, merger, conveyance, sale, transfer or lease by others than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("Non-electing Share"), then for the purpose of this Section 12.11 the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer or lease by the holders of each Non-electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-electing Shares). Such supplemental indenture shall provide for adjustments that, for events subsequent to the effective date of such supplemental indenture, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article. The above provisions of this Section 12.11 shall similarly apply to successive consolidations, mergers, conveyances, sales, transfers or leases. Notice of the execution of such a supplemental indenture shall be given by the Company to the Holder of each Security as provided in Section 1.6 promptly upon such execution.

         Neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any such supplemental indenture relating either to the kind or amount of shares of stock or other securities or property or cash receivable by Holders of Securities upon the conversion of their Securities after any such consolidation, merger, conveyance, transfer, sale or lease or to any such adjustment, but may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, an Opinion of Counsel with respect thereto, which the Company shall cause to be furnished to the Trustee upon request.

SECTION 12.12 Rights Issued in Respect of Common Stock.

         Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"):

         (i) are deemed to be transferred with such shares of Common Stock,

         (ii) are not exercisable, and

         (iii) are also issued in respect of future issuances of Common Stock shall not be deemed distributed for purposes of Section 12.4(2) until the occurrence of the earliest Trigger Event. In addition, in the event of any distribution of rights or warrants, or any Trigger Event with respect thereto, that shall have resulted in an adjustment to the Conversion Rate under Section 12.4(2), (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of any such rights or warrants all of which shall have expired without exercise by any holder thereof, the Conversion Price shall be readjusted as if such issuance had not occurred.

SECTION 12.13 Responsibility of Trustee for Conversion Provisions.

         The Trustee, subject to the provisions of Section 6.1, and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Securities to determine whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, herein or in any supplemental indenture provided to be employed, in making the same, or whether a supplemental indenture need be entered into. Neither the Trustee, subject to the provisions of Section 6.1, nor any Conversion Agent shall be accountable with respect to the validity or value (or the kind or amount) of any Common Stock, or of any other securities or property or cash, which may at any time be issued or delivered upon the conversion of any Security; and it or they do not make any representation with respect thereto. Neither the Trustee, subject to the provisions of Section 6.1, nor any Conversion Agent shall be responsible for any failure of the Company to make or calculate any cash payment or to issue, transfer or deliver any shares of Common Stock or share certificates or other securities or property or cash upon the surrender of any Security for the purpose of conversion; and the Trustee, subject to the provisions of Section 6.1, and any Conversion Agent shall not be responsible for any failure of the Company to comply with any of the covenants of the Company contained in this Article.

                                  ARTICLE XIII
                           SUBORDINATION OF SECURITIES

SECTION 13.1  Securities Subordinate to Senior Debt.

         The Company covenants and agrees, and each Holder of a Security, by its acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article (subject to the provisions of Article IV), the indebtedness represented by the Securities and the payment of the principal of, or premium, if any, or interest (including Liquidated Damages, if any) on, each and all of the Securities (including, but not limited to, the Redemption Price with respect to the Securities to be called for redemption in accordance with Article XI or the Repurchase Price with respect to Securities submitted for repurchase in accordance with Article XIV), are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Debt.

SECTION 13.2 No Payment in Certain Circumstances, Payment over of Proceeds upon Dissolution, Etc.

         No payment shall be made with respect to the principal of, or premium, if any, or interest (including Liquidated Damages, if any) on the Securities (including, but not limited to, the Redemption Price with respect to the Securities to be called for redemption in accordance with Article XI or the Repurchase Price with respect to Securities submitted for repurchase in accordance with Article XIV), except payments and distributions made by the Trustee as permitted by Section 13.9, if:

              (i) a default in the payment of principal, premium, if any, or interest (including a default under any repurchase or redemption obligation) or other amounts with respect to any Senior Debt occurs and is continuing (or, in the case of Senior Debt for which there is a period of grace, in the event of such a default that continues beyond the period of grace, if any, specified in the instrument or lease evidencing such Senior Debt) unless and until such default shall have been cured or waived or shall have ceased to exist; or

              (ii) any other event of default occurs and is continuing with respect to Designated Senior Debt that then permits holders of such Designated Senior Debt to accelerate its maturity and the Trustee has received a notice of the default (a "Payment Blockage Notice") from a Representative or holder of Designated Senior Debt or the Company.

         If the Trustee  receives any Payment Blockage Notice pursuant to clause
(ii) above, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until (A) at least 365 days shall have elapsed since the initial effectiveness of the immediately prior Payment Blockage Notice, and (B) all scheduled payments of principal, premium, if any, and interest on the Securities that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.

         The Company may and shall resume payments on and distributions in respect of the Securities upon the earlier of:

         (1) in the case of a default referred to in clause (i) above, the date upon which the default is cured or waived or ceases to exist, or

         (2) in the case of a default referred to in clause (ii) above, the date upon which the default is cured or waived or ceases to exist or 179 days pass after notice is received if the maturity of such Designated Senior Debt has not been accelerated, unless this Article XIII otherwise prohibits the payment or distribution at the time of such payment or distribution.

         In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Company, then and in any such event the holders of Senior Debt shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Debt in cash before the Holders of the Securities are entitled to receive any payment on account of principal of (or premium, if any) or interest (including any Liquidated Damages) on the Securities or on account of the purchase, redemption or other acquisition of Securities, and to that end the holders of Senior Debt shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable in respect of the Securities in any such case, proceeding, dissolution, liquidation or other winding up or event.

         In the event that, notwithstanding the foregoing provisions of this Section, the Trustee or the Holder of any Security shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, securities or other property, before all Senior Debt is paid in full, and if such fact shall, at or prior to the time of such payment or distribution, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay all Senior Debt in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

         For purposes of this Article only, the words "cash, securities or other property" shall not be deemed to include shares of capital stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, which shares of stock or securities are subordinated in right of payment to all then outstanding Senior Debt to substantially the same extent as, or to a greater extent than, the Securities are so subordinated as provided in this Article. The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article VII shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of the Company for the purposes of this Section if the Person formed by such consolidation or into which the Company is merged or which acquires by conveyance or transfer such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Article VII.

         In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the Holder of any Security prohibited by the foregoing provisions of this Section, and if such fact shall, at or prior to the time of such payment, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Company, in the case of the Trustee, or the Trustee, in the case of such Holder.

SECTION  13.3 Prior Payment  to Senior  Debt upon Acceleration of Securities.

         In the event of the acceleration of the Securities because of an Event of Default, no payment or distribution shall be made to the Trustee or any holder of Securities in respect of the principal of, premium, if any, or interest (including Liquidated Damages, if any) on the Securities (including, but not limited to, the Redemption Price with respect to the Securities called for redemption in accordance with Article XI or the Repurchase Price with respect to the Securities submitted for repurchase in accordance with Article
XIV),  except  payments  and  distributions  made by the Trustee as permitted by
Section 13.9, until all Senior Debt has been paid in full in cash or other payment satisfactory to the holders of Senior Debt or such acceleration is rescinded in accordance with the terms of this Indenture. If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Debt of the acceleration.

SECTION 13.4  Payment Permitted If No Default.

         Nothing contained in this Article or elsewhere in this Indenture or in any of the Securities shall prevent (a) the Company, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshaling of assets and liabilities of the Company referred to in Section 13.2, or during the circumstances referred to in the first paragraph of Section 13.2, or under the conditions described in Section 13.3, from making payments at any time of principal of (and premium, if any) or interest on the Securities, or (b) the application by the Trustee of any money deposited with it hereunder to the payment of or on account of the principal of (and premium, if any) or interest on the Securities or the retention of such payment by the Holders, if, at the time of such application by the Trustee, it did not have knowledge that such payment would have been prohibited by the provisions of this Article.

SECTION 13.5  Subrogation to Rights of Holders of Senior Debt.

         Subject to the payment in full of all Senior Debt, the Holders of the Securities shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Debt pursuant to the provisions of this Article to the rights of the holders of such Senior Debt to receive payments and distributions of cash, property and securities applicable to the Senior Debt until the principal of (and premium, if any) and interest on the Securities shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Debt by Holders of the Securities or the Trustee, shall, as among the Company, its creditors other than holders of Senior Debt and the Holders of the Securities, be deemed to be a payment or distribution by the Company to or on account of the Senior Debt.

SECTION 13.6  Provisions Solely to Define Relative Rights.

         The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities on the one hand and the holders of Senior Debt on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall (i) impair, as among the Company, its creditors other than holders of Senior Debt and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of (and premium, if any) and interest (including Liquidated Damages, if any) on the Securities as and when the same shall become due and payable in accordance with their terms; or (ii) affect the relative rights against the Company of the Holders of the Securities and creditors of the Company other than the holders of Senior Debt; or (iii) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Debt to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.

SECTION 13.7  Trustee to Effectuate Subordination.

         Each Holder of a Security by its acceptance thereof authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee its attorney-in-fact for any and all such purposes.

SECTION 13.8  No Waiver of Subordination Provisions.

         No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

         Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Securities to the holders of Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any Person liable in any manner for the collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

SECTION 13.9  Notice to Trustee.

         The Company shall give prompt written notice to the Trustee of any fact known to the Company that would prohibit the making of any payment to or by the Trustee in respect of the Securities. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until a Responsible Officer of the Trustee shall have received written notice thereof from the Company or a Representative or a holder of Senior Debt (including, without limitation, a holder of Designated Senior Debt) and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 6.1, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 13.9 at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (and premium, if any) or interest (including Liquidated Damages, if any) on any Security), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within one Business Day prior to such date.

         Notwithstanding anything in this Article XIII to the contrary, nothing shall prevent any payment by the Trustee to the Holders of monies deposited with it pursuant to Section 4.1, and any such payment shall not be subject to the provisions of Section 13.2 or 13.3.

         Subject to the provisions of Section 6.1, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a Representative or a holder of Senior Debt (including, without limitation, a holder of Designated Senior Debt) to establish that such notice has been given by a Representative or a holder of Senior Debt (including, without limitation, a holder of Designated Senior Debt). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 13.10 Reliance on Judicial Order or Certificate of Liquidating Agent.

         Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to the provisions of Section 6.1, and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

SECTION 13.11 Trustee Not Fiduciary for Holders of Senior Debt.

         The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Company or to any other Person cash, property or securities to which any holders of Senior Debt shall be entitled by virtue of this Article or otherwise.

SECTION 13.12 Reliance by Holders of Senior Debt on Subordination Provisions.

         Each Holder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Debt, whether such Senior Debt was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Debt and such holder of Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt, and no amendment or modification of the provisions contained herein shall diminish the rights of such holders of Senior Debt unless such holders shall have agreed in writing thereto.

SECTION  13.13 Rights of Trustee as Holder of Senior Debt; Preservation of
               Trustee's Rights.

         The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Debt which may at any time be held by it, to the same extent as any other holder of Senior Debt, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

         Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.7.

SECTION  13.14 Article  Applicable to Paying Agents.

         In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Section 13.13 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

SECTION 13.15 Certain Conversions and Repurchases Deemed Payment.

         For the purposes of this Article only, (i) the issuance and delivery of junior securities upon conversion of Securities in accordance with Article XII or upon the repurchase of Securities in accordance with Article XIV shall not be deemed to constitute a payment or distribution on account of the principal of or premium or interest (including Liquidated Damages, if any) on Securities or on account of the purchase or other acquisition of Securities, and (ii) the payment, issuance or delivery of cash (except in satisfaction of fractional shares pursuant to Section 12.3 or 14.3(7)), property or securities (other than junior securities) upon conversion of a Security shall be deemed to constitute payment on account of the principal of such Security. For the purposes of this Section, the term "junior securities" means (a) shares of any stock of any class of the Company and securities into which the Securities are convertible pursuant to Article XII and (b) securities of the Company which are subordinated in right of payment to all Senior Debt that may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Securities are so subordinated as provided in this Article. Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than holders of Senior Debt and the Holders of the Securities, the right, which is absolute and unconditional, of the Holder of any Security to convert such Security in accordance with Article XII or to exchange such Security for Common Stock in accordance with Article XIV if the Company elects to satisfy the obligations under Article XIV by the delivery of Common Stock.

                                  ARTICLE XIV
                  REPURCHASE OF SECURITIES AT THE OPTION OF THE
                         HOLDER UPON A CHANGE IN CONTROL

SECTION 14.1  Right to Require Repurchase.

         In the event that a Change in Control (as hereinafter defined) shall occur, then each Holder shall have the right, at the Holder's option, but subject to the provisions of Section 14.2, to require the Company to repurchase, and upon the exercise of such right the Company shall repurchase, all of such Holder's Securities not theretofore called for redemption, or any portion of the principal amount thereof that is equal to U.S. $1,000 or any integral multiple of U.S. $1,000 in excess thereof (provided that no single Security may be repurchased in part unless the portion of the principal amount of such Security to be Outstanding after such repurchase is equal to U.S. $1,000 or integral multiples of U.S. $1,000 in excess thereof), on the date (the "Repurchase Date") that is 45 days after the date of the Company Notice (as defined in Section 14.3) at a purchase price equal to 100% of the principal amount of the Securities to be repurchased plus interest accrued but unpaid to, but excluding, the Repurchase Date (the "Repurchase Price"); provided, however, that installments of interest on Securities whose Stated Maturity is on or prior to the Repurchase Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Record Date according to their terms and the provisions of Section 3.7. Such right to require the repurchase of the Securities shall not continue after a discharge of the Company from its obligations with respect to the Securities in accordance with Article IV, unless a Change in Control shall have occurred prior to such discharge. At the option of the Company, the Repurchase Price may be paid in cash or, subject to the fulfillment by the Company of the conditions set forth
Section 14.2, by delivery of shares of Common Stock having a fair market value equal to the Repurchase Price. Whenever in this Indenture (including Sections 2.2, 3.1, 5.1(1) and 5.8) there is a reference, in any context, to the principal of any Security as of any time, such reference shall be deemed to include reference to the Repurchase Price payable in respect of such Security to the extent that such Repurchase Price is, was or would be so payable at such time, and express mention of the Repurchase Price in any provision of this Indenture shall not be construed as excluding the Repurchase Price in those provisions of this Indenture when such express mention is not made; provided, however, that for the purposes of Article XIII such reference shall be deemed to include reference to the Repurchase Price only to the extent the Repurchase Price is payable in cash.

SECTION 14.2 Conditions to the Company's Election to Pay the Repurchase Price in Common Stock.

         The Company may elect to pay the Repurchase Price by delivery of shares of Common Stock pursuant to Section 14.1 if and only if the following conditions shall have been satisfied:

         (1) The shares of Common Stock deliverable in payment of the Repurchase Price shall have a fair market value as of the Repurchase Date of not less than the Repurchase Price. For purposes of Section 14.1 and this Section 14.2, the fair market value of shares of Common Stock shall be determined by the Company and shall be equal to 95% of the average of the Closing Prices Per Share of the Common Stock for the five consecutive Trading Days immediately preceding and including the third Trading Day prior to the Repurchase Date;

         (2) The Repurchase Price shall be paid only in cash in the event any shares of Common Stock to be issued upon repurchase of Securities hereunder (i) require registration under any federal securities law before such shares may be freely transferable without being subject to any transfer restrictions under the Securities Act upon repurchase and if such registration is not completed or does not become effective prior to the Repurchase Date, and/or (ii) require registration with or approval of any governmental authority under any state law or any other federal law before such shares may be validly issued or delivered upon repurchase and if such registration is not completed or does not become effective or such approval is not obtained prior to the Repurchase Date;

         (3) Payment of the Repurchase Price may not be made in Common Stock unless such stock is, or shall have been, approved for quotation on the Nasdaq National Market or listed on a national securities exchange, in either case, prior to the Repurchase Date; and

         (4) All shares of Common Stock that may be issued upon repurchase of Securities will be issued out of the Company's authorized but unissued Common Stock and, will upon issue, be duly and validly issued and fully paid and non-assessable and free of any preemptive or similar rights.

         If all of the conditions set forth in this Section 14.2 are not satisfied in accordance with the terms thereof, the Repurchase Price shall be paid by the Company only in cash.

SECTION 14.3  Notices;  Method of  Exercising Repurchase Right, Etc.

         (1) Unless the Company shall have theretofore called for redemption all of the Outstanding Securities, on or before the 30th day after the occurrence of a Change in Control, the Company or, at the request and expense of the Company on or before the 15th day after such occurrence, the Trustee, shall give to all Holders of Securities, in the manner provided in Section 1.6, notice (the "Company Notice") of the occurrence of the Change of Control and of the repurchase right set forth herein arising as a result thereof and the Company shall issue a Press Release including the information required to be included in such Company Notice hereunder. The Company shall also deliver a copy of such Company Notice to the Trustee.

         Each Company Notice shall state:

              (i) the Repurchase Date,

              (ii) the date by which the repurchase right must be exercised,

              (iii) the Repurchase Price, and whether the Repurchase Price shall be paid by the Company in cash or by delivery of shares of Common Stock,

              (iv) a description of the procedure that a Holder must follow to exercise a repurchase right, and the place or places where such Securities are to be surrendered for payment of the Repurchase Price and accrued interest (including Liquidated Damages, if any), if any to the Repurchase Date,

              (v) that on the Repurchase Date the Repurchase Price, and accrued interest (including Liquidated Damages, if any), if any to the Repurchase Date, will become due and payable upon each such Security designated by the Holder to be repurchased, and that interest thereon shall cease to accrue on and after said date,

              (vi) the Conversion Rate then in effect, the date on which the right to convert the principal amount of the Securities to be repurchased will terminate and the place or places where such Securities may be surrendered for conversion, and

              (vii) the place or places that the Security certificate with the Election of Holder to Require Repurchase as specified in Section 2.2 shall be delivered, and if the Security is a Restricted Securities Certificate the place or places that the Surrender Certificate required by Section 14.3(9) shall be delivered.

         No failure of the Company to give the foregoing notices or defect therein shall limit any Holder's right to exercise a repurchase right or affect the validity of the proceedings for the repurchase of Securities.

         If any of the foregoing provisions or other provisions of this Article XIV are inconsistent with applicable law, such law shall govern.


         (2) To exercise a repurchase right, a Holder shall deliver to the Trustee on or before the 30th day after the date of the Company Notice (i) irrevocable written notice of the Holder's exercise of such right, which notice shall set forth the name of the Holder, the principal amount of the Securities to be repurchased (and, if any Security is to repurchased in part, the serial number thereof, the portion of the principal amount thereof to be repurchased and the name of the Person in which the portion thereof to remain Outstanding after such repurchase is to be registered) and a statement that an election to exercise the repurchase right is being made thereby, and, in the event that the Repurchase Price shall be paid in shares of Common Stock, the name or names (with addresses) in which the certificate or certificates for shares of Common Stock shall be issued, and (ii) the Securities with respect to which the repurchase right is being exercised. Such written notice shall be irrevocable, except that the right of the Holder to convert the Securities with respect to which the repurchase right is being exercised shall continue until the close of business on the Business Day immediately preceding the Repurchase Date.

         (3) In the event a repurchase right shall be exercised in accordance with the terms hereof, the Company shall pay or cause to be paid to the Trustee the Repurchase Price in cash or shares of Common Stock, as provided above, for payment to the Holder on the Repurchase Date or, if shares of Common Stock are to be paid, on the date that is 45 days after the date of the Company's notice, together with accrued and unpaid interest to the Repurchase Date payable with respect to the Securities as to which the repurchase right has been exercised; provided, however, that installments of interest that mature on or prior to the Repurchase Date shall be payable in cash to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Date.

         (4) If any Security (or portion thereof) surrendered for repurchase shall not be so paid on the Repurchase Date, the principal amount of such Security (or portion thereof, as the case may be) shall, until paid, bear interest to the extent permitted by applicable law from the Repurchase Date at the rate of 3.75% per annum, and each Security shall remain convertible into Common Stock until the principal of such Security (or portion thereof, as the case may be) shall have been paid or duly provided for.

         (5) Any Security that is to be repurchased only in part shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Security so surrendered.

         (6) Any issuance of shares of Common Stock in respect of the Repurchase Price shall be deemed to have been effected immediately prior to the close of business on the Repurchase Date and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such repurchase shall be deemed to have become on the Repurchase Date the holder or holders of record of the shares represented thereby; provided, however, that any surrender for repurchase on a date when the stock transfer books of the Company shall be closed shall constitute the Person or Persons in whose name or names the certificate or certificates for such shares are to be issued as the record holder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open. No payment or adjustment shall be made for dividends or distributions on any Common Stock issued upon repurchase of any Security declared prior to the Repurchase Date.

         (7) No fractions of shares shall be issued upon repurchase of Securities. If more than one Security shall be repurchased from the same Holder and the Repurchase Price shall be payable in shares of Common Stock, the number of full shares that shall be issuable upon such repurchase shall be computed on the basis of the aggregate principal amount of the Securities so repurchased. Instead of any fractional share of Common Stock that would otherwise be issuable on the repurchase of any Security or Securities, the Company will deliver to the applicable Holder its check for the current market value of such fractional share. The current market value of a fraction of a share is determined by multiplying the current market price of a full share by the fraction, and rounding the result to the nearest cent. For purposes of this Section, the current market price of a share of Common Stock is the Closing Price Per Share of the Common Stock on the Trading Day immediately preceding the Repurchase Date.

         (8) Any issuance and delivery of certificates for shares of Common Stock on repurchase of Securities shall be made without charge to the Holder of Securities being repurchased for such certificates or for any tax or duty in respect of the issuance or delivery of such certificates or the securities represented thereby; provided, however, that the Company shall not be required to pay any tax or duty that may be payable in respect of (i) income of the Holder or (ii) any transfer involved in the issuance or delivery of certificates for shares of Common Stock in a name other than that of the Holder of the Securities being repurchased, and no such issuance or delivery shall be made unless and until the Person requesting such issuance or delivery has paid to the Company the amount of any such tax or duty or has established, to the satisfaction of the Company, that such tax or duty has been paid.

         (9) If shares of Common Stock to be delivered upon repurchase of a Security are to be registered in a name other than that of the beneficial owner of such Security, then such Holder must deliver to the Trustee a Surrender Certificate, dated the date of surrender of such Restricted Security and signed by such beneficial owner, as to compliance with the restrictions on transfer applicable to such Restricted Security. Neither the Trustee nor any Registrar or Transfer Agent or other agents shall be required to register in a name other than that of the beneficial owner shares of Common Stock issued upon repurchase of any such Restricted Security not so accompanied by a properly completed Surrender Certificate.

         (10) All Securities delivered for repurchase shall be delivered to the Trustee to be canceled at the direction of the Trustee, which shall dispose of the same as provided in Section 3.9.

SECTION 14.4  Certain Definitions.

         For purposes of this Article XIV,

         (1) the term "beneficial owner" shall be determined in accordance with Rule 13d-3, as in effect on the date of the original execution of this Indenture, promulgated by the Commission pursuant to the Exchange Act;

         (2) a "Change in Control" shall be deemed to have occurred at the time, after the original issuance of the Securities, of:

              (i) the acquisition by any Person (including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act) of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of capital stock of the Company entitling such person to exercise 50% or more of the total voting power of all shares of capital stock of the Company entitled to vote generally in the elections of directors, other than any such acquisition by the Company, any subsidiary of the Company or any employee benefit plan of the Company; or

              (ii) any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company, or any conveyance, sale, transfer or lease of all or substantially all of the assets of the Company to another Person (other than (a) any such transaction (x) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of capital stock of the Company and (y) pursuant to which the holders of 50% or more of the total voting power of all shares of the Company's capital stock entitled to vote generally in the election of directors immediately prior to such transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of capital stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after such transaction or
(b) any transaction which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock into solely shares of common stock); provided, however, that a Change in Control shall not be deemed to have occurred if (i) the Closing Price Per Share of the Common Stock for any five Trading Days within the period of 10 consecutive Trading Days ending immediately after the later of the Change in Control or the public announcement of the Change in Control (in the case of a Change in Control under clause (i) above) or the period of 10 consecutive Trading Days ending immediately before the Change in Control (in the case of a Change in Control under clause (ii) above) shall, in the case of each of such five Trading Days, equal or exceed 105% of the Conversion Price of the Securities in effect on each of such five Trading Days or (ii) all of the consideration (excluding cash payments for fractional shares and cash payments made pursuant to dissenters' appraisal rights) in a merger or consolidation otherwise constituting a Change of Control under clause (i) and/or clause (ii) above consists of shares of common stock, depository receipts or other certificates representing common equity interests traded on a national securities exchange or quoted on the Nasdaq National Market (or will be so traded or quoted immediately following such merger or consolidation) and as a result of such merger or consolidation the notes become convertible into such common stock, depository receipts or other certificates representing common equity interests.

         (3) the term "Conversion Price" shall equal U.S.$1,000 divided by the Conversion Rate (rounded to the nearest cent); and

         (4) for purposes of Section 14.4(2)(i), the term "person" shall include any syndicate or group which would be deemed to be a "person" under Section 13(d)(3) of the Exchange Act, as in effect on the date of the original execution of this Indenture.

SECTION 14.5  Consolidation, Merger, etc.

         In the case of any merger, consolidation, conveyance, sale, transfer or lease of all or substantially all of the assets of the Company to which Section
12.11 applies, in which the Common Stock of the Company is changed or exchanged as a result into the right to receive shares of stock and other securities or property or assets (including cash) which includes shares of Common Stock of the Company or common stock of another Person that are, or upon issuance will be, traded on a United States national securities exchange or approved for trading on an established automated over-the-counter trading market in the United States and such shares constitute at the time such change or exchange becomes effective in excess of 50% of the aggregate fair market value of such shares of stock and other securities, property and assets (including cash) (as determined by the Company, which determination shall be conclusive and binding), then the Person formed by such consolidation or resulting from such merger or combination or which acquires the properties or assets (including cash) of the Company, as the case may be, shall execute and deliver to the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) modifying the provisions of this Indenture relating to the right of Holders to cause the Company to repurchase the Securities following a Change in Control, including without limitation the applicable provisions of this Article XIV and the definitions of the Common Stock and Change in Control, as appropriate, and such other related definitions set forth herein as determined in good faith by the Company (which determination shall be conclusive and binding), to make such provisions apply in the event of a subsequent Change in Control to the common stock and the issuer thereof if different from the Company and Common Stock of the Company (in lieu of the Company and the Common Stock of the Company).


                                   ARTICLE XV
         HOLDERS LISTS AND REPORTS BY TRUSTEE AND COMPANY; NON-RECOURSE

SECTION 15.1  Company to Furnish Trustee Names and Addresses of Holders.

         The Company will furnish or cause to be furnished to the Trustee:

         (1) semi-annually, not more than 15 days after the Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities as of such Regular Record Date, and

         (2) at such other times as the Trustee may reasonably request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that no such list need be furnished so long as the Trustee is acting as Security Registrar.

SECTION 15.2 Preservation of Information.

         (1) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 15.1 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list, if any, furnished to it as provided in Section 15.1 upon receipt of a new list so furnished.

         (2) After this Indenture has been qualified under the Trust Indenture Act, the rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights, and duties of the Trustee, shall be as provided by the Trust Indenture Act.

         (3) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

SECTION 15.3  Reports by Trustee.

         (1) After this Indenture has been qualified under the Trust Indenture Act, the Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

         (2) After this Indenture has been qualified under the Trust Indenture Act, a copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when the Securities are listed on any stock exchange.

SECTION  15.4 Reports by Company.

         After this Indenture has been qualified under the Trust Indenture Act, the Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.


                                  ARTICLE XVI
         IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

SECTION 16.1  Indenture and Securities Solely Corporate Obligations.

         No recourse for the payment of the principal of or premium, if any, or interest on any Security and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer, or director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Securities.

         This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.


         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.

                                     PMC-SIERRA, INC.

                                     By:____________________________________

                                     Name:
                                     Title:





                                     STATE STREET BANK AND TRUST COMPANY OF
                                     CALIFORNIA, N.A.,
                                     as Trustee

                                     By:____________________________________

                                     Name:
                                     Title:


             ANNEX A -- Form of Unrestricted Securities Certificate

                       UNRESTRICTED SECURITIES CERTIFICATE

    (For removal of Restricted Securities Legend pursuant to Section 3.5(3))

STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A.
Corporate Trust Department
633 West 5th Street - 12th Floor
Los Angeles, CA  90071

         RE: 3.75% CONVERTIBLE SUBORDINATED NOTES DUE AUGUST 15, 2006 OF PMC-SIERRA, INC. (THE "SECURITIES")

                   Reference is made to the Indenture, dated as of August 6, 2001 (the "Indenture"), from PMC-SIERRA, INC. (the "Company") to STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A., as Trustee. Terms used herein and defined in the Indenture or in Rule 144 under the U.S. Securities Act of 1933 (the "Securities Act") are used herein as so defined.

                   This certificate relates to U.S.$_______________ principal amount of Securities, which are evidenced by the following certificate(s) (the "Specified Securities"):

                   CUSIP No. 69344F AA 4

                   CERTIFICATE No(s). _________________

                   The person in whose name this certificate is executed below (the "Undersigned") hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the "Owner". If the Specified Securities are represented by a Global Security, they are held through the Depositary or an Agent Member in the name of the Undersigned, as or on behalf of the Owner. If the Specified Securities are not represented by a Global Security, they are registered in the name of the Undersigned, as or on behalf of the Owner.

                   The Owner has requested that the Specified Securities be exchanged for Securities bearing no Restricted Securities Legend pursuant to
Section 3.5(3) of the Indenture. In connection with such exchange, the Owner hereby certifies that the exchange is occurring after a period of at least two years has elapsed since the date the Specified Securities were acquired from the Company or from an "affiliate" (as such term is defined in Rule 144) of the Company, whichever is later, and the Owner is not, and during the preceding three months has not been, an affiliate of the Company. The Owner also acknowledges that any future transfers of the Specified Securities must comply with all applicable securities laws of the states of the United States and other jurisdictions.

                   This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Initial Purchaser.

Dated: ______________

(Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)

By:   _______________________________________________

Name: _______________________________________________

Title:_______________________________________________

(If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)



                    ANNEX B -- Form of Surrender Certificate

                   In connection with the certification  contemplated by Section
12.2 or 14.3(9) relating to compliance with certain restrictions relating to transfers of Restricted Securities, such certification shall be provided substantially in the form of the following certificate, with only such changes thereto as shall be approved by the Company and Goldman, Sachs & Co.:

                                   CERTIFICATE

                                PMC-SIERRA, INC.

            3.75% CONVERTIBLE SUBORDINATED NOTES DUE AUGUST 15, 2006

                   This is to certify that as of the date hereof with respect to U.S. $______ principal amount of the above-captioned securities surrendered on the date hereof (the "Surrendered Securities") for registration of transfer, or for conversion or repurchase where the securities issuable upon such conversion or repurchase are to be registered in a name other than that of the undersigned Holder (each such transaction being a "transfer"), the undersigned Holder (as defined in the Indenture) certifies that the transfer of Surrendered Securities associated with such transfer complies with the restrictive legend set forth on the face of the Surrendered Securities for the reason checked below:

_________          The transfer of the Surrendered Securities complies with Rule
                   144A under the Securities Act; or

_________          The transfer of the Surrendered Securities complies with Rule
                   144 under the United States Securities Act of 1933, as amended (the "Securities Act"); or

_________          The transfer of the  Surrendered  Securities has been made to an institution that is an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act in a transaction exempt from the registration requirements of the Securities Act and a signed letter containing certain representations and agreements relating to restrictions on transfer of the Securities (and if such transfer is for an aggregate principal amount less than $250,000 an opinion of counsel acceptable to the Company if requested by the Company, that such transfer is exempt from registration; or

_________          The  transfer  of the  Surrendered  Securities  has been made
                   pursuant  to  an  exemption  from   registration   under  the
                   Securities Act and an opinion of counsel has been delivered to the Company with respect to such transfer.

[Name of Holder]

Dated: ___________________________________

*To be dated the date of surrender



                                                                     EXHIBIT 5.1



                                      September 26, 2001



PMC-Sierra, Inc.
3975 Freedom Circle
Santa Clara, California 95054

         Re:      Registration Statement of Form S-3

Ladies and Gentlemen:

         We are acting as counsel for PMC-Sierra, Inc., a Delaware corporation (the "Company") in connection with the registration under the Securities Act of 1933, as amended, of $275,000,000 aggregate principal amount of 3.75% Convertible Subordinated Notes due 2006 (the "Notes"), and such indeterminate number of shares of Common Stock, $0.001 par value (the "Common Stock"), of the Company, as may be required for issuance upon conversion of the Notes (the "Conversion Shares"). The Notes and the Conversion Shares are to be offered and sold by certain securityholders of the Company (the "Selling Securityholders"). In this regard we have participated in the preparation of a Registration Statement on Form S-3 relating to the Notes and the Conversion Shares (such Registration Statement, as it may be amended from time to time, is herein referred to as the "Registration Statement"). Capitalized terms used herein shall have the meanings given to them in the Purchase Agreement dated August 6, 2001 between the Company and Goldman, Sachs & Co. (the "Purchase Agreement"), unless otherwise defined herein. The Notes, the Purchase Agreement, the Indenture (as defined below) and the Registration Rights Agreement (as defined below) are sometimes referred to collectively herein as the "Agreements".

         We are of the opinion that the Notes have been duly authorized and are binding obligations of the Company entitled to the benefits of the Indenture dated as of August 6, 2001, between the Company and State Street Bank and Trust Company of California, N.A., as Trustee, subject to the following:

              (a) We express no opinion as to (i) the effect of any bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances and preferences, (ii) rights to indemnification and contribution contained in the Notes, the Indenture and the Registration Rights Agreement dated as of August 6, 2001 between the Company and Goldman, Sachs & Co. (the "Registration Rights Agreement"), which may be limited by applicable law or equitable principles, or (iii) the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance, injunctive relief or other equitable relief, and limitations on rights of acceleration regardless of whether considered in a proceeding in equity or at law.

              (b) We express no opinion with respect to the validity, binding nature or enforceability of (i) any vaguely or broadly stated waiver contained in the Notes, the Indenture and the Registration Rights Agreement, including without limitation, the waivers of diligence, presentment, demand, protest or notice, (ii) any provisions of any Agreements imposing penalties or forfeitures, late payment charges or any increase in interest rate (other than Liquidated Damages under the Registration Rights Agreement), upon delinquency in payment or the occurrence of a default to the extent they constitute a penalty or forfeiture or are otherwise contrary to public policy, (iii) any provision of the Notes, the Indenture and the Registration Rights Agreement to the effect that a statement, certificate, determination or record shall be deemed conclusive absent manifest error (or similar effect), including, without limitation, that any such statement, certificate, determination or record shall be prima facie evidence of a fact, or (iv) any provision of the Notes, the Indenture and the Registration Rights Agreement which provides that notice not actually received may be binding on any party.

              (c) We express no opinion with respect to the legality, validity, binding nature or enforceability of any provision of the Notes, the Indenture and the Registration Rights Agreement to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to any other right or remedy, that the election of some particular remedy or remedies does not preclude recourse to one or more other remedies or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy.

              (d) We express no opinion as to any provision of the Notes, the Indenture and the Registration Rights Agreement requiring written amendments or waivers of such documents insofar as it suggests that oral or other modifications, amendments or waivers could not be effectively agreed upon by the parties or that the doctrine of promissory estoppel might not apply. (e) To the extent that the obligations of the Company under the Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Trustee under the Indenture has been duly organized, is validly existing and is in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes a legally valid, binding and enforceable obligation of the Trustee enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally and with respect to acting as trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

              (f) This opinion speaks only at and as of its date and is based solely on the facts and circumstances known to us at and as of such date. We express no opinion as to the effect on rights under the Agreements of any statute, rule, regulation or other law which is enacted or becomes effective after, or of any court decision which changes the law relevant to such rights which is rendered after, the date of this opinion or the conduct of the parties following the closing of the contemplated transaction. In addition, in rendering this opinion, we assume no obligation to revise or supplement this opinion should the present laws of the jurisdictions mentioned herein be changed by legislative action, judicial decision or otherwise.

         We are of the further opinion that the Conversion Shares have been duly authorized and, when issued by the Company upon conversion of the Notes in accordance with the Indenture, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and the Prospectus included therein.


                                      Sincerely,

                                      WILSON SONSINI GOODRICH & ROSATI
                                      Professional Corporation


                                      /s/ WILSON SONSINI GOODRICH & ROSATI, P.C.





                                                                    EXHIBIT 10.1


                                PMC-Sierra, Inc.


            3.75% Convertible Subordinated Notes due August 15, 2006

                          Registration Rights Agreement

                                                     August 6, 2001

Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004.

Ladies and Gentlemen:

         PMC-Sierra, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the Purchaser (as defined herein) upon the terms set forth in the Purchase Agreement (as defined herein) its 3.75% Convertible Subordinated Notes due August 15, 2006 (the "Securities"). As an inducement to the Purchaser to enter into the Purchase Agreement and in satisfaction of a condition to the obligations of the Purchaser thereunder, the Company agrees with the Purchaser for the benefit of Holders (as defined herein) from time to time of the Registrable Securities (as defined herein) as follows:

         1. Definitions.

              (a)...Capitalized terms used herein without definition shall have the meanings ascribed to them in the Purchase Agreement. As used in this Agreement, the following defined terms shall have the following meanings:

         "Act" or "Securities Act" means the United States Securities Act of 1933, as amended.

         "Affiliate" of any specified person means any other person which, directly or indirectly, is in control of, is controlled by, or is under common control with such specified person. For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Closing Date" means the First Time of Delivery as defined in the Purchase Agreement.

         "Commission" means the United States Securities and Exchange Commission, or any other federal agency at the time administering the Exchange Act or the Securities Act, whichever is the relevant statute for the particular purpose.

         "Common Stock" means the Company's common stock, par value $0.001 per share, together with any associated preferred stock purchase rights.

         "DTC" means The Depository Trust Company.

         "Effective Date" means the date the Shelf Registration Statement is declared effective.

         "Effective Failure" has the meaning assigned thereto in Section 6(b) hereof.

         "Effectiveness Period" has the meaning assigned thereto in Section 2(b)(i) hereof.

         "Effective Time" means the time at which the Commission declares the Shelf Registration Statement effective or at which the Shelf Registration Statement otherwise becomes effective.

         "Electing Holder" has the meaning assigned thereto in Section 3(a)(iii) hereof.

         "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

         "Holder" means, any person that is the record owner of Registrable Securities (and includes any person that has a beneficial interest in any Registrable Security in book-entry form).

         "Indenture" means the Indenture, dated as of August 6, 2001, between the Company and State Street Bank and Trust Company of California, N.A., as amended and supplemented from time to time in accordance with its terms.

         "Liquidated Damages" has the meaning assigned thereto in Section 6(a) hereof.

         "NASD Rules" means the Rules of the National Association of Securities Dealers, Inc., as amended from time to time.

         "Notice and Questionnaire" means a Notice of Registration Statement and Selling Securityholder Questionnaire substantially in the form of Appendix A hereto.

         The term "person" means an individual, partnership,  corporation, trust
or  unincorporated  organization,   or  a  government  or  agency  or  political
subdivision thereof.

         "Prospectus" means the prospectus (including, without limitation, any preliminary prospectus, any final prospectus and any prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Act) included in the Shelf Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Shelf Registration Statement and by all other amendments and supplements to such prospectus, including all material incorporated by reference in such prospectus and all documents filed after the date of such prospectus by the Company under the Exchange Act and incorporated by reference therein.

         "Purchase Agreement" means the purchase agreement, dated as of July 31, 2001, between the Purchaser and the Company relating to the Securities.

         "Purchaser" means Goldman, Sachs & Co.

         "Registrable Securities" means all or any portion of the Securities issued from time to time under the Indenture in registered form and the shares of Common Stock issuable upon conversion, repurchase or redemption of such Securities; provided, however, that a security ceases to be a Registrable Security when it is no longer a Restricted Security.

         "Registration Default" has the meaning assigned thereto in Section 6(a) hereof.

         "Restricted Security" means any Security or share of Common Stock issuable upon conversion thereof except any such Security or share of Common Stock that (i) has been effectively registered under the Securities Act and sold in a manner contemplated by the Shelf Registration Statement, (ii) has been transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) or is transferable pursuant to paragraph (k) of such Rule 144 (or any successor provision thereto), or (iii) has otherwise been transferred and a new Security or share of Common Stock not subject to transfer restrictions under the Securities Act has been delivered by or on behalf of the Company in accordance with Section 3.3 of the Indenture.

         "Rules and Regulations" means the published rules and regulations of the Commission promulgated under the Securities Act or the Exchange Act, as in effect at any relevant time.

         "Shelf Registration" means a registration effected pursuant to Section 2 hereof.

         "Shelf Registration Statement" means a "shelf" registration statement filed under the Securities Act providing for the registration of, and the sale on a continuous or delayed basis by the Holders of, all of the Registrable Securities pursuant to Rule 415 under the Securities Act and/or any similar rule that may be adopted by the Commission, filed by the Company pursuant to the provisions of Section 2 of this Agreement, including the Prospectus contained therein, any amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

         "Trust Indenture Act" means the Trust Indenture Act of 1939, or any successor thereto, and the rules, regulations and forms promulgated thereunder, as the same shall be amended from time to time.

         The term "underwriter" means any underwriter of Registrable Securities in connection with an offering thereof under a Shelf Registration Statement.

              (b)...Wherever there is a reference in this Agreement to a percentage of the "principal amount" of Registrable Securities or to a percentage of Registrable Securities, Common Stock shall be treated as representing the principal amount of Securities that was surrendered for conversion or exchange in order to receive such number of shares of Common Stock.

         2. Shelf Registration.

              (a)...The Company shall, no later than 90 calendar days following the Closing Date, file with the Commission a Shelf Registration Statement relating to the offer and sale of the Registrable Securities by the Holders from time to time in accordance with the methods of distribution elected by such Holders and set forth in such Shelf Registration Statement and, thereafter, shall use its reasonable efforts to cause such Shelf Registration Statement to be declared effective under the Act no later than 180 calendar days following the Closing Date; provided, however, that the Company may, upon written notice to all Holders, postpone having the Shelf Registration Statement declared effective for a reasonable period not to exceed 90 days if the Company possesses material non-public information, the disclosure of which would have a material adverse effect on the Company and its subsidiaries taken as a whole; provided, further, however, that no Holder shall be entitled to be named as a selling securityholder in the Shelf Registration Statement or to use the Prospectus forming a part thereof for resales of Registrable Securities unless such Holder is an Electing Holder.


              (b)...The Company shall use its reasonable efforts:

                   (i)...to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming a part thereof to be usable by Holders until the earliest of (1) the sale of all Registrable Securities registered under the Shelf Registration Statement; (2) the expiration of the period referred to in Rule 144(k) of the Act with respect to all Registrable Securities held by Persons that are not Affiliates of the Company; and (3) two years from the Closing Date (such period being referred to herein as the "Effectiveness Period");

                   (ii)..after the Effective Time of the Shelf Registration Statement, promptly upon the request of any Holder of Registrable Securities that is not then an Electing Holder, to take any action reasonably necessary to enable such Holder to use the Prospectus forming a part thereof for offers and resales of Registrable Securities, including, without limitation, any action reasonably necessary to identify such Holder as a selling securityholder in the Shelf Registration Statement; provided, however, that nothing in this subparagraph shall relieve such Holder of the obligation to return a completed and signed Notice and Questionnaire to the Company in accordance with Section 3(a)(ii) hereof; and

                   (iii) if at any time the Securities, pursuant to Article XII of the Indenture, are convertible into securities other than Common Stock, to cause, or to cause any successor under the Indenture to cause, such securities to be included in the Shelf Registration Statement no later than the date on which the Securities may then be convertible into such securities.

         The Company shall be deemed not to have used its reasonable efforts to keep the Shelf Registration Statement effective during the requisite period if the Company voluntarily takes any action that would result in Holders of Registrable Securities covered thereby not being able to offer and sell any of such Registrable Securities during that period, unless such action is (A) required by applicable law and the Company thereafter promptly complies with the requirements of paragraph 3(j) below or (B) permitted pursuant to Section 2(c) below.

              (c) The Company may suspend the use of the Prospectus for a period not to exceed 30 days in any 90-day period or an aggregate of 90 days in any 12-month period if the Board of Directors of the Company, or the Chief Executive Officer or Chief Financial Officer of the Company, shall have determined in good faith that because of valid business reasons (not including avoidance of the Company's obligations hereunder), including the acquisition or divestiture of assets, pending corporate developments and similar events, it is in the best interests of the Company to suspend such use, and prior to suspending such use the Company provides the Holders with written notice of such suspension, which notice need not specify the nature of the event giving rise to such suspension.

         3. Registration Procedures. In connection with the Shelf Registration Statement, the following provisions shall apply:

              (a) (i) Not less than 30 calendar days prior to the Effective Time of the Shelf Registration Statement, the Company shall mail the Notice and Questionnaire to the Holders of Registrable Securities. No Holder shall be entitled to be named as a selling securityholder in the Shelf Registration Statement as of the Effective Time, and no Holder shall be entitled to use the Prospectus forming a part thereof for offers and resales of Registrable Securities at any time, unless such Holder has returned a completed and signed Notice and Questionnaire to the Company by the deadline for response set forth therein; provided, however, Holders of Registrable Securities shall have at least 28 calendar days from the date on which the Notice and Questionnaire is first mailed to such Holders to return a completed and signed Notice and Questionnaire to the Company.

                   (ii) After the Effective Time of the Shelf Registration Statement, the Company shall, upon the request of any Holder of Registrable
Securities that is not then an Electing Holder, as promptly as reasonably practicable send a Notice and Questionnaire to such Holder. The Company shall not be required to take any action to name such Holder as a selling securityholder in the Shelf Registration Statement or to enable such Holder to use the Prospectus forming a part thereof for offers or resales of Registrable Securities until such Holder has returned a completed and signed Notice and Questionnaire to the Company.

                   (iii) The term "Electing Holder" shall mean any Holder of Registrable Securities that has returned a completed and signed Notice and Questionnaire to the Company in accordance with Section 3(a)(i) or 3(a)(ii) hereof.

              (b) The Company shall use all reasonable efforts to take into account and, if appropriate, reflect in an amendment to the Shelf Registration Statement such comments on the Shelf Registration Statement as initially filed as the Electing Holders and their counsel may reasonably propose.

              (c) The Company shall as promptly as reasonably practicable take such action as may be necessary so that (i) each of the Shelf Registration Statement and any amendment thereto and the Prospectus forming a part thereof and any amendment or supplement thereto (and each report or other document incorporated therein by reference in each case) complies in all material respects with the Securities Act and the Exchange Act and the respective rules and regulations thereunder, (ii) each of the Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and
(iii) each of the Prospectus forming a part of the Shelf Registration Statement, and any amendment or supplement to such Prospectus, does not at any time during the Effectiveness Period include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

              (d) The Company shall as promptly as reasonably practicable advise each Electing Holder, and shall confirm such advice in writing if so requested by any such Electing Holder:

                   (i) when a Shelf Registration Statement and any amendment thereto has been filed with the Commission and when a Shelf Registration Statement or any post-effective amendment thereto has become effective, in each case making a public announcement thereof by release made to Reuters Economic Services and Bloomberg Business News;

                   (ii) of any request by the Commission for amendments or supplements to the Shelf Registration Statement or the Prospectus included therein or for additional information;

                   (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for such purpose;

                   (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the securities included in the Shelf Registration Statement for sale in any jurisdiction or the initiation of any proceeding for such purpose; and

                   (v) of the happening of any event or the existence of any state of facts that requires the making of any changes in the Shelf Registration Statement or the Prospectus included therein so that, as of such date, such Shelf Registration Statement and Prospectus do not contain an untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading (which advice shall be accompanied by an instruction to such Holders to suspend the use of the Prospectus until the requisite changes have been made).

              (e) The Company shall use its reasonable efforts to prevent the issuance, and if issued to obtain the withdrawal at the earliest possible time, of any order suspending the effectiveness of the Shelf Registration Statement.

              (f) The Company shall furnish to each Electing Holder, without charge, at least one copy of the Shelf Registration Statement and all post-effective amendments thereto, including financial statements and schedules, and, if such Electing Holder so requests in writing, all reports, other documents and exhibits that are filed with or incorporated by reference in the Shelf Registration Statement.

              (g) The Company shall, during the Effectiveness Period, deliver to each Electing Holder, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in the Shelf Registration Statement and any amendment or supplement thereto as such Electing Holder may reasonably request; and the Company consents (except during the periods specified in Section 2(c) above or during the continuance of any event described in Section 3(d)(v) above) to the use of the Prospectus and any amendment or supplement thereto by each of the Electing Holders in connection with the offering and sale of the Registrable Securities covered by the Prospectus and any amendment or supplement thereto during the Effectiveness Period.

              (h) Prior to any offering of Registrable Securities pursuant to the Shelf Registration Statement, the Company shall (i) register or qualify or cooperate with the Electing Holders and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or "blue sky" laws of such jurisdictions within the United States as any Electing Holder may reasonably request, (ii) keep such registrations or qualifications in effect and comply with such laws so as to permit the continuance of offers and sales in such jurisdictions for so long as may be necessary to enable any Electing Holder or underwriter, if any, to complete its distribution of Registrable Securities pursuant to the Shelf Registration Statement, and (iii) take any and all other actions necessary or advisable to enable the disposition in such jurisdictions of such Registrable Securities; provided, however, that in no event shall the Company be obligated to (A) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to so qualify but for this
Section 3(h) or (B) file any general consent to service of process in any jurisdiction where it is not as of the date hereof so subject.

              (i) Unless any Registrable Securities shall be in book-entry only form, the Company shall cooperate with the Electing Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to the Shelf Registration Statement, which certificates, if so required by any securities exchange upon which any Registrable Securities are listed, shall be penned, lithographed or engraved, or produced by any combination of such methods, on steel engraved borders, and which certificates shall be free of any restrictive legends and in such permitted denominations and registered in such names as Electing Holders may request in connection with the sale of Registrable Securities pursuant to the Shelf Registration Statement.

              (j) Upon the occurrence of any fact or event contemplated by paragraph 3(d)(v) above, the Company shall as promptly as reasonably practicable prepare a post-effective amendment to any Shelf Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company shall not be required to file such amendment, supplement or document if the Board of Directors of the Company (or the Chief Executive Officer or Chief Financial Officer of the Company) has made a determination pursuant to Section 2(c), for so long as the suspension pursuant to Section 2(c) is continuing. If the Company notifies the Electing Holders of the occurrence of any fact or event contemplated by paragraph 3(d)(ii) above, the Electing Holder shall suspend the use of the Prospectus until the requisite changes to the Prospectus have been made.

              (k) Not later than the Effective Time of the Shelf Registration Statement, the Company shall provide a CUSIP number for the Registrable Securities that are debt securities.

              (l) The Company shall use its reasonable efforts to comply with all applicable Rules and Regulations, and to make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after (i) the effective date (as defined in Rule 158(c) under the Securities Act) of the Shelf Registration Statement, (ii) the effective date of each post-effective amendment to the Shelf Registration Statement, and (iii) the date of each filing by the Company with the Commission of an Annual Report on Form 10-K that is incorporated by reference in the Shelf Registration Statement, an earning statement of the Company and its subsidiaries complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158).

              (m) Not later than the Effective Time of the Shelf Registration Statement, the Company shall cause the Indenture to be qualified under the Trust Indenture Act as soon as reasonably practicable; in connection with such qualification, the Company shall cooperate with the Trustee under the Indenture and the Holders (as defined in the Indenture) to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and the Company shall execute, and shall use all reasonable efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner. In the event that any such amendment or modification referred to in this Section 3(m) involves the appointment of a new trustee under the Indenture, the Company shall appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture.

              (n) The Company will use its reasonable efforts to cause the Common Stock issuable upon conversion of the Securities to be listed for quotation on the Nasdaq National Market System or other stock exchange or trading system on which the Common Stock primarily trades on or prior to the Effective Time of the Shelf Registration Statement hereunder.

              (o) The Company shall use its reasonable efforts to take all other steps necessary to effect the registration, offering and sale of the Registrable Securities covered by the Shelf Registration Statement contemplated hereby.

         4. Registration Expenses. Except as otherwise provided in Section 3, the Company shall bear all fees and expenses incurred in connection with the performance of its obligations under Sections 2 and 3 hereof and shall bear or reimburse the Electing Holders for the reasonable fees and disbursements of a single counsel selected by a plurality of all Electing Holders who own an aggregate of not less than 25% of the Registrable Securities covered by the Shelf Registration Statement to act as counsel therefore in connection therewith. Each Electing Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Electing Holder's Registrable Securities pursuant to the Shelf Registration Statement.

         5. Indemnification and Contribution.

              (a) Indemnification by the Company. Upon the registration of the Registrable Securities pursuant to Section 2 hereof, the Company shall indemnify and hold harmless each Electing Holder and each underwriter, selling agent or other securities professional, if any, which facilitates the disposition of Registrable Securities, and each of their respective officers and directors and each person who controls such Electing Holder, underwriter, selling agent or other securities professional within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person being sometimes referred to as an "Indemnified Person") against any losses, claims, damages or liabilities, joint or several, to which such Indemnified Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Shelf Registration Statement under which such Registrable Securities are to be registered under the Securities Act, or any Prospectus contained therein or furnished by the Company to any Indemnified Person, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company hereby agrees to reimburse such Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable to any such Indemnified Person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Shelf Registration Statement or Prospectus, or amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by such Indemnified Person expressly for use therein.

              (b) Indemnification by the Electing Holders and any Agents and Underwriters. Each Electing Holder agrees, as a consequence of the inclusion of any of such Electing Holder's Registrable Securities in such Shelf Registration Statement, and each underwriter, selling agent or other securities professional, if any, which facilitates the disposition of Registrable Securities shall agree, as a consequence of facilitating such disposition of Registrable Securities, severally and not jointly, to (i) indemnify and hold harmless the Company, its directors, officers who sign any Shelf Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company or such other persons may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in such Shelf Registration Statement or Prospectus, or any amendment or supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Electing Holder, underwriter, selling agent or other securities professional expressly for use therein, and (ii) reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

              (c)  Notices  of  Claims,   Etc.  Promptly  after  receipt  by  an
indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 5, notify such indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 5. In case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party under this Section 5 for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

              (d)  Contribution.  If the  indemnification  provided  for in this
Section 5 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation (even if the Electing Holders or any underwriters, selling agents or other securities professionals or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 5(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Electing Holders and any underwriters, selling agents or other securities professionals in this Section 5(d) to contribute shall be several in proportion to the percentage of principal amount of Registrable Securities registered or underwritten, as the case may be, by them and not joint.

              (e) Notwithstanding any other provision of this Section 5, in no event will any Electing Holder be required to undertake liability to any person under this Section 5 for any amounts in excess of the dollar amount of the proceeds to be received by such Holder from the sale of such Holder's Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) pursuant to any Shelf Registration Statement under which such Registrable Securities are to be registered under the Securities Act.

              (f) The obligations of the Company under this Section 5 shall be in addition to any liability which the Company may otherwise have to any Indemnified Person and the obligations of any Indemnified Person under this
Section 5 shall be in addition to any liability which such Indemnified Person may otherwise have to the Company. The remedies provided in this Section 5 are not exclusive and shall not limit any rights or remedies which may otherwise be available to an indemnified party at law or in equity.

         6. Liquidated Damages.


              (a) Pursuant to Section 2(a) hereof, the Company may, upon written notice to all the Holders, postpone having the Shelf Registration Statement declared effective for a reasonable period not to exceed 90 days if the Company possesses material non-public information, the disclosure of which would have a material adverse effect on the Company and its subsidiaries taken as a whole. Notwithstanding any such postponement, if (i) on or prior to the 90th day following the Closing Date, a Shelf Registration Statement has not been filed with the Commission or (ii) on or prior to the 180th day following the Closing Date, such Shelf Registration Statement is not declared effective by the Commission (each, a "Registration Default"), the Company shall be required to pay liquidated damages ("Liquidated Damages"), from and including the day following such Registration Default until such Shelf Registration Statement is either so filed or so filed and subsequently declared effective, as applicable, at a rate per annum equal to an additional one-quarter of one percent (0.25%) of the principal amount of Registrable Securities, to and including the 90th day following such Registration Default and one-half of one percent (0.5%) thereof from and after the 91st day following such Registration Default.

              (b) In the event that the Shelf Registration Statement ceases to be effective (or the Holders of Registrable Securities are otherwise prevented or restricted by the Company from effecting sales pursuant thereto) (an "Effective Failure") for more than 30 days, whether or not consecutive, in any 90-day period, or for more than 90 days, whether or not consecutive, during any 12-month period, then the Company shall pay Liquidated Damages at a rate per annum equal to an additional one-half of one percent (0.5%) of the principal amount of Registrable Securities from the 31st day of the applicable 90-day period or the 91st day of the applicable 12-month period, as the case may be, that such Shelf Registration Statement ceases to be effective (or the Holders of Registrable Securities are otherwise prevented or restricted by the Company from effecting sales pursuant thereto) until the earlier of (i) the time the Shelf Registration Statement again becomes effective or the Electing Holders of Registrable Securities are again able to make sales under the Shelf Registration Statement or (2) the time the Effectiveness Period expires. For the purpose of determining an Effective Failure, days on which the Company has been obligated to pay Liquidated Damages in accordance with the foregoing in respect of a prior Effective Failure within the applicable 90-day or 12-month period, as the case may be, shall not be included.

              (c) Any amounts to be paid as Liquidated Damages pursuant to paragraphs (a) or (b) of this Section 6 shall be paid semi-annually in arrears, with the first semi-annual payment due on the first Interest Payment Date (as defined in the Indenture), as applicable, following the date of such Registration Default. Such Liquidated Damages will accrue (1) in respect of the Securities at the rates set forth in paragraphs (a) or (b) of this Section 6, as applicable, on the principal amount of the Securities and (2) in respect of the Common Stock issued upon conversion of the Securities, at the rates set forth in paragraphs (a) or (b) of this Section 6, as applicable, applied to the Conversion Price (as defined in the Indenture) at that time.

              (d) Except as provided in Section 7(b) hereof, the Liquidated Damages as set forth in this Section 6 shall be the exclusive monetary remedy available to the Holders of Registrable Securities for such Registration Default or Effective Failure. In no event shall the Company be required to pay Liquidated Damages in excess of the applicable maximum amount of one-half of one percent (0.5%) set forth above, regardless of whether one or multiple Registration Defaults exist.

         7. Miscellaneous.

              (a) Other Registration Rights. The Company may grant registration rights that would permit any person that is a third party the right to piggy-back on any Shelf Registration Statement.

              (b) Specific Performance. The parties hereto acknowledge that there would be no adequate remedy at law if the Company fails to perform any of its obligations hereunder and that the Purchaser and the Holders from time to time may be irreparably harmed by any such failure, and accordingly agree that the Purchaser and such Holders, in addition to any other remedy to which they may be entitled at law or in equity and without limiting the remedies available to the Electing Holders under Section 6 hereof, shall be entitled to compel specific performance of the obligations of the Company under this Registration Rights Agreement in accordance with the terms and conditions of this Registration Rights Agreement, in any court of the United States or any State thereof having jurisdiction.

              (c) Amendments and Waivers. This Agreement, including this Section 7(c), may be amended, and waivers or consents to departures from the provisions hereof may be given, only by a written instrument duly executed by the Company and the holders of a majority in aggregate principal amount of Registrable Securities then outstanding. Each Holder of Registrable Securities outstanding at the time of any such amendment, waiver or consent or thereafter shall be bound by any amendment, waiver or consent effected pursuant to this Section 7(c), whether or not any notice, writing or marking indicating such amendment, waiver or consent appears on the Registrable Securities or is delivered to such Holder.

              (d) Notices. All notices and other communications provided for or permitted hereunder shall be given as provided in the Indenture.

              (e) Parties in Interest. The parties to this Agreement intend that all Holders of Registrable Securities shall be entitled to receive the benefits of this Agreement and that any Electing Holder shall be bound by the terms and provisions of this Agreement by reason of such election with respect to the Registrable Securities which are included in a Shelf Registration Statement. All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and assigns of the parties hereto and any Holder from time to time of the Registrable Securities to the aforesaid extent. In the event that any transferee of any Holder of Registrable Securities shall acquire Registrable Securities, in any manner, whether by gift, bequest, purchase, operation of law or otherwise, such transferee shall, without any further writing or action of any kind, be entitled to receive the benefits of and, if an Electing Holder, be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement to the aforesaid extent.

              (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

              (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

              (h) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

              (i) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

              (j) Survival. The respective indemnities, agreements, representations, warranties and other provisions set forth in this Agreement or made pursuant hereto shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Electing Holder, any director, officer or partner of such Holder, any agent or underwriter, any director, officer or partner of such agent or underwriter, or any controlling person of any of the foregoing, and shall survive the transfer and registration of the Registrable Securities of such Holder.

         Please confirm that the foregoing correctly sets forth the agreement between the Company and you.

                                Very truly yours,

                                PMC-Sierra, Inc.

                                By:  /s/ John Sullivan
                                     __________________________________________
                                Name: John Sullivan
                                Title:  Vice President of Finance and
                                Chief Financial Officer

Accepted as of the date hereof:
Goldman, Sachs & Co.

/s/ Goldman, Sachs & Co
________________________________
(Goldman, Sachs & Co.)



                                                                      Appendix A

                                PMC-Sierra, Inc.

                         INSTRUCTION TO DTC PARTICIPANTS

                                __________, 2001

                     URGENT - IMMEDIATE ATTENTION REQUESTED

                         DEADLINE FOR RESPONSE: ________

         The Depository Trust Company ("DTC") has identified you as a DTC Participant through which beneficial interests in the PMC-Sierra, Inc. (the
"Company") 3.75% Convertible Subordinated Notes due August 15, 2006 (the "Securities") are held.

         The Company is in the process of registering the Securities under the Securities Act of 1933 for resale by the beneficial owners thereof. In order to have their Securities included in the registration statement, beneficial owners must complete and return the enclosed Notice of Registration Statement and Selling Securityholder Questionnaire.

         It is important that beneficial owners of the Securities receive a copy of the enclosed materials as soon as possible as their rights to have the Securities included in the registration statement depend upon their returning the Notice and Questionnaire by _________. Please forward a copy of the enclosed documents to each beneficial owner that holds interests in the Securities through you. If you require more copies of the enclosed materials or have any questions pertaining to this matter, please contact Treasurer, PMC-Sierra, Inc., 3975 Freedom Circle, Santa Clara, California 95054, (408) 239-8000 or (604) 415-6162.




                                PMC-Sierra, Inc.


                        Notice of Registration Statement
                                       and
                      Selling Securityholder Questionnaire


                                __________, 2001


                  PMC-Sierra, Inc. (the "Company") has filed with the United States Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (the "Shelf Registration Statement") for the registration and resale under Rule 415 of the United States Securities Act of 1933, as amended (the "Securities Act"), of the Company's 3.75% Convertible Subordinated Notes due August 15, 2006 (the "Securities") and the shares of common stock, par value $0.001 per share (the "Common Stock"), issuable upon conversion thereof, in accordance with the Registration Rights Agreement, dated as of the date of original issuance of the Securities (the "Registration Rights Agreement"), between the Company and the purchaser named therein. A copy of the Registration Rights Agreement is attached hereto. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

                  In order to have Registrable Securities included in the Shelf Registration Statement (or a supplement or amendment thereto), this Notice of Registration Statement and Selling Securityholder Questionnaire ("Notice and Questionnaire") must be completed, executed and delivered to the Company at the address set forth herein for receipt ON OR BEFORE . Beneficial owners of Registrable Securities who do not complete, execute and return this Notice and Questionnaire by such date (i) will not be named as selling securityholders in the Shelf Registration Statement and (ii) may not use the Prospectus forming a part thereof for resales of Registrable Securities.

                  Certain legal consequences arise from being named as a selling securityholder in the Shelf Registration Statement and related Prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Shelf Registration Statement and related Prospectus.

                  The term "Registrable Securities" is defined in the Registration Rights Agreement to mean all or any portion of the Securities issued from time to time under the Indenture in registered form and the shares of Common Stock issuable upon conversion of such Securities; provided, however, that a security ceases to be a Registrable Security when it is no longer a Restricted Security.

                  The term "Restricted Security" is defined in the Registration Rights Agreement to mean any Security or share of Common Stock issuable upon conversion thereof except any such Security or share of Common Stock which (i) has been effectively registered under the Securities Act and sold in a manner contemplated by the Shelf Registration Statement, (ii) has been transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) or is transferable pursuant to paragraph (k) of such Rule 144 (or any successor provision thereto), or (iii) has otherwise been transferred and a new Security or share of Common Stock not subject to transfer restrictions under the Securities Act has been delivered by or on behalf of the Company in accordance with the Indenture.

                                    ELECTION

                  The undersigned holder (the "Selling Securityholder") of Registrable Securities hereby elects to include in the Shelf Registration Statement the Registrable Securities beneficially owned by it and listed below in Item (3). The undersigned, by signing and returning this Notice and Questionnaire, agrees to be bound with respect to such Registrable Securities by the terms and conditions of this Notice and Questionnaire and the Registration Rights Agreement, including, without limitation, Section 5 of the Registration Rights Agreement, as if the undersigned Selling Securityholder were an original party thereto.

                  Upon any sale of Registrable Securities pursuant to the Shelf Registration Statement, the Selling Securityholder will be required to deliver to the Company and the Trustee the Notice of Transfer (completed and signed) set forth in Exhibit 1 to this Notice and Questionnaire.

                  The Selling Securityholder hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:


                                  QUESTIONNAIRE


(1)  (a)   Full Legal Name of Selling Securityholder:
                 _______________________________________________________________

     (b) Full Legal Name of Registered Holder (if not the same as in (a) above) of Registrable Securities Listed in Item (3) Below:
           _____________________________________________________________________

     (c) Full Legal Name of DTC Participant (if applicable and if not the same as (b) above) Through Which Registrable Securities Listed in Item (3) Below are Held:

           _____________________________________________________________________

(2)        Address for Notices to Selling Securityholder:

                                    _______________________________________

                                    _______________________________________

                                    _______________________________________

           Telephone:               _______________________________________

           Fax:                     _______________________________________

           Contact Person:          _______________________________________


(3)        Beneficial Ownership of Securities:
            Except as set forth below in this Item (3), the undersigned Selling Securityholder does not beneficially own any Securities or shares of Common Stock issued upon conversion, repurchase or redemption of any Securities.

     (a) Principal amount of Registrable Securities (as defined in the Registration Rights Agreement) beneficially owned:_______________ CUSIP No(s). of such Registrable Securities:_________________________

           Number of shares of Common Stock (if any) issued upon conversion, repurchase or redemption of Registrable Securities:__________________

     (b) Principal amount of Securities other than Registrable Securities beneficially owned:__________________________________________________
           CUSIP No(s). of such other Securities:_______________________________

           Number of shares of Common Stock (if any) issued upon conversion of such other Securities:

     (c) Principal amount of Registrable Securities which the undersigned wishes to be included in the Shelf Registration Statement:
           _____________________________________________________________________
           CUSIP No(s). of such Registrable Securities to be included in the Shelf Registration Statement:________________________________________

           Number of shares of Common Stock (if any) issued upon conversion of Registrable Securities which are to be included in the Shelf Registration Statement:______________________________________________

(4)        Beneficial Ownership of Other Securities of the Company:
            Except as set forth below in this Item (4), the undersigned Selling Securityholder is not the beneficial or registered owner of any shares of Common Stock or any other securities of the Company, other than the Securities and shares of Common Stock listed above in Item
            (3).

           State any exceptions here:


(5)        Relationships with the Company:
            Except as set forth below, neither the Selling Securityholder nor any of its affiliates, officers, directors or principal equity holders (5% or more) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

           State any exceptions here:


(6)        Plan of Distribution:
            Except as set forth below, the undersigned Selling Securityholder intends to distribute the Registrable Securities listed above in Item (3) only as follows (if at all): Such Registrable Securities may be sold from time to time directly by the undersigned Selling Securityholder or, alternatively, through underwriters, broker-dealers or agents. Such Registrable Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the Registrable Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market, or (iv) through the writing of options. In connection with sales of the Registrable Securities or otherwise, the Selling Securityholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Registrable Securities in the course of hedging the positions they assume. The Selling Securityholder may also sell Registrable Securities short and deliver Registrable Securities to close out such short positions, or loan or pledge Registrable Securities to broker-dealers that in turn may sell such securities.

           State any exceptions here:



                  Note: In no event may such method(s) of distribution take the form of an underwritten offering of the Registrable Securities without the prior agreement of the Company.

                  By signing below, the Selling Securityholder acknowledges that it understands its obligation to comply, and agrees that it will comply, with the prospectus delivery and other provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder, particularly Regulation M.

                  In the event that the Selling Securityholder transfers all or any portion of the Registrable Securities listed in Item (3) above after the date on which such information is provided to the Company, the Selling Securityholder agrees to notify the transferee(s) at the time of the transfer of its rights and obligations under this Notice and Questionnaire and the Registration Rights Agreement.

                  By signing below, the Selling Securityholder consents to the disclosure of the information contained herein in its answers to Items (1) through (6) above and the inclusion of such information in the Shelf
Registration Statement and related Prospectus. The Selling Securityholder understands that such information will be relied upon by the Company in connection with the preparation of the Shelf Registration Statement and related Prospectus.

                  In accordance with the Selling Securityholder's obligation under Section 3(a) of the Registration Rights Agreement to provide such information as may be required by law for inclusion in the Shelf Registration Statement, the Selling Securityholder agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein which may occur subsequent to the date hereof at any time while the Shelf Registration Statement remains in effect. All notices hereunder and pursuant to the Registration Rights Agreement shall be made in writing, by hand-delivery, first-class mail, or air courier guaranteeing overnight delivery as follows:

                  To the Company:

                                            PMC-Sierra, Inc.
                                            3975 Freedom Circle
                                            Santa Clara, California 95054
                                            Attention: Treasurer

                  Once this Notice and Questionnaire is executed by the Selling Securityholder and received by the Company, the terms of this Notice and Questionnaire, and the representations and warranties contained herein, shall be binding on, shall inure to the benefit of and shall be enforceable by the respective successors, heirs, personal representatives, and assigns of the Company and the Selling Securityholder (with respect to the Registrable Securities beneficially owned by such Selling Securityholder and listed in Item
(3) above). This Agreement shall be governed in all respects by the laws of the State of New York.

                  IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:  __________________________________




                  ______________________________________
                  Selling Securityholder
                  (Print/type full legal name of beneficial owner of Registrable Securities)



                  By:___________________________________
                  Name:
                  Title:



PLEASE RETURN THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE FOR RECEIPT ON OR BEFORE _____________, ____ TO THE COMPANY AT:


                                            PMC-Sierra, Inc.
                                            3975 Freedom Circle
                                            Santa Clara, California 95054
                                            Attention:  Treasurer


                                                                       Exhibit 1
                                                                   to Appendix A


              NOTICE OF TRANSFER PURSUANT TO REGISTRATION STATEMENT

PMC-Sierra, Inc.
3975 Freedom Circle
Santa Clara, California 95054

Attention:  Treasurer

State Street Bank and Trust Company of California, N.A.
633 W. Fifth Street, 12th Floor
Los Angeles, CA  90071

Attention:  Corporate Trust Services

         Re:      PMC-Sierra, Inc. (the "Company")
                  3.75% Convertible Subordinated Notes due August 15, 2006 (the "Notes")

Dear Sirs:

                  Please be advised that _____________________ has transferred $___________ aggregate principal amount of the above-referenced Notes or shares of the Company's common stock, issued upon conversion, repurchase or redemption of Notes, pursuant to an effective Registration Statement on Form S-3 (File No. 333-____) filed by the Company.

                  We hereby certify that the prospectus delivery requirements, if any, of the Securities Act of 1933, as amended, have been satisfied with respect to the transfer described above and that the above-named beneficial owner of the Notes or common stock is named as a selling securityholder in the Prospectus dated ________, or in amendments or supplements thereto, and that the aggregate principal amount of the Notes or number of shares of common stock transferred are [a portion of] the Notes or shares of common stock listed in such Prospectus as amended or supplemented opposite such owner's name.

Dated:

                                     Very truly yours,

                                     __________________________________________
                                     (Name)

                                     By:
                                        _______________________________________
                                        (Authorized Signature)






                                                                    EXHIBIT 12.1

                       Ratio Of Earnings To Fixed Charges

         The ratio of earnings to fixed charges for each of the periods indicated is as follows:


                                                    Six Months Ended                   Fiscal Year Ended
                                                       June 30(1)                        December 31(2)
                                                    ----------------      --------------------------------------------
                                                     2001       2000      2000      1999       1998     1997      1996
                                                    ----------------      --------------------------------------------
Ratio of earnings to fixed charges..............     --        63.5x      50.9x     45.3x      1.6x     19.2x      --

------------------
(1) Our second quarter of 2001 and 2000 ended on July 1 and June 25, respectively. The reference to June 30 has been used as the fiscal quarter end for ease of presentation.
(2) Our fiscal year ends on the last Sunday of the calendar year. The reference to December 31 has been used as the fiscal year end for ease of presentation.

         For the purposes of computing the ratio of earnings to fixed charges, earnings consist of income (loss) before provision for income taxes plus fixed charges. Fixed charges consist of interest charges and that portion of rental expense that we believe to be representative of interest. Earnings, as defined, were not sufficient to cover fixed charges by $298.7 million for the six months ended June 30, 2001 and by $42.7 million for the year ended December 31, 1996.





                                PMC-SIERRA, INC.

                   STATEMENT REGARDING, COMPUTATION OF RATIOS
                          (in thousands, except ratios)

                   RATIO OF EARNINGS TO COMBINED FIXED CHARGES


                                         Six Months Ended
                                           June 30, (2)                        Year Ended December 31, (1)
                                      ---------------------    ----------------------------------------------------------
                                        2001         2000        2000        1999        1998         1997         1996
                                      ---------   ---------    ---------   ---------   ---------    ---------   ---------
Earnings:
Income (loss) before income taxes     $(298,679)  $ 102,713    $ 177,710   $ 113,175   $   1,298    $  46,351   $ (42,655)
   Fixed Charges:
   Interest expense.............            136         518          823       1,092       1,315        2,053       1,278
   Rental expense interest factor
   (3)..........................          2,866       1,125        2,741       1,464         785          500         749
                                      ---------   ---------    ---------   ---------   ---------    ---------   ---------
      Total fixed charges.......          3,002       1,643        3,564       2,556       2,100        2,553       2,027
                                      ---------   ---------    ---------   ---------   ---------    ---------   ---------
Earnings (loss) available to cover
   fixed charges................      $(295,677)  $ 104,356    $ 181,274   $ 115,731   $   3,398    $  48,904   $ (40,628)
Combined fixed charges..........      $   3,002   $   1,643    $   3,564   $   2,556   $   2,100    $   2,553   $   2,027
                                      =========   =========    =========   =========   =========    =========   =========
Ratio of earnings (loss) to fixed
   charges (4)..................             --        63.5x        50.9x       45.3x        1.6x        19.2x         --
                                      =========   ==========   ==========  ==========  ==========   ==========  =========

----------------
(1) The Company's fiscal year ends on the last Sunday of the calendar year. The reference to December 31 has been used as the fiscal year end for ease of presentation.
(2) The Company's second quarter of 2001 and 2000 ended on July 1 and June 25, respectively. The reference to June 30 has been used as the fiscal quarter end for ease of presentation.
(3) The portion of operating lease rental expense that is representative of the interest factor is deemed to be one-third of total operating lease rental expense.
(4) Earnings were inadequate to cover fixed charges by $298.7 million for the six months ended June 30, 2001 and by $42.7 million for the year ended December 31, 1996.





                                                                    EXHIBIT 23.1

             CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS

         We consent to the incorporation by reference in this Registration Statement of PMC-Sierra, Inc. on Form S-3 of our report dated January 19, 2001 on the consolidated financial statements of PMC-Sierra, Inc. appearing in the Annual Report on Form 10-K of PMC-Sierra, Inc. for the year ended December 31, 2000 and of our report dated July 19, 2000 on the financial statements of Datum Telegraphic Inc. appearing in the Current Report on Form 8-K/A1 of PMC-Sierra, Inc. dated September 28, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ DELOITTE & TOUCHE LLP

Vancouver, British Columbia, Canada

September 24, 2001



                                                                    EXHIBIT 23.2

             CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS

         We consent to the incorporation by reference in this Registration Statement of PMC-Sierra, Inc. on Form S-3 of our report dated March 10, 2000 (June 13, 2000 as to the second paragraph of Note 9) relating to the financial statements of Malleable Technologies, Inc. appearing in the Current Report on Form 8-K/A1 of PMC-Sierra, Inc. dated August 4, 2000. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ DELOITTE & TOUCHE LLP

San Jose, California
September 24, 2001


                                                                    EXHIBIT 25.1


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM T-1
                                    ---------

                       STATEMENT OF ELIGIBILITY UNDER THE
                        TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                Check if an Application to Determine Eligibility
                  of a Trustee Pursuant to Section 305(b)(2) 1 [X]

     STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, NATIONAL ASSOCIATION
               (Exact name of trustee as specified in its charter)


              United States                                    06-1143380
    (Jurisdiction of incorporation or                       (I.R.S. Employer
organization if not a U.S. national bank)                  Identification No.)


         633 West 5th Street, 12th Floor, Los Angeles, California 90071
               (Address of principal executive offices) (Zip Code)

           Lynda A. Vogel, Senior Vice President and Managing Director
         633 West 5th Street, 12th Floor, Los Angeles, California 90071
                                 (213) 362-7399
            (Name, address and telephone number of agent for service)


                                PMC-SIERRA, INC.
               (Exact name of obligor as specified in its charter)


               DELAWARE                                    94-2925073
    (State or other jurisdiction of                     (I.R.S. Employer
    incorporation or organization)                     Identification No.)


                               3975 Freedom Circle
                              Santa Clara, CA 95054
               (Address of principal executive offices) (Zip Code)


                     Convertible Subordinated Notes due 2006
                              (TYPE OF SECURITIES)


                                     GENERAL

Item 1. General Information.

         Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervisory authority to which it is subject.

                  Comptroller  of the  Currency,  Western  District  Office,  50
                  Fremont  Street,   Suite  3900,  San  Francisco,   California,
                  94105-2292

         (b)  Whether it is authorized to exercise corporate trust powers.

                  Trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor.

         If the Obligor is an affiliate of the trustee, describe each such affiliation.

                  The obligor is not an affiliate of the trustee or of its parent, State Street Bank and Trust Company.

                  (See notes on page 2.)

Item 3. through Item 15.  Not applicable.

Item 16.   List of Exhibits.

                  List below all exhibits filed as part of this statement of eligibility.

                  1. A copy of the articles of association of the trustee as now in effect.

                            A  copy  of  the  Articles  of  Association  of  the
                  trustee, as now in effect, is on file with the Securities and Exchange Commission as an Exhibit with corresponding exhibit number to the Form T-1 of Western Digital Corporation, filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended (the "Act"), on May 12, 1998 (Registration No. 333-52463), and is incorporated herein by reference.

                  2. A copy of the certificate of authority of the trustee to commence business, if not contained in the articles of association.

                            A Certificate of Corporate Existence (with fiduciary
                  powers) from the Comptroller of the Currency, Administrator of National Banks is on file with the Securities and Exchange Commission as an Exhibit with corresponding exhibit number to the Form T-1 of Western Digital Corporation, filed pursuant to
                  Section 305(b)(2) of the Act, on May 12, 1998 (Registration No. 333-52463), and is incorporated herein by reference.

                  3. A copy of the authorization of the trustee to exercise corporate trust powers, if such authorization is not contained in the documents specified in paragraph (1) or (2), above.

                            Authorization  of the Trustee to exercise  fiduciary
                  powers (included in Exhibits 1 and 2; no separate instrument).

                  4. A copy of the existing by-laws of the trustee, or instruments corresponding thereto.

                            A copy  of the  by-laws  of the  trustee,  as now in
                  effect, is on file with the Securities and Exchange Commission as an Exhibit with corresponding exhibit number to the Form T-1 of Western Digital Corporation, filed pursuant to Section 305(b)(2) of the Act, on May 12, 1998 (Registration No. 333-52463), and is incorporated herein by reference.

                  5. A copy of each indenture referred to in Item 4. if the obligor is in default.

                            Not applicable.

                  6. The consents of United States institutional trustees required by Section 321(b) of the Act.

                            The  consent  of the  trustee  required  by  Section
                  321(b) of the Act is annexed hereto as Exhibit 6 and made a part hereof.

                  7.   A copy of the latest  report of  condition of the trustee
                  published   pursuant  to  law  or  the   requirements  of  its
                  supervising or examining authority.

                            A copy of the  latest  report  of  condition  of the
                  trustee published pursuant to law or the requirements of its supervising or examining authority is annexed hereto as
                  Exhibit 7 and made a part hereof.

                                      NOTES

         In answering any item of this Statement of Eligibility which relates to matters peculiarly within the knowledge of the obligor or any underwriter for the obligor, the trustee has relied upon information furnished to it by the obligor and the underwriters, and the trustee disclaims responsibility for the accuracy or completeness of such information.

         The answer furnished to Item 2. of this statement will be amended, if necessary, to reflect any facts which differ from those stated and which would have been required to be stated if known at the date hereof.


                                    SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, State Street Bank and Trust Company of California, National Association, a national banking association, organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, and State of California, on the August 9, 2001.

                                     STATE STREET BANK AND TRUST COMPANY
                                     OF CALIFORNIA, NATIONAL ASSOCIATION


                                     By:     /s/            Paula Oswald
                                        ---------------------------------------
                                        NAME                Paula Oswald
                                        TITLE              Vice President



                                    EXHIBIT 6

                             CONSENT OF THE TRUSTEE

         Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the proposed issuance by PMC-Sierra, Inc. of its Convertible Subordinated Notes, we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                     STATE STREET BANK AND TRUST COMPANY
                                     OF CALIFORNIA, NATIONAL ASSOCIATION


                                     By:     /s/            Paula Oswald
                                        ---------------------------------------
                                        NAME                Paula Oswald
                                        TITLE              Vice President

Dated:  August 9, 2001



                                    EXHIBIT 7

         Consolidated Report of Condition and Income for A Bank With Domestic Offices Only and Total Assets of Less Than $100 Million of State Street Bank and Trust Company of California, a national banking association duly organized and existing under and by virtue of the laws of the United States of America, at the close of business March 31, 2001, published in accordance with a call made by the Federal Deposit Insurance Corporation pursuant to the required law: 12 U.S.C. Section 324 (State member banks); 12 U.S.C. Section 1817 (State nonmember banks); and 12 U.S.C. Section 161 (National banks).

                                                                       Thousands
   ASSETS                                                             of Dollars
                                                                      __________
   Cash and balances due from depository institutions:
        Noninterest-bearing balances and currency and coin............    6,983
        Interest-bearing balances.....................................        0
   Securities.........................................................        0
   Federal funds sold and securities purchased
         under agreements to resell in domestic offices
         of the bank and its Edge subsidiary..........................        0

   Loans and lease financing receivables:
         Loans and leases, net of unearned income.....................        0
         Allowance for loan and lease losses..........................        0
         Allocated transfer risk reserve..............................        0
         Loans and leases, net of unearned income and allowances......        0
   Assets held in trading accounts....................................        0
   Premises and fixed assets..........................................       12
   Other real estate owned............................................        0
   Investments in unconsolidated subsidiaries.........................        0
   Customers' liability to this bank on acceptances outstanding.......        0
   Intangible assets..................................................        0
   Other assets.......................................................    1,053
                                                                      __________
   Total assets.......................................................    8,048
                                                                      __________
                                                                      __________


   LIABILITIES

   Deposits:
        In domestic offices...........................................        0
               Noninterest-bearing....................................        0
               Interest-bearing.......................................        0
        In foreign offices and Edge subsidiary........................        0
               Noninterest-bearing....................................        0
               Interest-bearing.......................................        0
   Federal funds purchased and securities sold under
         Agreements to repurchase in domestic offices of
         the bank and of its Edge subsidiary..........................        0
   Demand notes issued to the U.S. Treasury and Trading Liabilities...        0
   Other borrowed money...............................................        0
   Subordinated notes and debentures..................................        0
   Bank's liability on acceptances executed and outstanding...........        0
   Other liabilities..................................................    3,231

   Total liabilities..................................................    3,231
                                                                      __________
   EQUITY CAPITAL
   Perpetual preferred stock and related surplus......................        0
   Common stock.......................................................      500
   Surplus............................................................      750
   Undivided profits and capital reserves/Net unrealized holding
    gains (losses)....................................................    3,567
   Cumulative foreign currency translation adjustments................        0

   Total equity capital...............................................    4,817
                                                                      __________

   Total liabilities and equity capital...............................    8,048
                                                                      __________
                                                                      __________





I, John J. Saniuk, Vice President and Comptroller of the above named bank do hereby declare that this Report of Condition and Income for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                                               /s/    John J. Saniuk


We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

                                               /s/    Alan D. Greene
                                               /s/    Bryan R. Calder
                                               /s/    Lynda A. Vogel